Exhibit 4.13
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT. CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

Amended and Restated Multi Option Facility Agreement

The companies specified in parts 1 and 2 of Annexure A

The Banks and Financial Institutions specified in Annexure B

Level 36, Grosvenor Place
225 George Street
Sydney NSW 2000
Australia
T 61 2 9258 6000
F 61 2 9258 6999

Reference
PAJ JWPM PRA 02 2018 0405
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Contents

1. INTERPRETATION	1

1.1 Definitions	1
1.2 Interpretation	20
1.3 Joint and several liability	22
1.4 Financier’s several obligations	22
1.5 Current Accounting Practice	22

2. THE FACILITIES	23

2.1 Cash Advance Facility	23
2.2 Trade Finance Facility	23
2.3 Hedging Facility	24
2.4 Purpose	24
2.5 Cancellation of Undrawn Commitment	24

3. CONDITIONS PRECEDENT	25

3.1 Conditions precedent to initial funding	25
3.2 Benefit of conditions precedent	25

4. FUNDING	26

4.1 Funding Notice	26
4.2 Limitations on Funding Notices	27

5. TERMINATION AND REPAYMENT	27

5.1 Termination	27
5.2 Repayment	27

6. COMMITMENT EXCEEDED	28

6.1 Excess of limit	28
6.2 Cash cover	28

7. PAYMENTS	29

7.1 Payments by an Obligor	29
7.2 Currency of payment	29
7.3 Change of currency	29
7.4 Business Days	30
7.5 Payable on demand	30
7.6 Payments in gross	30
7.7 Deductions and withholdings	30
7.8 Allocation of receipts	30

8. UNLAWFULNESS OR INCREASED COSTS	30

8.1 Unlawfulness	30
8.2 Increased costs	31
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9. MARKET DISTURBANCE AND REVIEW OF FACILITIES	33

9.1 Disturbance Notice	33
9.2 Market Disturbance Premium	33
9.3 Alternative Arrangements	34
9.4 Alternative Basis	34
9.5 Review of Facilities	34

10. COMMITMENT FEE, EXPENSES, COSTS AND TAXES	35

10.1 Expenses	35
10.2 Costs	36
10.3 Taxes	36
10.4 GST	36
10.5 Commitment Fee	36

11. REPRESENTATIONS AND WARRANTIES	37

11.1 General Representations and warranties by each Obligor	37
11.2 Continuing representations and warranties	41
11.3 Acknowledgment of reliance	41
11.4 Additional representations and warranties	41

12. UNDERTAKINGS	41

12.1 Undertakings	41
12.2 Negative pledge and restriction on disposal of Assets	47
12.3 Financial covenants	48

13. EVENTS OF DEFAULT	49

13.1 Events of Default	49
13.2 Consequences of default	53
13.3 Cash Cover	53
13.4 Technical Event of Default	54
13.5 Money received after Event of Default	54

14. REVIEW EVENT	54

14.1 Listing	54

15. INTEREST ON OVERDUE AMOUNTS	55

15.1 Default interest	55
15.2 Additional interest	55

16. INDEMNITIES	55

16.1 General indemnity	55
16.2 Currency indemnity	56
16.3 Survival of indemnities	56

17. ASSIGNMENT	57

17.1 Assignment by Borrowers	57
17.2 Assignment by Financiers	57
17.3 Disclosure	57

18. SET-OFF	57

18.1 Set-off	57
18.2 Currency conversion	57
18.3 Additional right	58
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19. PRESERVATION OF RIGHTS	58

19.1 No merger	58
19.2 Moratorium legislation	58
19.3 Waiver and exercise of rights	58
19.4 Rights cumulative	59
19.5 Further assurances	59
19.6 Time of the essence	59

20. NOTICES	59

20.1 Requirements	59
20.2 Receipt	61

21. GENERAL PROVISIONS	61

21.1 Invalid or unenforceable provisions	61
21.2 Financier’s certificate	62
21.3 Certifications	62
21.4 Amendment	62
21.5 Counterparts	62
21.6 Successors and assigns	62

22. CROSS GUARANTEE	62

22.1 Consideration	62
22.2 Guarantee	62
22.3 Financiers’ right to demand	62
22.4 Indemnity	62
22.5 Separate and principal obligation	63
22.6 Continuing obligations	63
22.7 Obligations of Guarantors unaffected	63
22.8 Recourse to Guarantors	65
22.9 Dealings with this Agreement	66
22.10 No marshalling	66
22.11 Exercise of the Financiers’ rights	66
22.12 Waiver of rights by Guarantors	66
22.13 No rights against Financiers	66
22.14 Rights against Borrowers	66
22.15 No rights in winding up of Borrowers	66
22.16 Prove in winding up	67
22.17 Reinstatement of beneficiary’s rights	67
22.18 Cross-Guarantee	68
22.19 German Guarantors	68

23. NEW BORROWER	68

24. PROCUREMENT AND RETIREMENT OF GUARANTORS	69

24.1 Procurement of Guarantors	69
24.2 New Related Party	70

25. DISPUTE RESOLUTION	70
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26. GOVERNING LAW AND JURISDICTION	73

26.1 Governing law	73
26.2 Jurisdiction	73
26.3 Service of process	73
26.4 Agent for service of process	73
26.5 Execution by attorneys	73

Schedule

1 CASH ADVANCE FACILITY	74

2 AUSTRALIAN TRADE FACILITIES AND HK TRADE FACILITY	78

3 US TRADE FACILITY	85

4 BANK GUARANTEE AND STANDBY LETTER OF CREDIT FACILITY	89

5 HEDGING FACILITY	94

Annexure

A GROUP COMPANIES

B FINANCIERS

C CAF FINANCIERS

D FUNDING NOTICE

E CONDITION PRECEDENT CERTIFICATE

F ACCESSION DEED

G PRO FORMA FEE LETTER
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Amended and Restated Multi Option Facility Agreement
DATE 3 December 2003 (as amended and restated on 6 December 2005, 26 June 2008, on or about 30 October 2009, 12 May 2010 and on or about 7 October 2010)
PARTIES
The companies specified in parts 1 and 2 of Annexure A
The Banks and Financial Institutions specified in Annexure B
OPERATIVE PROVISIONS
1.	INTERPRETATION

1.1	Definitions

Accession Deed means an agreement substantially in the form of Annexure F under which a Subsidiary of the Parent or other company becomes a Borrower under this Agreement and each other agreement which a Financier and an Obligor agree in writing to be an Accession Deed for the purposes of this Agreement;

ACDC means Australian Commercial Disputes Centre Limited;

ACDC Guidelines for Expert Determination means the ACDC Guidelines for Expert Determination (or, if the ACDC ceases to exist, the guidelines for expert determination of any similar organisation nominated by the Law Society of NSW) in force from time to time;

Advance has the meaning given to it in Schedule 1;

Affiliate Financiers means, in relation to a Financier, each Related Company of the Financier, and Affiliate Financier means any one of them;

Amount Owing means all financial accommodation provided by a Financier to a Borrower under the Transaction Documents and all money, obligations and liabilities of any kind that are now or may in the future become due, owing or payable, whether actually, contingently or prospectively, by an Obligor to or for the account of a Financier under or in relation to a Transaction Document including on account of principal, interest, fees, expenses, indemnity payments, losses or damages and irrespective of:
(a)	the capacity of the Obligor or the Financier (whether as principal, agent, trustee, beneficiary, partner or otherwise);

(b)	whether the Obligor is liable as principal debtor or as surety;

(c)	whether the Obligor is liable alone, jointly or jointly and severally with another person;

(d)	whether or not the money, obligation or liability is owed to the Financier, or to its account, as a result of an assignment, transfer or other dealing with or without the Obligor’s consent; or
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(e)	whether the money, obligation or liability is owed or secured before or after the date of this Agreement or any assignment of this Agreement or any other Transaction Document;
Approved Currency means AUD or any Approved Foreign Currency;

Approved Foreign Currency means USD, GBP, HKD, Euro and any other foreign currency which is approved by the relevant Financier for a Facility made available by it under this Agreement;

Approved Purpose means:
(a)	for a Cash Advance Facility, to assist with the Borrower’s debt funding;
(b)	for a Trade Finance Facility, to assist with each Trade Borrower’s import and export related trade finance requirements; and
(c)	for a Hedging Facility, any purpose approved in writing from time to time by the Financier that provides that Hedging Facility;
Assets means, in relation to a Group Company or the Group taken as a whole (as the case may be), all or any of its assets, undertakings or revenues both present and future, including without limitation, its uncalled capital and called but unpaid capital;

ASX Limited means ASX Limited (ABN 98 008 624 691);

AUD and $ mean the lawful currency for the time being of Australia;

Auditor means the auditor or auditors for the time being of the Group;

Australian Borrowers means:
(a)	the Parent;
(b)	Sims Group Australia Holdings Limited (ABN 37 008 634 526); and
(c)	any New Borrower designated as such in an Accession Deed,
and Australian Borrower means any one of them;
Australian Trade Borrowers means:
(a)	the Parent;
(b)	Sims Group Australia Holdings Limited (ABN 37 008 634 526); and
(c)	any New Borrower designated as such in an Accession Deed,
and Australian Trade Borrower means any one of them;
Australian Trade Facility means the trade facility granted to the Australian Trade Borrowers under clause 2.2(a) as part of the relevant Trade Finance Facility;
Authorisation means:
(a)	any authorisation, approval, licence, permit, consent, qualification, accreditation, filing, registration, certificate, resolution, direction, declaration or exemption and any renewal and variation of them; and
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(b)	for anything which a Government Agency may prohibit or restrict within a specified period, the expiry of that period without intervention or other action by that Government Agency;
Authorised Officer means:
(a)	for a Borrower or a Guarantor, a director or a company secretary of that entity or any other person nominated by that entity by notice to each Financier to be an Authorised Officer, the notice to be accompanied by a certified copy of the signature of any person nominated; and
(b)	for a Financier, a director or a company secretary of that entity, or any employee of that entity whose title includes the word “Manager”, “President” or “Director”, and includes a person acting in any of those capacities or any other person nominated by that entity by notice to the Relevant Borrowers to which a Facility is provided by that entity to be an Authorised Officer;
Availability Period means, for a Facility, the period starting on the date of this Agreement and ending on the earlier of:
(a)	the Final Repayment Date; and
(b)	the date on which that Facility is cancelled in full or terminated under this Agreement;
Bank means a deposit-taking institution authorised to carry on banking business under the Banking Act 1959 (Cth) or under the laws of any Relevant Jurisdiction;
Bank Guarantee has the meaning given to it in Schedule 4;
Bank Guarantee and Standby Letter of Credit Facility means the bank guarantee and standby letter of credit facility granted to the Trade Borrowers under clause 2.2(a) as part of the Trade Finance Facility;
Base Lending Rate means the interest rate of the same name published by HSBC (Australia) from time to time in the daily metropolitan newspapers in Sydney and Melbourne, and in the Australian Financial Review;
Base Rate means:
(a)	in relation to any relevant amount denominated in AUD for any relevant period:
(i)	the rate (expressed as a percentage per annum) determined by the relevant Financier to be:
(A)	the average bid rate quoted on the page designated as “BBSY” on the Reuters Monitor Money Rates Services or another page that replaces the “BBSY” page on that system to display average bid rates for Bills accepted by a Bank, rounded up, if necessary, to the nearest four decimal places; or
(B)	the average of the buying rates for Bills accepted by a Bank quoted by 3 Banks selected by the Financier, rounded up, if necessary, to the nearest four decimal places, if:
(I)	the page designated as “BBSY” (or another page that replaces the “BBSY” page) on the Reuters Monitor Money Rates Services is not available for any reason; or
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(II)	the basis on which the rate quoted on that page is determined is changed and, in the opinion of that Financier, that rate no longer reflects its cost of funding to the same extent as it does at the date of this Agreement, in either case:
(C)	determined at or about 10:10 am on the first day of the relevant period; and
(D)	for the amount and period closest to the relevant amount and period; or
(ii)	if the Base Rate cannot be determined under paragraph (a)(i), the rate (expressed as a percentage per annum) determined by that Financier in good faith to be the appropriate rate and for this purpose that Financier may have regard to comparable indices then available in any market that Financier considers appropriate; or
(b)	in relation to any relevant amount denominated in an Approved Foreign Currency for any relevant period, the rate (expressed as a percentage per annum) quoted by the Financier as its costs of obtaining funds in the currency of the relevant amount and for a period comparable to such period, in such interbank market or by such other means as the Financier may at its discretion select, at or about the normal time for seeking quotes for such funds two business days prior to the commencement of such period;
Bill means an unconditional order in writing, addressed by one person to another, signed by the person giving it, requiring the person to whom it is addressed to pay on demand, or at a fixed or determinable future time, a sum certain in money to or to the order of a specified person, or to bearer;
Borrowers means the companies specified in Part 1 of Annexure A and any New Borrower, and Borrower means any one of them;
Business Day means, unless otherwise specified, in relation to an obligation required to be performed, or any other action required to be taken, in a Relevant Jurisdiction, a day (not being a Saturday or Sunday) on which Banks are open for general banking business in that Relevant Jurisdiction;
CAF Borrowers means:
(a)	the Australian Borrowers;
(b)	the UK Borrowers;
(c)	the US Borrowers;
(d)	the German Borrowers; and
(e)	any New Borrower designated as such in an Accession Deed,
and CAF Borrower means any one of them;
CAF Financiers means the banks and financial institutions specified in Annexure C, and CAF Financier means any one of them;
CAF Limit means:
(a)	for the Cash Advance Facility granted by HSBC (Australia), AUD 100,000,000; and
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(b)	for the Cash Advance Facility granted by HSBC (US), AUD 100,000,000; and
(c)	for the Cash Advance Facility granted by HSBC (UK), AUD 100,000,000, in each case, as varied or cancelled in accordance with this Agreement or as varied from time to time with the prior written consent of HSBC (Australia), HSBC (US) and HSBC (UK);
Calculation Date means 30 June and 31 December in each year;
Calculation Period means each period of 12 months ending on a Calculation Date;
Capital Reduction has the meaning given to it in clause 12.1(x);
Capitalised Rent means in respect of a Finance Lease, at any time, the aggregate of:
(a)	the greater of:
(i)	the then present value (determined in a manner and on assumptions accepted by the Auditor) of all unpaid rent or other periodic payments (whether or not accrued) and the residual value to be paid under the Finance Lease; or
(ii)	the then termination value (whatever called) of the Finance Lease (being the amount which would be paid under that Finance Lease if it was terminated as a result of a default by the lessee); and
(b)	any other amount payable under any document associated with a Finance Lease;
Cash means cash as disclosed against the heading “Cash” in the consolidated audited and unaudited statements of financial position and statement of financial performance of the Group;
Cash Advance Facilities means the cash advance facilities granted to the Borrowers under clause 2.1;
Change of Control means, in respect of a corporation, a change in the control of the corporation which occurs when a person, who at the date of this Agreement does not have a “relevant interest” (as that term is defined in the Corporations Act) in 50% or more of the voting shares in the corporation, acquires or becomes the holder of such “relevant interest”;
Claim means any claim, cost, damages, debt, expense, Tax, liability, loss, allegation, suit, action, demand, cause of action or proceeding of any kind irrespective of:
(a)	how or when it arises;
(b)	whether it is actual or contingent;
(c)	whether or not it is in respect of legal or other costs, damages, expenses, fees or losses;
(d)	whether or not it is in respect of a breach of trust or of a fiduciary or other duty or obligation; and
(e)	whether or not it arises at law or in any other way;
Cleared Funds means money that is immediately available to the recipient and freely transferable by it;
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Collateral Security means any Security Interest, Guarantee or other document or agreement at any time created or entered into as security for any of the Amount Owing, whether or not it also secures any other Financial Indebtedness;
Commitment means:
(a)	in respect of the Cash Advance Facilities, AUD 300,000,000 or the Dollar Equivalent of AUD 300,000,000; and
(b)	in respect of:
(i)	the Trade Finance Facilities (other than the US Trade Facility), AUD 30,000,000, or the Dollar Equivalent of AUD 30,000,000; and
(ii)	the US Trade Facility, USD 40,000,000,
in each case, as varied or cancelled in accordance with this Agreement. For the avoidance of doubt, the Commitment specified above for the Cash Advance Facilities, the Trade Finance Facilities (other than the US Trade Facility) and the US Trade Facility respectively is an aggregate amount for the relevant Facilities and not an amount for each individual Facility;
Commitment Fee means the percentage per annum set out in a fee letter or fee letters substantially in the form set out in Annexure G delivered from time to time by the Financiers to the Parent;
Compliance Certificate has the meaning given to it in clause 12.1(a)(iii);
Contingent Liability means uncalled capital held by any Group Company in any corporation other than another Group Company and any other contingent liability under a Guarantee given by any Group Company to any person other than a Group Company;
Controller has the same meaning as in the Corporations Act;
Corporations Act means the Corporations Act 2001 (Cth);
Cross Guarantee means the guarantee granted by the Guarantors in clause 22;
Current Assets means, at any time, those of the Total Tangible Assets which are current assets at that time as determined in accordance with accounting principles and practices generally accepted in Australia consistently applied;
Current Bank Guarantee has the meaning given to it in Schedule 4;
Current Documentary Credit has the meaning given to it in Schedule 2 or Schedule 3 (as the context may require);
Current Liabilities means, at any time, those of the secured and unsecured liabilities and other items falling within the definition of Total Indebtedness at that time which are current liabilities as determined in accordance with accounting principles and practices generally accepted in Australia consistently applied, except that current liabilities shall not include any liability to repay principal, to provide cash cover for maturing Bills, or in relation to any Guarantee, where the relevant financial accommodation was provided under a credit facility (not being an on demand facility) having a term expiring not less than 12 months after the date at which an examination is being made to determine Current Liabilities and where the Financial Indebtedness outstanding under that credit facility has not become due and payable prior to its stated maturity (whether upon default or through the exercise of an optional right of prepayment or termination or otherwise);
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Deed of Cross Guarantee means any deed entered into in connection with the granting by the Australian Securities & Investments Commission of an order pursuant to Part 2M.6 of the Corporations Act;
Deed of Warranty means the deed of warranty and indemnity dated 22 September 1991 between NZFP Resources Limited, Carter Holt Harvey Limited and Sims Group Australia Holdings Limited (ABN 37 008 634 526);
Dispute has the meaning given to it in clause 25(d).
Documentary Credit has the meaning given to it in Schedule 2 or Schedule 3 (as the context may require);
Dollar Equivalent means, in relation to any amount in an Approved Foreign Currency on any day, the equivalent amount in AUD of that amount converted by the relevant Financier at the Spot Rate of exchange for the Approved Foreign Currency on that day;
EBITDA means, for a relevant period and in respect of the Group, the profit on ordinary activities before:
(a)	taxation;
(b)	Net Interest Expense; and
(c)	amortisation of intangible assets and depreciation of tangible assets of the Group, as shown on a consolidated basis and as disclosed in the Group’s most recent audited consolidated annual Financial Reports or semi-annual audited or unaudited consolidated Financial Reports, as applicable.
For the purposes of calculating EBITDA, the calculation will exclude:
(d)	any significant non-cash items or items disclosed as required by AASB 101.97 and AASB 101.98 due to their size or nature or by the corresponding provisions of future revisions of this accounting standard, that are of a non-recurring nature including but not limited to:
(i)	losses or gains on the sale or revaluation of assets;

(ii)	costs relating to restructuring and redundancy;

(iii)	discontinued operations;

(iv)	discounts on acquisition and gains on formation of joint ventures;

(v)	post acquisition adjustments to contingent liabilities recorded on the date of a business acquisition pursuant to purchase accounting rule changes to be introduced on 1 July 2009; and

(vi)	costs associated with becoming Sarbanes-Oxley Act compliant (as required following the Group’s registration as an issuer in the United States of America);
(e)	significant unrealized gains or losses;

(f)	any other significant non-cash items or items including but not limited to:
(i)	write downs of inventory to net realisable value;

(ii)	revaluation increments to inventory; and
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(iii)	forgone profit arising from sales contract negotiations; and
(g)	any impairment charge or loss (or gain or reversal) relating to the recoverable amount of assets (including any impairment charge relating to goodwill or identified intangible assets), that are of a non-recurring nature.
The foregoing adjustments to EBITDA in paragraphs (d) to (f) for each Calculation Period will be agreed by the Financier and the Parent in writing prior to the end of that Calculation Period, subject to the operation of clause 25. For the avoidance of doubt, the adjustment to EBITDA in paragraph (g) is also subject to the operation of clause 25.
Except for the purpose of calculating the ratio of Net Interest Expense to EBITDA under clause 12.3(b), EBITDA as calculated on the Calculation Date will be adjusted to take into account the effects of any acquisitions or disposals of any company or business made during the Calculation Period ending on that Calculation Date. The adjustments will be made on the basis of the historical EBITDA of the company or business acquired or disposed of in the Calculation Period and ending on that Calculation Date by reference to historical EBITDA for the twelve months immediately preceding the Calculation Date and by reference to:
(a)	in the case of a disposal, the period of time during which the applicable company or business was part of the Group; or
(b)	in the case of an acquisition, for that period being the twelve months immediately preceding the Calculation Date;
Environmental Law means a law regulating or otherwise relating to the environment, including but not limited to:
(a)	any law relating to land use or planning, pollution of air or water, soil or ground water contamination, chemicals, waste, use of dangerous goods, or to any other aspect of protection of the environment or persons or property; or
(b)	any present or future statute relating to heritage places, the clearance of land within the boundaries of catchment areas or water reserves, or the protection or management of natural vegetation;
entity means a legal, administrative or fiduciary arrangement, organisational structure or other party (including a person) having the capacity to deploy resources in order to achieve objectives;
ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder;
Euro means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC Treaty;
Event of Default means an event listed in clause 13.1;
Excluded Tax means, in respect of a Financier, a Tax imposed on the net income of the Financier as a consequence of the Financier being organised, doing business, being a resident of or receiving income from a source in a jurisdiction other than a Tax:
(a)	imposed as a result of the Financier being deemed to be organised, doing business, resident or receiving income in that jurisdiction only because it has executed or delivered a Transaction Document, or performed its obligations, received a payment under or enforced a Transaction Document; or
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(b)	deducted or to be deducted from, and calculated on or by reference to, the gross amount of any payment received or receivable by the Financier under any Transaction Document (without allowance for any deduction);
Expiry Date for a Bank Guarantee, a Standby Letter of Credit or a Documentary Credit, has the meaning given to it in Schedule 2, Schedule 3 or Schedule 4, as the case may be;
Export Letter of Credit has the meaning given to it in Schedule 2;
Face Value Amount for a Bank Guarantee, a Standby Letter of Credit or a Documentary Credit, has the meaning given to it in Schedule 2, Schedule 3 or Schedule 4, as the case may be;
Facilities means each Cash Advance Facility, each Trade Finance Facility and the Hedging Facility and each facility which is part of any of those facilities, and Facility means any one of them;
Final Repayment Date means:
(a)	the date notified by a Financier to a Relevant Borrower under clause 5.1;
(b)	the date of any request by a Financier for repayment under clause 13.2;
(c)	the date of any request by a Financier for repayment under clause 14; or
(d)	such later date as may be agreed by the Financiers;
Finance Lease means any lease referred to in paragraph (c) of the definition of Financial Indebtedness where the lessee is a Group Company;
Financial Indebtedness means any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in respect of any:
(a)	Bill, bond, debenture, note or similar instrument;
(b)	acceptance, endorsement or discounting arrangement;
(c)	Guarantee;
(d)	finance or capital Lease;
(e)	agreement for the deferral for more than 90 days of a purchase price or other payment in relation to the acquisition of any asset or service;
(f)	obligation to deliver goods or provide services paid for in advance by any financier;
(g)	agreement for the payment of capital or premium on the redemption of any preference shares;
(h)	interest or currency swap or hedge arrangement, financial option, futures contract or analogous transaction (the amount of such Financial Indebtedness being the marked to market value of the relevant transaction); or
(i)	counter indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution, and irrespective of whether the debt or liability:
(j)	is present or future;
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(k)	is actual, prospective, contingent or otherwise;
(l)	is at any time ascertained or unascertained;
(m)	is owed or incurred alone or severally or jointly or both with any other person; or
(n)	comprises any combination of the above;
Financial Report in relation to an entity, means the following financial statements and information in relation to the entity, prepared for its financial half year or financial year:
(a)	an income statement;
(b)	a balance sheet;
(c)	a statement of changes in equity; and
(d)	a cash flow statement;
Financiers means the banks and financial institutions specified in Annexure B, and Financier means any one of them;
Funding Date means, in respect of an advance under a Facility, the date on which that advance is or is to be made;
Funding Notice means a notice given under clause 4 which satisfies the requirements of that clause 4;
Funding Period in relation to a Facility, has the meaning given to it in the Schedule for that Facility;
GBP means the lawful currency for the time being of the United Kingdom;
German Borrowers means:
(a)	Sims M+R GmbH;
(b)	Sims Group German Holdings GmbH; and
(c)	any New Borrower designated as such in an Accession Deed,
and German Borrower means any one of them;
German Guarantor means a Guarantor incorporated in the Federal Republic of Germany;
Government Agency means:
(a)	a government, whether foreign, federal, state, territorial or local;

(b)	a department, office or minister of a government acting in that capacity; or
(c)	a commission, delegate, instrumentality, agency, board, or other government, semi-government, judicial, administrative, monetary or fiscal authority, whether statutory or not;
Group means the Obligors and the companies specified in Part 3 of Annexure A, and Group Company means any one of them;
GST means any goods and services tax, value added tax or other similar tax;
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Guarantee means any guarantee, indemnity, letter of credit or suretyship, or any other obligation (whatever called and of whatever nature):
(a)	to pay, to purchase, to provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of Assets, rights or services, or otherwise) for the payment or discharge of;
(b)	to indemnify against the consequences of default in the payment of or compliance with the terms of; or
(c)	otherwise to be responsible for,
any obligation or indebtedness, any dividend, capital or premium on shares or stock, or the insolvency or the financial condition of any other person;
Guaranteed Shares means any share or stock issued by a Group Company where the redemption of such share or stock or the payment of capital or dividends on such share or stock is the subject of a Guarantee of a Group Company or a Guarantee of another person who will have recourse in respect of its liability under that Guarantee directly or indirectly to a Group Company or its Assets (other than as a shareholder);
Guarantors means the companies specified in Part 2 of Annexure A and any New Guarantor, and Guarantor means any one of them;
Hedging Facilities means the respective hedging facilities made available by each Financier under clause 2.3;
HK Trade Borrowers means:
(a)	Sims Metal Management Asia Limited (previously known as Sims Asia Holdings Limited); and
(b)	any New Borrower designated as such in an Accession Deed,
and HK Trade Borrower means any one of them;
HK Trade Facility means the trade facility granted to the HK Trade Borrower under clause 2.2(b) as part of the relevant Trade Finance Facility;
HKD means the lawful currency for the time being of Hong Kong Special Administrative Region;
HSBC (Australia) means HSBC Bank Australia Limited (ABN 48 006 434 162);
HSBC (HK) means The Hongkong and Shanghai Banking Corporation Limited (ABN 65 117 925 970);
HSBC (UK) means HSBC Bank plc;
HSBC (US) means HSBC Bank USA, National Association;
Insolvent means in relation to an entity, the situation where:
(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or
(b)	it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to its property; or
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(c)	it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent which does not have, or is not likely to have, a Material Adverse Effect); or
(d)	an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 14 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above; or
(e)	it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand; or
(f)	it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which the Bank reasonably deduces it is so subject); or
(g)	it is otherwise unable to pay its debts when they fall due; or
something having a substantially similar effect to (a) to (g) happens in connection with that entity under the law of any jurisdiction;
Intangible Assets means in respect of a Group Company or the Group taken as a whole (as the case may be), all its goodwill, copyright, patents, trade marks and licences, research and development, future income tax benefit, underwriting and formation expenses and other items of a like nature which according to current accounting practices are regarded as unidentifiable and intangible assets;
Interest Payment Date in respect of a Facility has the meaning given to it in the Schedule for that Facility;
Issuance Date means, with respect to a Documentary Credit, Bank Guarantee, or Standby Letter of Credit, the date on which that Documentary Credit, Bank Guarantee or Standby Letter of Credit is or is to be issued;
Issue means any dispute (other than a dispute that is frivolous or vexatious) between the Parent and the Financiers as to the calculation of the adjustments to be made in accordance with paragraphs (d) to (g) of the definition of EBITDA in this clause 1.1;
Latest Audited Consolidated Statement of Financial Position means the most recently prepared audited consolidated statement of financial position of the Group as at or prior to the date at which an examination is being made to determine Total Indebtedness, Total Tangible Assets, Current Assets, Current Liabilities or Shareholders’ Funds;
Lease means:
(a)	any lease, charter or hiring arrangement of any property;

(b)	any other agreement under which any property is or may be used or operated by a person other than the owner; or

(c)	any agreement under which any property is or may be managed or operated for or on behalf of the owner or another person by a person other than the owner, and the operator or manager or its Related Party (whether in the same or another agreement) is required to make or assure minimum, fixed and/or floating rate payments of a periodic nature, (other than agreements under which the manager of a joint venture uses assets owned by the joint venturers on behalf of the joint venture);
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Lending Office means, in relation to a Financier and a Borrower to which the Financier provides a Facility under this Agreement, the office of the Financier in the Borrower’s Relevant Jurisdiction set out in Annexure B;
Margin means, for a Facility made available by a Financier under this Agreement, the Financier’s Margin for that Facility as defined in the relevant Schedule;
Material Adverse Effect means, in the opinion of a Financier, a material adverse effect on:
(a)	the financial condition of the Obligors taken as a whole;
(b)	any Obligor’s ability to perform any of its obligations under the Transaction Documents;
(c)	the validity or enforceability of the whole or any material part of any Transaction Document, or any material rights or remedies of a Financier under the Transaction Documents; or
(d)	any Security Interest provided to a Financier by an Obligor;
Net Interest Expense means, for any period in respect of the Group, the aggregate amount of all interest paid or accrued during that period in respect of the sum of all monies borrowed or raised by or in respect of any financial accommodation granted to any Group Company (including, but not limited to, any fees and charges with respect of any guarantee, indemnity or letter of credit or under any bill of exchange, promissory note or any other acceptance or discounting arrangement and any finance charges paid or payable under any higher purchase agreement or lease agreement for which a Group Company is actually or contingently liable) less any interest income of the Group for that period, in each case on a consolidated basis;
New Borrower means each Subsidiary of the Parent (other than any Subsidiary of the Parent incorporated in New Zealand) and each other company which becomes a Borrower under this Agreement pursuant to clause 23;
New Guarantor means an entity or company which becomes a Guarantor under this Agreement pursuant to clause 24;
NZD means the lawful currency for the time being New Zealand;
Obligors means the Borrowers and the Guarantors, and Obligor means any one of them;
Opening Date for a Bank Guarantee or a Standby Letter of Credit or a Documentary Credit, has the meaning given to it in Schedule 2, Schedule 3 or Schedule 4, as the case may be;
Other Bank Documents means agreements (other than this Agreement) evidencing Financial Indebtedness entered into between a Group Company as borrower, or will enter as borrower, and any other party or parties;
Other Hedging Arrangements means arrangements that any Group Company has entered, or will enter, into with any other party in the ordinary course of business to manage that Group Company’s exposure to future movements in interest or currency rates or other similar rates, prices or indices (excluding any transactions conducted through any registered futures exchange and any transactions in respect of commodity prices);
Overdue Rate means the aggregate of [*] and:
(a)	in the case of an amount in respect of which there is a Base Rate and a Margin, the sum of the Base Rate and the Margin for that amount; and
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(b)	in all other cases, the Base Lending Rate;
Parent means Sims Metal Management Limited (ABN 69 114 838 630);
Permitted Security Interest means a lien arising by operation of law in the ordinary course of day to day business and not securing any Financial Indebtedness where the relevant Obligor pays any indebtedness secured by such a lien on the due date other than indebtedness contested in good faith;
Potential Event of Default means an event which would be likely to become an Event of Default with the giving of notice, the passage of time, any determination of materiality or the fulfilment of any other condition;
Principal Outstanding means, at any time:
(a)	in respect of the Cash Advance Facility, the aggregate of all outstanding Advances denominated in AUD and the Dollar Equivalent of all outstanding Advances in an Approved Currency and the aggregate of all amounts contemplated in paragraph (b) at that time; and
(b)	in respect of the Trade Finance Facilities only, the aggregate of:
(i)	the total Face Value Amount of all Current Documentary Credits, Current Bank Guarantees and Current Standby Letters of Credit denominated in AUD and the Dollar Equivalent of the total Face Value all Current Documentary Credits, Current Bank Guarantees and Current Standby Letters of Credit denominated in an Approved Currency at that time; and
(ii)	all outstanding Trade Advances denominated in AUD and the Dollar Equivalent of all outstanding Trade Advances in an Approved Currency at that time;
Related Company means, in relation to a company, any other company of which the first mentioned company is the Holding Company, a Subsidiary or a Subsidiary of the Holding Company of such other company;
Related Party means, in relation to an entity, a party which is directly, or indirectly through one or more intermediaries, controlled by such entity, where “control” has the meaning given to it in Accounting Standard AASB 124: Related Party Disclosures;
Relevant Borrowers means, in respect of a Financier, the Borrowers to which the Financier provides a Facility under this Agreement;
Relevant Jurisdictions means Australia, the United States of America, the United Kingdom, Germany and any other jurisdiction in which an Obligor is incorporated, and Relevant Jurisdiction means any one of them;
Repayment Date in respect of a Facility, has the meaning given to it in the Schedule for that Facility;
Review Event means, in respect of a Facility and a Financier, the event specified in clause 14.1;
Secured Indebtedness means, at any time, the aggregate amount of all secured liabilities of the Group;
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Security Interest means a right, interest, power or arrangement in relation to any property which provides security for, or protects against default by a person in, the payment or satisfaction of a debt, obligation or liability and any arrangement under which rights are subordinated to the rights of another party, including:
(a)	a mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation or other security interest;
(b)	any other arrangement having the effect of conferring security (including any conditional sale, hire purchase or lease agreement, or arrangement for the retention of title or sale and repurchase arrangement); or
(c)	any contractual arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set-off or made subject to a combination of accounts;
Shareholders’ Funds means the Total Tangible Assets less Total Indebtedness;
Spot Rate means the best rate reasonably obtainable by the relevant Financier in accordance with its usual practice and in the interbank market selected by it for the purchase of one currency with another at or about 11:00 am on the day such exchange rate is to apply and in the case of a Funding Period the rate so obtainable on the first day of that Funding Period;
Standby Letter of Credit has the meaning given to it in Schedule 4;
Subsidiary has the same meaning as in the Corporations Act;
Tangible Assets means all Assets other than Intangible Assets;
Tangible Net Worth means, at any time, Shareholders’ Funds at that time less Total Intangible Assets at that time;
Tax means a tax, levy, charge, impost, deduction, withholding or duty of any nature (including stamp and transaction duty and GST) at any time:
(a)	imposed or levied by any Government Agency; or
(b)	required to be remitted to, or collected, withheld or assessed by, any Government Agency, and any related interest, expense, fine, penalty or other charge on those amounts and includes any amount that a person is required to pay to another person on account of that other person’s liability for Tax but does not include an Excluded Tax;
Total Indebtedness means at any time the aggregate amount (as disclosed by the Latest Audited Consolidated Statement of Financial Position) of all secured and unsecured liabilities of the Group together with, unless already included in the Latest Audited Consolidated Statement of Financial Position:
(a)	the aggregate amount (as disclosed by its latest audited statement of financial position) of all secured and unsecured liabilities of any entity which has become a Group Company since the date of the Latest Audited Consolidated Statement of Financial Position and all other amounts which would be included in this definition if references to the Latest Audited Consolidated Statement of Financial Position were to the latest audited statement of financial position of that entity;
(b)	the unrepaid principal (or its equivalent) of any Financial Indebtedness (including the Capitalised Rent under each Finance Lease) where the proceeds or benefits of that Financial Indebtedness:
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(i)	have been received by any Group Company, since the date of the Latest Audited Consolidated Statement of Financial Position, excluding the amount of any such proceeds which have been applied in reduction of any secured or unsecured liabilities included in this definition; or
(ii)	are to be received by any Group Company and the receipt of such proceeds or benefits has been underwritten or otherwise assured to the satisfaction of the Auditor;
(c)	the Capitalised Rent under each Finance Lease as at the date of the Latest Audited Consolidated Statement of Financial Position;
(d)	the paid up capital amount and accrued but unpaid dividends of Guaranteed Shares, and after:
(e)	deducting:
(i)	the aggregate amount of all secured and unsecured liabilities of any entity which has ceased to be a Group Company since the date of the Latest Audited Consolidated Statement of Financial Position and in respect of which no other Group Company has any liability; and
(ii)	the aggregate amount of all liabilities which in the opinion of the Auditor have been defeased in such a way as to enable any such liability to be considered as having been extinguished within the meaning of paragraph 30 of Australian Accounting Standard AAS23; and
(iii)	debt reductions of the type referred to in (b)(iii) of the definition of “Total Tangible Assets”;
(f)	eliminating all inter-entity balances among the members of the Group or any of them (including any Group Company which has become one since the date of the Latest Audited Consolidated Statement of Financial Position); and
(g)	making such further adjustments (including, without limitation, elimination of any double counting arising in relation to any Guarantee and the obligation or indebtedness the subject of the Guarantee) which in the opinion of the Auditor are appropriate to make a proper determination of the total amount of the aggregate indebtedness of the Group.
In this definition references to “secured and unsecured liabilities” shall include (without limiting the generality of the expression) all Financial Indebtedness and provisions for estimated liabilities for income taxes, long service leave and dividends recommended, declared or accrued but unpaid and provisions for any Contingent Liability but shall not include paid up share capital (other than Guaranteed Shares), reserves of any nature or undistributed profit;
Total Intangible Assets means, at any time, the aggregate of the book values, as disclosed by the Latest Audited Consolidated Statement of Financial Position, of all Intangible Assets of the Group at that time;
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Total Tangible Assets means at any time the aggregate of the book values, as disclosed by the Latest Audited Consolidated Statement of Financial Position, of all Tangible Assets of the Group and of such Intangible Assets of the Group as a Financier in its sole and absolute discretion may from time to time agree, together with, (unless already included in the Latest Audited Consolidated Statement of Financial Position):
(a)	the aggregate (as disclosed by its latest audited statement of financial position) of the book value of the Tangible Assets as determined by the Auditor (after making provisions for depreciation and bad and doubtful debts and any income yet to mature) of any entity which has become a Group Company since the date of the Latest Audited Consolidated Statement of Financial Position;
(b)
(i)   the aggregate proceeds of any issue of shares or stock (including premium) of any Group Company received since the balance date of the Latest Audited Consolidated Statement of Financial Position; and

(ii)	the aggregate proceeds of any calls on partly paid shares made by any Group Company which have been received since the balance date of the Latest Audited Consolidated Statement of Financial Position,
excluding the amount of any such proceeds which:
(iii)	have been applied in reduction of any secured or unsecured liabilities included in the definition of “Total Indebtedness”; or

(iv)	have been applied in acquiring any assets included in Total Tangible Assets under this definition;
(c)	the book value of any Tangible Assets (not excluded as provided below) acquired since the date of the Latest Audited Consolidated Statement of Financial Position by any Group Company with the proceeds of the sale of shares or units in any entity which has ceased to be a Group Company since that date;
(d)	the book value of all assets which are or may be leased, chartered, hired, managed, used or operated under a Finance Lease (where the Capitalised Rent has been included in Total Indebtedness) as determined by the Auditor at least annually or (at the option of the Parent) the value as at the date of calculation as assessed by a qualified independent valuer chosen by the Parent and approved by a Financier);
(e)	the proceeds of any Indebtedness referred to in paragraph (b) of the definition of “Total Indebtedness” excluding the amount of any proceeds which:
(i)	have been applied in reduction of any other secured or unsecured liabilities included in that definition; or
(ii)	have been applied in acquiring any Assets included in Total Tangible Assets under this definition;
(f)	if a revaluation of a Tangible Asset of any Group Company has been carried out by an independent valuer approved by a Financier, the excess (if any) of the fair value of that Tangible Asset as established by the valuer over its book value (as disclosed in the Latest Audited Consolidated Statement of Financial Position or, in the case of any entity which has become a Group Company since the Latest Audited Consolidated Statement of Financial Position, as disclosed in the latest audited statement of financial position of that entity) and as accepted by the Auditor without qualification, and after deducting:
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(g)	the amount of any income yet to mature and the amount of provisions for depreciation and for bad and doubtful debts as disclosed by the Latest Audited Consolidated Statement of Financial Position;
(h)	the aggregate (as disclosed by the latest audited statement of financial position of the relevant entity) of the book values of the Tangible Assets of any entity which has ceased to be a Group Company since the date of the Latest Audited Consolidated Statement of Financial Position, other than Tangible Assets of that entity which have become assets of another Group Company since that date (except that, where a revaluation of any asset had previously been made under paragraph (f), the fair value of that asset as determined in accordance with that paragraph shall be used instead of the book value);
(i)	the book value of any Tangible Assets of any Group Company which have been applied since the date of the Latest Audited Consolidated Statement of Financial Position in the acquisition of any entity which has become a Group Company since that date (except that, where a revaluation of any asset had previously been made under paragraph (f), the fair value of that asset as determined in accordance with that paragraph shall be used instead of the book value); and
(j)	if a revaluation of a Tangible Asset of any Group Company has been carried out by an independent valuer (whether at the request of a Financier or otherwise), the excess (if any) of the book value of that Tangible Asset (as disclosed in the Latest Audited Consolidated Statement of Financial Position or, in the case of any entity which has become a Group Company since the Latest Audited Consolidated Statement of Financial Position, as disclosed in the latest audited statement of financial position of that entity) over its fair value as established by the valuer and as accepted by the Auditor without qualification, and after:
(k)	eliminating all inter-entity balances among any of the Group (including any Group Company which has become such since the Latest Audited Consolidated Statement of Financial Position); and
(l)	making such further adjustments as may properly be necessary to avoid any double counting of assets or as may be required by the Auditor to enable a proper determination to be made of the total amount of the Total Tangible Assets;
Trade Advance for a Trade Facility, has the same meaning given to it in Schedule 2;
Trade Borrowers means the Australian Trade Borrowers, the HK Trade Borrowers and the US Trade Borrowers and Trade Borrower means any one of them;
Trade Credit Limit means:
(a)	for the Trade Finance Facility granted by HSBC (Australia), AUD 5,000,000;
(b)	for the Trade Finance Facility granted by HSBC (HK), AUD 25,000,000; and
(c)	for the Trade Finance Facility granted by HSBC (UK), USD 40,000,000, in each case, as varied or cancelled in accordance with this Agreement or as varied from time to time with the prior written consent of HSBC (Australia), HSBC (HK) and HSBC (UK);
Trade Facilities means the trade facilities granted to the Australian Trade Borrowers, the HK Trade Borrower and the US Trade Borrower under clause 2.2(a), clause 2.2(b) and
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clause 2.2(c) (respectively) as part of the relevant Trade Finance Facility, and Trade Facility means any one of them;
Trade Finance Facilities means:
(a)	in respect of HSBC (Australia), the Trade Facilities and the Bank Guarantee and Standby Letter of Credit Facility granted by HSBC (Australia) under clause 2.2(a);
(b)	in respect of HSBC (HK), the Trade Facility granted by HSBC (HK) under clause 2.2(b); and
(c)	in respect of HSBC (UK), the Trade Facility granted by HSBC (UK) under clause 2.2(c), and Trade Finance Facility means any one of them;
Trade Financiers means HSBC (Australia), HSBC (HK) and HSBC (UK) and Trade Financier means any of them;
Transaction Documents means:
(a)	this Agreement;
(b)	each Treasury Document;
(c)	each document which a Financier and an Obligor agree in writing is a Transaction Document for the purposes of this Agreement; and
(d)	each document entered into or provided under any of the documents described in paragraphs (a), (b) or (c) or for the purpose of amending or novating any of those documents, including any Bank Guarantee, Documentary Credit or Export Letter of Credit,
and Transaction Document means any of them and, when used in relation to an Obligor, means any of those documents to which that Obligor is a party;
Treasury Document means any currency or interest rate swap agreement, forward interest rate agreement foreign exchange agreement or similar agreement made been a Financier and one or more members of the Group from time to time;
UCP has the meaning given to it in Schedule 2 or Schedule 3 (as the context may require);
UK Borrowers means:
(a)	Sims Group UK Holdings Limited;
(b)	Sims Group UK Limited;
(c)	Mirec BV;
(d)	Sims Metal Management Asia Limited; and
(e)	any New Borrower designated as such in an Accession Deed,
and UK Borrower means any one of them;
Undrawn Commitment means, at any time the Commitment less the Principal Outstanding;
USD means the lawful currency for the time being of the United States of America;
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USD Equivalent means, in relation to any amount in an Approved Currency on any day, the equivalent amount in USD of that amount converted by the relevant Financier at the Spot Rate of exchange for the Approved Currency on that day;
US Borrowers means:
(a)	Sims Group USA Corporation;
(b)	Metal Dynamics Detroit LLC;
(c)	Metal Management Alabama, Inc.;
(d)	Metal Management Arizona, L.L.C.;
(e)	Metal Management Connecticut, Inc.;
(f)	Metal Management Memphis, L.L.C.;
(g)	Metal Management Midwest, Inc.;
(h)	Metal Management Mississippi, Inc.;
(i)	Metal Management Northeast, Inc.;
(j)	Metal Management Ohio, Inc.;
(k)	Metal Management West, Inc.;
(l)	Metal Management, Inc.;
(m)	Proler Southwest LP; and
(n)	any New Borrower designated as such in an Accession Deed,
and US Borrower means any one of them;
US Trade Borrowers means:
(a)	Sims Group Global Trade Corporation; and
(b)	any New Borrower designated as such in an Accession Deed,
and US Trade Borrower means any one of them; and
US Trade Facility means the trade facilities granted to the US Trade Borrower under clause 2.2(c) as part of the relevant Trade Finance Facility.
1.2	Interpretation
(a)	In this Agreement, unless the context requires another meaning, a reference:
(i)	to the singular includes the plural and vice versa;
(ii)	to a gender includes all genders;
(iii)	to a document (including this Agreement) is a reference to that document (including any Schedules and Annexures) as amended, consolidated, supplemented, novated or replaced;
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(iv)	to an agreement includes any undertaking, representation, deed, agreement or legally enforceable arrangement or understanding whether written or not;
(v)	to a party means a party to this Agreement;
(vi)	to an item, Recital, clause, section, Schedule or Annexure is to an item, Recital, clause, section, Schedule or Annexure of or to this Agreement;
(vii)	to a notice means a notice, approval, demand, request, nomination or other communication given by one party to another under or in connection with a Transaction Document;
(viii)	to a person (including a party) includes:
(A)	an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency;
(B)	the person’s successors, permitted assigns, substitutes, executors and administrators; and
(C)	a reference to the representative member of the GST group to which the person belongs to the extent that the representative member has assumed rights, entitlements, benefits, obligations and liabilities which would remain with the person if the person were not a member of a GST group;
(ix)	to a statute is to a statute of Australia, unless otherwise specified;
(x)	to a law:
(A)	includes a reference to any legislation, treaty, judgment, rule of common law or equity or rule of any applicable stock exchange in any Relevant Jurisdiction; and
(B)	is a reference to that law as amended, consolidated, supplemented or replaced;
(C)	includes a reference to any regulation, rule, statutory instrument, by-law or other subordinate legislation in any Relevant Jurisdiction; and
(D)	of Australia in a Transaction Document, extends, in relation to a party to the Transaction Document incorporated in another jurisdiction, to any equivalent law of the jurisdiction where that party is incorporated;
(xi)	to proceedings includes litigation, arbitration and investigation;
(xii)	to a judgment includes an order, injunction, decree, determination or award of any court or tribunal;
(xiii)	to time in relation to an obligation required to be performed, or any other action required to be taken, in a Relevant Jurisdiction is to the time in that Relevant Jurisdiction;
(xiv)	to the words “including” or “includes” means “including but not limited to” or “includes without limitation”; and
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(xv)	to drawing, endorsement, acceptance or other dealing in respect of a Bill is a reference to drawing, endorsement, acceptance or other dealing within the meaning of the Bills of Exchange Act 1909 (Cth) or any equivalent legislation in a Relevant Jurisdiction.
(b)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.
(c)	Headings are for convenience only and do not affect interpretation of this Agreement.
(d)	This Agreement may not be interpreted adversely to a party only because that party was responsible for preparing it.
1.3	Joint and several liability
(a)	Each agreement, warranty, representation or obligation made, given or incurred by an Obligor binds all Obligors in this Agreement jointly and each of them severally.
(b)	Each Financier may enforce its rights under this Agreement and proceed against any one or more Obligors in the manner, order and at the times the Financier determines in its absolute discretion. A Financier is not required to enforce its rights or proceed against all Obligors.
(c)	A notice given by a Financier to the Parent or to any one Obligor with a copy to the Parent is to be considered to have been given to all Obligors.
1.4	Financier’s several obligations
(a)	The obligations of each Financier under the Transaction Documents are several.
(b)	Failure by a Financier to perform its obligations under a Transaction Document does not relieve any other Financier or a Borrower from any of their respective obligations.
(c)	A Financier is not responsible for the obligations of any other Financier or of a Borrower.
(d)	A representation, warranty, undertaking or obligation of a Financier or the Financiers binds each Financier severally only.
1.5	Current Accounting Practice
(a)	Any accounting practice or concept relevant to this Agreement is to be construed or determined in accordance with generally accepted accounting standards in Australia (Accounting Standards).
(b)	Each Financier and Obligor acknowledges that changes in the Accounting Standards after the date of this Agreement may make the operation of the financial undertakings set out in clause 12.3, a defined term or another clause in a Transaction Document that refers to the Accounting Standards or any accounting practice or concept, inappropriate.
(c)	If the Parent or a Financier considers that such a change has occurred and notifies the Financiers or the Parent (as applicable) to that effect (the date such notice is given, the Notification Date), the Parent and the Financiers agree to negotiate in good faith to agree to appropriate amendments to the affected clause or definition.
(d)	If the Parent and the Financiers fail to agree on amendments to the affected clause or definition within 20 Business Days (or such other period as may be agreed
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between the Parent and the Financiers) of the Notification Date, then any references to the Accounting Standards in this Agreement or any other Transaction Document will be deemed to be a reference to the Accounting Standards as at the date of this Agreement.
(e)	Unless and until an agreement is reached as contemplated in this clause 1.5, the Borrowers will provide each Financial Report and Compliance Certificate together with, in each case, any reconciliation statements (audited, where applicable) necessary to enable calculation of the financial undertakings and associated definitions based on the Accounting Standards prior to the relevant change occurring and those changes will be ignored for the purposes of the financial undertakings and the relevant definitions.
2.	THE FACILITIES

2.1	Cash Advance Facility
(a)	Each of the CAF Financiers grants to each of the CAF Borrowers a cash advance facility under which each CAF Borrower may obtain Advances in an Approved Currency, on the terms and conditions set out in this Agreement, including those in Schedule 1.
(b)	A CAF Financier is not obliged to provide financial accommodation to a CAF Borrower if, as a result of providing that financial accommodation:
(i)	the Principal Outstanding under the Cash Advance Facility provided by that CAF Financier would exceed the CAF Limit corresponding to that CAF Financier; or
(ii)	the Principal Outstanding under the Cash Advance Facilities provided by all CAF Financiers would exceed the Commitment corresponding to the Cash Advance Facilities.
2.2	Trade Finance Facility
(a)	HSBC (Australia) grants to the Australian Trade Borrowers a Trade Finance Facility under which:
(i)	an Australian Trade Borrower may utilise any one or more of the Trade Facilities on the terms and conditions set out in this Agreement, including those in Schedule 2; and
(ii)	an Australian Trade Borrower may obtain Bank Guarantees and Standby Letters of Credit issued by HSBC (Australia) on the terms and conditions set out in this Agreement, including those in Schedule 4.
(b)	HSBC (HK) grants to the HK Trade Borrowers a Trade Finance Facility under which a HK Trade Borrower may utilise any one or more of the Trade Facilities on the terms and conditions set out in this Agreement, including those in Schedule 2.
(c)	HSBC (UK) grants to the US Trade Borrowers a Trade Finance Facility under which a US Trade Borrower may utilise any one or more of the Trade Facilities on the terms and conditions set out in this Agreement, including those in Schedule 3.
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(d)	A Trade Financier is not obliged to provide financial accommodation to a Trade Borrower if, as a result of providing that financial accommodation:
(i)	the Principal Outstanding under the Trade Finance Facility provided by that Trade Financier would exceed the Trade Credit Limit corresponding to that Trade Financier; or
(ii)	the Principal Outstanding under the Trade Finance Facility provided by each Trade Financier would exceed the Commitment corresponding to the Trade Finance Facilities.
2.3	Hedging Facility
(a)	HSBC (Australia) agrees to provide a hedging facility to the Australian Borrowers on the terms of Schedule 5.
(b)	HSBC (HK) agrees to provide a hedging facility to the HK Trade Borrowers on the terms of Schedule 5.
(c)	HSBC (UK) agrees to provide a hedging facility to the UK Borrowers on the terms of Schedule 5.
(d)	HSBC (US) agrees to provide a hedging facility to the US Borrowers on the terms of Schedule 5.
2.4	Purpose
(a)	A Borrower must only utilise a Facility for an Approved Purpose of that Facility.
(b)	Each Financier is not bound to enquire as to the application by a Borrower of any utilisation of a Facility and has no responsibility for that application.
2.5	Cancellation of Undrawn Commitment
For a Facility granted by a Financier under clause 2.1 or clause 2.2:
(a)	the Undrawn Commitment is cancelled at 5:00 pm on the last day of the Availability Period;
(b)	the Parent may cancel all or part of the Undrawn Commitment at any time during the Availability Period if:
(i)	HSBC (Australia) receives prior written notice specifying the proposed date and amount of the cancellation and whether the cancellation is in respect of the Cash Advance Facility or the Trade Finance Facility or both; and
(ii)	in the case of a partial cancellation, it is at least $250,000 and a whole multiple of $100,000 unless HSBC (Australia) agrees otherwise;
(c)	a written notice of cancellation given under clause 2.5(b) must be signed by an Authorised Officer of the Parent giving the notice and is irrevocable once given;
(d)	the Undrawn Commitment is cancelled, and the Commitment in respect of the applicable Facility is reduced, with effect from the proposed date of cancellation specified in a notice of cancellation under clause 2.5(b) by an amount equal to the amount specified in the notice of cancellation;
(e)	the Borrowers must pay to the Financier all fees, expenses and other amounts accrued (whether or not yet payable) under the Transaction Documents up to the
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date of cancellation specified in a notice of cancellation under clause 2.5(b) on or before the date of cancellation; and
(f)	any cancellation of all or part of the Undrawn Commitment proposed in a notice of cancellation under clause 2.5(b) and which is to take effect after the Financier has received a request for financial accommodation will be reduced to the extent necessary to ensure that, after providing the requested financial accommodation, the Principal Outstanding will not exceed the Commitment.
3.	CONDITIONS PRECEDENT

3.1	Conditions precedent to initial funding
No Financier is obliged to make the first funding available under this Agreement unless HSBC (Australia) confirms in writing that each of the following conditions precedent is satisfied or waived by all Financiers:
(a)	HSBC (Australia) has received the following documents in form and substance satisfactory to it:
(i)	a certificate substantially in the form of Annexure E providing the details and annexures specified in that Annexure for each Obligor, which is dated not more than 5 days before the date of HSBC (Australia)’s confirmation and is signed by a director or company secretary of the Obligor;
(ii)	each original power of attorney under which a Transaction Document has been or will be executed by an Obligor;
(iii)	duly executed counterparts of each Transaction Document;
(iv)	certified copies of all documents evidencing that:
(A)	all Authorisations necessary or desirable for the entry into, or the performance of, the Transaction Documents by each Obligor have been obtained;
(B)	all necessary filings, registrations or other formalities have been completed;
(C)	all Taxes and other fees have been paid, or sufficient funds have been provided to the Financier for the payment of all Taxes and other fees, to ensure that the Transaction Documents are valid, binding and enforceable;
(v)	any other documents, assurances, opinions and information that HSBC (Australia) requires.
3.2	Benefit of conditions precedent
The conditions precedent in clause 3.1 are for the benefit of each Financier only and may only be waived by all Financiers. If satisfaction of any condition precedent or condition subsequent is waived on condition that an Obligor satisfy that or any other requirement at or before a particular time, that Obligor must comply with that condition.
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4.	FUNDING

4.1	Funding Notice
(a)	A Financier is not obliged to make a Facility available for utilisation by a Relevant Borrower unless:
(i)	a Funding Notice which satisfies the requirements of clause 4.1(b) has been delivered to the Lending Office of HSBC (Australia) and the Lending Office of the Financier no later than 11:00 am:
(A)	in respect of the Trade Finance Facilities, on the proposed Issuance Date or Funding Date, as the case may be; and
(B)	in respect of amounts to be made available by HSBC (Australia), HSBC (UK), HSBC (US) or HSBC (HK), 2 Business Days before the proposed Funding Date, or at a later time agreed in writing by the relevant Financier;
(ii)	all conditions precedent to utilisation of that Facility, including those set out in clause 3.1, have been satisfied; and
(iii)	as at the date of the Funding Notice and the proposed Funding Date or Issuance Date, as applicable:
(A)	all representations and warranties made by that Relevant Borrower and each other Obligor in, or in connection with, a Transaction Document are true and not misleading, by omission or in any other way; and
(B)	no Event of Default or Potential Event of Default has occurred which has not been remedied or waived by all Financiers or would result from the proposed utilisation of that Facility.
(b)	Each Funding Notice must:
(i)	be in legible writing and:
(A)	in the case of the Cash Advance Facility and the Bank Guarantee and Standby Letter of Credit Facility, substantially in the form of Annexure D and must specify the matters set out in that Annexure; and
(B)	in the case of any Trade Facilities to be provided by a Trade Financier, be in such form and include such application forms, authorities and documents which that Trade Financier requires;
(ii)	be signed by an Authorised Officer of the Relevant Borrower; and
(iii)	specify the Funding Date or Issuance Date, as applicable, which must be a Business Day during the Availability Period for that Facility.
(c)	Each Funding Notice:
(i)	constitutes a representation and warranty by the Borrower under this Agreement that no Event of Default or Potential Event of Default has occurred which has not been remedied or waived by all Financiers or will occur as a result of the proposed utilisation of the Facility; and
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(ii)	once given is irrevocable.
4.2	Limitations on Funding Notices
A Relevant Borrower must not give a Funding Notice to a Financier and the Financier is not obliged to provide any financial accommodation requested by that Relevant Borrower under a Facility granted by the Financier to the Relevant Borrowers if, as a result of the Financier providing the financial accommodation requested in the Funding Notice:
(a)	the Principal Outstanding would exceed the Commitment;
(b)	if the Facility is a Trade Finance Facility, the Principal Outstanding under the Trade Finance Facility would exceed the Trade Credit Limit corresponding to the relevant provider of that Trade Finance Facility; or
(c)	if the Facility is a Cash Advance Facility, the Advance requested in the Funding Notice when aggregated with all outstanding Advances provided by that Financier would exceed the CAF Limit corresponding to the relevant provider of that Cash Advance Facility.
5.	TERMINATION AND REPAYMENT

5.1	Termination
If a Financier determines to terminate a Facility provided by it, it must notify the Parent and each other Financier of the date upon which that Facility will be terminated. The date notified to the Parent under this clause 5.1 shall be 19 months after the date the notice was provided under this clause 5.1 and the date so notified will be deemed to be the Final Repayment Date.
5.2	Repayment
(a)	Each Borrower must pay in full the Amount Owing by it to the Financiers on the Final Repayment Date.
(b)	On the Final Repayment Date, each Trade Borrower must pay to:
(i)	HSBC (Australia) (in respect of a Trade Finance Facility provided by HSBC (Australia)) an amount equal to the aggregate of the total Face Value Amount of all Current Bank Guarantees, Current Standby Letters of Credit and Current Documentary Credits denominated in AUD and the Dollar Equivalent of the total Face Value Amount of all Current Bank Guarantees, Current Standby Letters of Credit and Current Documentary Credits denominated in an Approved Currency, which in each case have been drawn by that Trade Borrower and which correspond to HSBC (Australia) as the relevant provider of that Trade Finance Facility. Such amount will be dealt with by HSBC (Australia) in accordance with clause 13.3;
(ii)	HSBC (HK) (in respect of a Trade Finance Facility provided by HSBC (HK)) an amount equal to the aggregate of the total Face Value Amount of all Current Documentary Credits denominated in AUD and the Dollar Equivalent of the total Face Value Amount of all Current Documentary Credits denominated in an Approved Currency, which have been drawn by that Trade Borrower and which correspond to HSBC (HK) as the relevant provider of that Trade Finance Facility. Such amount will be dealt with by HSBC (HK) in accordance with clause 13.3; and
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(iii)	HSBC (UK) (in respect of a Trade Finance Facility provided by HSBC (UK)) an amount equal to the aggregate of the total Face Value Amount of all Current Documentary Credits denominated in USD and the USD Equivalent of the total Face Value Amount of all Current Documentary Credits denominated in an Approved Currency, which have been drawn by that Trade Borrower and which correspond to HSBC (UK) as the relevant provider of that Trade Finance Facility. Such amount will be dealt with by HSBC (UK) in accordance with clause 13.3.
6.	COMMITMENT EXCEEDED

6.1	Excess of limit
If a Financier determines in good faith that the Dollar Equivalent of the Principal Outstanding under the Cash Advance Facility or the Trade Finance Facility exceeds the limit of that Facility, the Parent and the Relevant Borrowers must take remedial measures to the Financier’s satisfaction with respect to the excess as soon as possible, and in any event no later than 10 Business Days after being demanded to do so by the Financier.
6.2	Cash cover
(a)	If at any time the Principal Outstanding under the Cash Advance Facility exceeds 105% of the Commitment, the Parent shall deposit into the account held by the Parent with HSBC (Australia) (the “Margin Account”) the amount of the currency certified by HSBC (Australia) as being required to ensure that the Principal Outstanding at that time less the amount standing to the credit of the Margin Account will not exceed the Commitment.
(b)	If, in respect of a Trade Finance Facility, and at any time, the Principal Outstanding under that Trade Finance Facility exceeds 105% of the Trade Credit Limit corresponding to the provider of that Trade Finance Facility, the Parent shall deposit into the Margin Account the amount of the currency certified by HSBC (Australia) as being required to ensure that the Principal Outstanding under that Trade Finance Facility at that time less the amount standing to the credit of the Margin Account will not exceed the Trade Credit Limit corresponding to the provider of that Trade Finance Facility.
(c)	The Parent may demand or require repayments or withdrawals of any amounts standing to the credit of the Margin Account and HSBC (Australia) will comply with any such demand or requirement from the Parent) only to the extent or amount that:
(i)	the Commitment exceeds the Principal Outstanding at that time plus the amount (including interest) standing to the credit of the Margin Account; and
(ii)	in respect of a Trade Finance Facility, the Trade Credit Limit corresponding to the provider of that Trade Finance Facility exceeds the Principal Outstanding under that Trade Finance Facility at that time plus the amount (including interest) standing to the credit of the Margin Account, at the relevant time.
(d)	Other than as permitted by clause 6.2(c), the Parent may not demand or require repayments or withdrawals of any amounts standing to the credit in the Margin Account and HSBC (Australia) will not be required to comply with such demand or
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requirement unless and until all moneys, liabilities and obligations due or owing to HSBC (Australia) under the Facilities have been paid and satisfied in full.
(e)	HSBC (Australia) shall pay interest on the amounts standing to the credit of the Margin Account. Interest shall be calculated daily and be payable monthly in arrears. The applicable interest rate shall be the rate quoted in good faith by HSBC (Australia) as the rate at which it would accept 24 hour call deposits of a similar amount and in the same currency or currencies as the credit balance in the Margin Account.
7.	PAYMENTS

7.1	Payments by an Obligor
All payments by an Obligor to a Financier under a Transaction Document must be made:
(a)	to the Lending Office of the Financier in the Relevant Jurisdiction where the Obligor is incorporated, or, where the Financier does not have a Lending Office in that Relevant Jurisdiction or otherwise, such other office specified by the Financier;
(b)	not later than 11:00 am on the due date for payment;
(c)	in Cleared Funds; and
(d)	to the account specified by the Financier,
or in any other manner that the Financier notifies to the Obligor provided that that other manner is consistent with normal practice in the Relevant Jurisdiction where the Obligor is incorporated and in the jurisdiction from which the payment is to be made.
7.2	Currency of payment
Payments by an Obligor to a Financier under the Transaction Documents must be made as follows:
(a)	repayments and prepayments of principal amounts must be made in the currency in which those amounts are denominated;
(b)	interest must be paid in the currency in which the amount in respect of which the interest has accrued is denominated;
(c)	amounts payable in respect of:
(i)	costs, expenses, Taxes and other disbursements incurred or payable by the Financier must be paid in the currency in which they were incurred; and
(ii)	each other amount payable under the Transaction Documents must be paid in the currency specified in the Transaction Documents.
7.3	Change of currency
If a change in the currency of a Relevant Jurisdiction occurs, the Transaction Documents will, to the extent the relevant Financiers (acting reasonably and after consultation with the Borrowers incorporated in that Relevant Jurisdiction) specify to be necessary, be amended to comply with any generally accepted conventions and market practice in the relevant interbank market and otherwise to reflect the change in currency.
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7.4	Business Days
If an amount would otherwise be due for payment on a day that is not a Business Day, that amount is due on the next Business Day or, if that Business Day is in another calendar month, on the preceding Business Day.
7.5	Payable on demand
An amount payable under a Transaction Document that is not payable on a specified date is payable on demand.
7.6	Payments in gross
Subject to clause 7.7, all money payable by an Obligor under a Transaction Document must be paid unconditionally and in full without:
(a)	set-off or counterclaim of any kind; or
(b)	deduction or withholding for Tax or any other reason, unless the deduction or withholding is required by applicable law.
7.7	Deductions and withholdings
(a)	If an Obligor or any other person is required by law to make a deduction or withholding for Tax from a payment under a Transaction Document or a Financier is required to make a payment for Tax on any payment received or receivable by it from an Obligor under a Transaction Document, the Obligor:
(i)	indemnifies the Financier against any Claim in respect of the Tax; and
(ii)	must immediately pay an additional amount to the Financier so that, after all applicable deductions, withholdings or payments for Tax, the Financier actually receives for its own benefit a net amount equal to the amount which it would have received if no deductions, withholdings or payments had been required.
(b)	If a Financier is required by law to make a deduction or withholding for Tax from a payment to the Financier under a Transaction Document, the Obligor making that payment must pay the full amount of the deduction or withholding to the appropriate Government Agency in accordance with applicable law and deliver the original receipts to the Financier.
7.8	Allocation of receipts
A Financier must allocate payments made by or for the account of a Borrower to the purpose for which the payment was made but after the occurrence of an Event of Default the Financier may allocate such payments towards principal, interest or other money owing under a Transaction Document as it considers appropriate.
8.	UNLAWFULNESS OR INCREASED COSTS
8.1	Unlawfulness
(a)	If a Financier determines in good faith that it is or will be:
(i)	unlawful;
(ii)	contrary to any request or requirement of any central bank or any other Government Agency (whether or not having the force of law); or
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(iii)	in the case of a Documentary Credit, Bank Guarantee or Standby Letter of Credit, incompatible with any national or international financial, political or economic conditions or exchange controls, for the Financier to make available, fund or maintain a Facility or to otherwise perform its obligations under a Transaction Document, the Financier must as soon as reasonably possible notify its determination to the Relevant Borrowers to which the Facility has been granted.
(b)	The Financier’s notice must set out:
(i)	which Facility, Facilities or parts of a Facility are affected;
(ii)	whether or not the underlying event or situation applies to a particular utilisation of a Facility or to all outstanding utilisations under that Facility;
(iii)	whether or not the Financier has determined that all or part of the Commitment must be cancelled as a result of the event or situation, and the amount of Commitment to be cancelled, if applicable; and
(iv)	whether all or part of the Principal Outstanding or Amount Owing is to be repaid by the Relevant Borrowers, and the amount of Principal Outstanding or Amount Owing to be repaid, if applicable.
(c)	On the giving of that notice to the Relevant Borrowers, the Financier’s obligation to make available, fund or maintain the Facility or perform the relevant obligation ceases in accordance with the terms of the notice, and, if applicable the Commitment (or part of it) is cancelled in accordance with the terms of that notice.
(d)	If all or part of the Principal Outstanding or Amount Owing is repayable in accordance with clause 8.1(b), each Relevant Borrower must pay the amount of Principal Outstanding or Amount Owing, as specified in the notice given under clause 8.1(b) to the Financier in full on the earlier of:
(i)	60 days after receipt of the Financier’s notice; or
(ii)	the date specified in the notice and certified by the Financier as the last day on which payment is required or permitted in order to comply with the relevant law, request or requirement or prevent or remedy a breach of the relevant law.
(e)	Following delivery of a notice under clause 8.1(a), if a Trade Financier is not able to provide a Documentary Credit, Bank Guarantee or Standby Letter of Credit requested by a Trade Borrower, that Trade Financier and the Trade Borrower shall negotiate in good faith with a view to agreeing an alternative basis on which the requested accommodation may be provided by that Trade Financier to the Trade Borrower.
8.2	Increased costs
(a)	If a Financier determines that:
(i)	the introduction of, implementation of or a change in any law, or any official directive, requirement or request of any central bank or any other Government Agency (whether or not having the force of law but compliance with which is in accordance with the practice of responsible banks or financial institutions in the relevant jurisdiction) including any one of them relating to:
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(A)	capital adequacy, reserve, liquidity or deposit requirements, the classification or allocation of capital or prudential supervision; or
(B)	a Tax on or affecting payments made or to be made under a Transaction Document; or
(ii)	any change in the interpretation or application of any law, official directive, requirement or request referred to in paragraph (a)(i) of this clause 8.2(a) by a Government Agency;
directly or indirectly:
(iii)	increases the cost to the Financier of underwriting, making, funding or maintaining a Facility or performing an obligation under a Transaction Document;
(iv)	reduces the amount of any payment made or payable by or for the account of an Obligor or received or receivable by the Financier under a Transaction Document;
(v)	reduces the effective return to the Financier on capital which is or becomes allocated by the Financier to a Facility or the effective return on overall capital of the Financier;
(vi)	imposes any requirement that the Financier make any payment or forego any interest or other return on or calculated by reference to:
(A)	any sum received or receivable by it under any Transaction Document in an amount which the Financier considers material; or
(B)	any capital or other amount directly or indirectly allocated by the Financier to making a Facility available in an amount which the Financier considers material; or
(vii)	restricts or prevents the Financier from entering into any other transaction with the result that the Financier incurs any cost or loss of interest or other return specified in paragraphs (iii), (iv), (v) or (vi) of this clause 8.2(a);
each Relevant Borrower must in each such case pay to the Financier on demand the amounts certified by the Financier as necessary to compensate it for that increased cost, reduction, payment or foregone interest or return or other cost or loss of interest or other return (each an “Increased Cost”).
(b)	A Relevant Borrower may, upon becoming aware of the Increased Cost, revoke any Funding Notice with a view to minimising the amount of any compensation payable pursuant to clause 8.2(a) and 8.2(c), by notifying the Financier to that effect on or before 4:00 pm on the date which is 2 Business Days before the relevant Funding Date or Issuance Date, as applicable.
(c)	Where an Increased Cost arises from circumstances which relate not only to the Financier’s funding of a Facility, but also to other business, the Financier is entitled to claim as compensation for the Increased Cost the amount it determines is fairly attributable to its funding of the Facility. The Financier may use averaging and attribution methods commonly used by the Financier or any other method it considers appropriate.
(d)	In providing a certificate under this clause 8.2, the Financier is not required to disclose any confidential information relating to the organisation of its business.
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(e)	It will not be a defence that any Increased Cost could have been avoided.
9.	MARKET DISTURBANCE AND REVIEW OF FACILITIES
9.1	Disturbance Notice
A Financier may give a notice in respect of the Cash Advance Facility (a Disturbance Notice) to the Parent at any time (Disturbance Notice Date) if the Financier forms the view that market conditions in the relevant financial market for the currency concerned are seriously disturbed, including without limitation as a result of the conditions described in this clause 9 (Market Disturbance).
9.2	Market Disturbance Premium
If a Financier gives a Disturbance Notice as a result of circumstances where, in the Financier’s opinion:
(a)	adequate and fair means are not available for fixing the Base Rate in respect of AUD or any Approved Foreign Currency, or
(b)	the cost to the Financier of obtaining deposits in the relevant financial market or other funds to fund an Advance exceeds the Base Rate, the Financier will, in the Disturbance Notice, notify the Parent of the rate at which the Financier (acting commercially and in good faith) will charge a premium to be added to the Base Rate in respect of Funding Periods for each Advance which commences on or after the Disturbance Notice Date, which rate will be the rate that reflects the Financier’s cost of funding the advances from whatever sources it may reasonably select. The rate must be expressed as a percentage rate per annum and be rounded up to the nearest fourth decimal place (Market Disturbance Premium).
At the beginning of each calendar quarter that commences after the Disturbance Notice Date, the Financier may amend the Market Disturbance Premium that applies to new Advances advanced on or after the beginning of that calendar quarter or, in the case of existing Advances, to new Funding Periods commencing on or after the beginning of that calendar quarter.
Portions of the Market Disturbance Premium may differ for each Funding Period for an Advance and also according to which currency that advance may be made. Despite this, the relevant Financier need not inform any Obligor which portions of the Market Disturbance Premium relate to particular Advances, particular Funding Periods for an Advance, particular currencies for an Advance or any other factor when notifying the Parent of that Market Disturbance Premium for the Cash Advance Facility. The Financier is not required to give the Parent calculations showing how the Market Disruption Premium has been ascertained, nor is required to provide details of its business or tax affairs.
The Parent agrees to pay the Market Disturbance Premium on all Advances and in respect of each Funding Period for those Advances on the relevant Interest Payment Dates during a Funding Period for that Advance provided that the Market Disturbance Premium that is to apply is advised to the Parent prior to the drawdown for that Advance or the commencement of a new Funding Period.
The relevant Financier will promptly notify the Parent once it determines the circumstances requiring a Market Disturbance Premium have ceased to exist. From the time of such notice, no Market Disturbance Premium for new Advances or new Funding Periods will be payable unless a further Disturbance Notice is delivered to the Parent.
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9.3	Alternative Arrangements
If a Financier gives a Disturbance Notice as a result of circumstances where, in the Financier’s opinion:
(a)	because of national or international financial, political or economic circumstances or exchange rates or exchange controls it is impractical for it to fund or continue to fund an Advance for the Funding Period; or
(b)	deposits in the currency concerned are not available in the ordinary course of business to the Financier in the relevant financial market, and the Disturbance Notice relates to an Advance which has not been made, then the Financier’s obligations to make the Advance shall be suspended while it and the Parent negotiate alternative arrangements. If they reach agreement within 30 days, those alternative arrangements will apply. If they do not reach agreement within that period, the Financier will be released from its obligations to make the Advance.
9.4	Alternative Basis
If the Disturbance Notice given under clause 9.3 relates to an Advance which has been made, the Financier will maintain the Advance, and will within 30 days after giving the Disturbance Notice notify the Parent of an alternative basis (Alternative Basis) for maintaining the Advance.
The Parent will comply with the Alternative Basis. The Financier and the Parent will consult monthly while the Alternative Basis is in force, and if the circumstances which justified the establishment of the Alternative Basis cease to apply, the Financier will revoke the Alternative Basis as promptly as practicable.
An Alternative Basis may include, in the Financier’s absolute discretion:
(a)	alternative currencies;
(b)	alternative Funding Periods; or
(c)	alternative methods of fixing the interest rate.
9.5	Review of Facilities
(a)	Without prejudice to the rights of the Financiers under the Transaction Documents, the Financiers may conduct an annual review of their respective participation under this Agreement, such review to occur on or around 1 November of each year (or such other time as the Financiers notify the Parent in writing).
(b)	Following any annual review conducted in accordance with clause 9.5(a) above, the Financiers may (in their sole and absolute discretion) propose changes to the Margin, pricing, fees and/or costs that apply to the Facilities by delivering to the Parent a replacement fee letter or fee letters (as applicable) in substantially the form set out in Annexure G (New Fee Letter). Each New Fee Letter shall set out the proposed changes to the Margin, pricing, fees and/or costs that will apply to the Facilities.
(c)	The Parent must, by notice in writing to the Financiers within 15 Business Days of the date of issue of the New Fee Letter, either:
(i)	accept the New Fee Letter by returning a signed copy of the New Fee Letter to the Financiers, in which case the revised Margin, pricing, fees and/or costs will apply with effect from the date of the New Fee Letter; or
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(ii)	reject the New Fee Letter.
(d)	If the Parent rejects the New Fee Letter in accordance with clause 9.5(c) above:
(i)	the Parent must include with its notice referred to in clause 9.5(c) reasonable details of Parent’s reasons for rejecting the New Fee Letter; and
(ii)	the Parent and the Financiers shall, during a period of 20 Business Days commencing on the date of issue of the New Fee Letter (Negotiation Period), enter into negotiations with respect to whether there will be any change to the Margin, pricing, fees and/or costs that applies to the Facilities as at the date of the New Fee Letter.
(e)	If the Financiers and the Parent reach agreement on the terms of the New Fee Letter before the end of the Negotiation Period, the Financiers will deliver to the Parent a revised fee letter or fee letters (as applicable) in substantially the same form as set out in Annexure G which set out the revised Margin, pricing, fees and/or costs that will apply to the Facilities. The revised Margin, pricing, fees and/or costs set out in such revised fee letter or fee letters (as applicable) will apply with effect from the date of the relevant revised fee letter or fee letters (as applicable).
(f)	If the Financiers and the Parent do not reach agreement on the terms of the New Fee Letter before the end of the Negotiation Period, the Financiers reserve the right to take such action in respect of the Facilities as it is entitled to take under this Agreement.
(g)	Nothing in this clause 9.5 limits the rights of the Financiers to cancel a Facility or to require repayment of the Amount Owing if it were otherwise entitled to do so under this Agreement, including without limitation during the negotiations referred to in clause 9.5(e) above.
10.	COMMITMENT FEE, EXPENSES, COSTS AND TAXES
10.1	Expenses
(a)	Whether or not a Facility is utilised, the Borrowers must pay to or reimburse each Financier on demand for:
(i)	all reasonable costs (including legal costs) and out-of-pocket expenses and Taxes incurred or payable by that Financier for the negotiation, preparation, execution, completion, stamping and registration of, or in respect of, the Transaction Documents;
(ii)	all reasonable costs, expenses and Taxes incurred or payable by that Financier for:
(A)	any attendance, inspection, calculation, approval, consent, waiver, variation, release or discharge made or given by that Financier under a Transaction Document; and
(B)	any amendment of any Transaction Document; and
(iii)	all reasonable costs (including legal costs), expenses and Taxes incurred or payable by that Financier for any contemplated or actual enforcement of a Transaction Document, or the preservation of its rights, powers and remedies under a Transaction Document.
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10.2	Costs
The Borrowers must bear the cost of doing or refraining from doing any act, matter or thing which it is required to do or refrain from doing under or in connection with a Transaction Document.
10.3	Taxes
(a)	The Borrowers must pay all Tax in relation to the execution, delivery, registration, performance, release, discharge, variation, enforcement or attempted enforcement of or otherwise in respect of the Transaction Documents.
(b)	The Borrowers indemnify each Financier against all Claims in respect of any amount payable under clause 10.3(a), except for any Claim which arises solely as a result of that Financier failing to pay a Tax in circumstances where the Borrowers provide that Financier with sufficient Cleared Funds and written instructions directing that Financier to pay the Tax 5 Business Days prior to the date on which that Tax is due for payment.
10.4	GST
(a)	The Australian Borrowers must pay to HSBC (Australia) on demand any GST which is payable as a consequence of any supply made or deemed to be made or other matter or thing done under or in connection with a Transaction Document by HSBC (Australia), together with any fine, penalty or interest payable because of a default of the Australian Borrowers.
(b)	The amount paid by the Australian Borrowers to HSBC (Australia) on account of GST must be sufficient to ensure that the economic benefit to HSBC (Australia) of the relevant Transaction Document remains the same whether GST applies or not.
(c)	HSBC (Australia) will give the Australian Borrowers a tax invoice complying with any legislation under which GST is imposed.
(d)	The Australian Borrowers must pay any amount it is required to pay under this clause 10.4 in full and without deduction, notwithstanding any entitlement that it may have to a credit or offset.
10.5	Commitment Fee
The Borrowers must pay HSBC (Australia) (for the account of the Financiers) a non refundable Commitment Fee on the Undrawn Commitment. The Commitment Fee:
(a)	accrues from day to day;
(b)	is calculated from and including the date of this Agreement to and including the last day of the Availability Period on the actual number of days elapsed and a 365 day year; and
(c)	must be paid to HSBC (Australia) (for the account of the Financiers) quarterly in arrears on or before the date specified by HSBC (Australia) in the relevant invoice for that Commitment Fee issued by HSBC (Australia) after the end of the quarter corresponding to that Commitment Fee (being a quarter ending on 31 March, 30 June, 30 September and 31 December, as the case may be).
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11.	REPRESENTATIONS AND WARRANTIES
11.1	General Representations and warranties by each Obligor
Each Obligor represents and warrants to each Financier in respect of itself that (except where the representation and warranty is expressed to apply to the Parent only in which case the Parent gives the relevant representation and warranty):
(a)	(status) it is validly created and existing under relevant laws;
(b)	(power) it has the power to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party, to carry out the transactions contemplated by those documents and to carry on its business as now conducted or contemplated;
(c)	(authorisations) it has taken all necessary action to authorise the entry into and performance of the Transaction Documents to which it is expressed to be a party and to carry out the transactions contemplated by those documents;
(d)	(documents binding) each Transaction Document to which it is expressed to be a party is a valid and binding obligation enforceable in accordance with its terms;
(e)	(transactions permitted) neither the execution and performance by it of the Transaction Documents to which it is expressed to be a party nor any transaction contemplated under any such document will violate in any respect any provision of:
(i)	any law or treaty or any judgment, ruling, order or decree of any Government Agency binding on it;
(ii)	its memorandum or articles of association or other constituent documents; or
(iii)	any other document or agreement which is binding upon it or its Assets, and, except as may be provided by the Transaction Documents, does not and will not result in:
(iv)	the creation or imposition of any Security Interest on any of its Assets under any of the foregoing; or
(v)	the acceleration or cancellation of any obligation with respect to any Financial Indebtedness, or anything which constitutes (or which, with the giving of notice and/or lapse of time would constitute) an event of default, cancellation event, prepayment event or similar event (whatever called) under any agreement relating to Financial Indebtedness;
(f)	(accounts):
(i)	the most recent audited accounts of the Group give a true and fair view of its and the Group’s state of affairs as at the date to which they relate and the results of its and the Group’s operations for the accounting period ended on such date;
(ii)	there has been no change in its and the Group’s state of affairs since such date which may have a Material Adverse Effect;
(iii)	those accounts have been prepared in accordance with clause 1.5; and
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(iv)	there is no material Financial Indebtedness or any other liability or contingent liability which is not disclosed in those accounts;
(g)	(no litigation) no litigation, arbitration, tax claim, dispute or administrative proceeding is presently current or pending or, to its knowledge, threatened, which might have a Material Adverse Effect;
(h)	(no default):
(i)	it is not in default under any document or agreement binding on it or its Assets which relates to Financial Indebtedness or is material; and
(ii)	nothing has occurred which is or would with the giving of notice and/or lapse of time constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under any such document or agreement;
(i)	(Authorisations):
(i)	all Authorisations, if any, required in connection with the execution, delivery or performance by it of its obligations under, or to ensure the validity and enforceability of the Transaction Documents to which it is a party and the transactions contemplated by those documents, and
(ii)	all Authorisations required for it to carry on its business, which are material and where failure to obtain or effect any such Authorisation would have a Material Adverse Effect, have been obtained or effected and are in full force and effect;
(j)	(pari passu) its payment obligations under the Transaction Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;
(k)	(solvency) there are no reasonable grounds to suspect that it is unable to pay its debts as and when they become due and payable;
(l)	(not a trustee) it does not enter into any Transaction Document as trustee, or hold any property as trustee;
(m)	(legal and beneficial owner) it is the legal and beneficial owner of its assets and undertaking;
(n)	(commercial benefit) the entering into and performance by it of its obligations under the Transaction Documents to which it is expressed to be a party is for its commercial benefit and is in its commercial interests;
(o)	(no benefit to related party) it has not contravened nor will contravene section 208 or section 209 of the Corporations Act (or similar laws under the laws of any other jurisdiction which may be applicable to it) by entering into any Transaction Document or participating in any transaction in connection with a Transaction Document;
(p)	(no financial assistance) it has not contravened nor will contravene Part 2J.3 of the Corporations Act (or similar laws under the laws of any other jurisdiction which may be applicable to it) by entering into any Transaction Document or participating in any transaction in connection with a Transaction Document;
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(q)	(default under law — Material Adverse Effect) neither it nor any of its Subsidiaries is in breach of a law or obligation affecting any of them or their assets in a way which has had, or is likely to have, a Material Adverse Effect;
(r)	(taxation) to the best of its knowledge, information and belief, having made due enquiries, it has complied with all material laws relating to Tax in all jurisdictions in which it is subject to Tax and has paid all Taxes due and payable by it (other than those Taxes which it is contesting in good faith and in respect of which it has made adequate reserves as long as failure to pay those Taxes would not have, and is not reasonably likely to have, a Material Adverse Effect);
(s)	(no immunity) neither it nor any of its Subsidiaries has immunity from the jurisdiction of a court or from legal process;
(t)	(governing law and enforcement) subject to any qualification in any legal opinion provided to the Financiers pursuant to this Agreement:
(i)	the choice of law referred to in clause 26.1 as the governing law of the Transaction Documents will be recognised and enforced in its jurisdiction of incorporation or organisation and in the jurisdiction referred to in that clause (if different); and
(ii)	any judgment obtained against it in any jurisdiction referred to in clause 26.2 in relation to a Transaction Document will be recognised and enforced in its jurisdiction of incorporation or organisation;
(u)	(No filing or stamp taxes) under the law of any relevant jurisdiction it is not necessary that the Transaction Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp duty, registration or other similar Tax be paid on or in relation to the Transaction Documents or the transactions contemplated by the Transaction Documents;
(v)	(“most favoured nation” — facilities) in the reasonable opinion of the Parent and unless as disclosed under clause 12.1(t), the terms of each Transaction Document, whether alone or in combination with another Transaction Document, except those terms related to pricing (including, without limitation, fees and margins), facility limits and repayment dates, are no less favourable in any material respect than the terms in any Other Bank Document;
(w)	(“most favoured nation” — hedging) in the reasonable opinion of the Parent and unless as disclosed under clause 12.1(u), the terms and conditions of any ISDA Master Agreement between an Obligor and a Financier, except those terms related to pricing and individual transactions, will be no less favourable in any material respect than the terms and conditions of the Other Hedging Arrangements;
(x)	(ERISA.) in the case of each Obligor incorporated or organised in the United States of America, it and its Subsidiaries have operated and administered each employee benefit plan (as defined in Section 3 of ERISA) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. It and its Subsidiaries have not incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the U.S. Internal Revenue Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by it or its Subsidiaries, or in the imposition of any lien on any of it or any of its Subsidiary’s rights, properties or assets, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the U.S. Internal Revenue Code,
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other than such liabilities or liens as would not individually or in the aggregate reasonably be expected to result in respect of it or any of its Subsidiaries in a Material Adverse Effect (as if, for the purpose of this clause (x) only, each reference to “the Group” in the definition of “Material Adverse Effect” in this agreement were a reference to such Obligor or any of its Subsidiaries);
(y)	(Federal Reserve Regulations). it is not engaged principally, nor as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of the loan will be used, whether immediately, incidentally or ultimately, for purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System;
(z)	(Not an Investment Company) it is not, nor during the term of the loan will it be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended;
(aa)	(no misrepresentation) all information provided by it or on its behalf to the Financiers in or in connection with the Transaction Documents is or was true in all material respects as at the date and time it was provided and is not, by the omission of information or otherwise, misleading;
(bb)	(disclosure) all information provided to the Financiers by or on its behalf in relation to it, its assets, business or affairs or the Transaction Documents was correct and not misleading (by omission or otherwise) as at the time it was provided;
(cc)	(full disclosure): it has disclosed in writing to the Financier all facts relating to it and its Subsidiaries, the Transactions Documents of that Financier and all things in connection with them, which are material to the assessment of the nature and amount of the risk undertaken by the Financier in entering into the Transaction Documents of that Financier and doing anything in connection with them;
(dd)	(title) none of its Assets is subject to any Security Interest which is not permitted by clause 12.2 or to any agreement to give such a Security Interest; and
(ee)	(Environmental Law):
(i)	it is aware of and complies in all material and respects with the requirements of all Environmental Laws and standards applicable to its property and the conduct of its business;
(ii)	it and its officers exercise reasonable due diligence and take all reasonably necessary precautions to detect and prevent the commission of an offence under any Environmental Law resulting in pollution of or harm to the environment or to any person or property, including its property;
(iii)	at the date hereof such due diligence has not revealed any material contamination of or emanating from any of its property;
(iv)	so far as it is aware after due enquiry, its occupation and use of its property and the conduct of its business does not breach any Environmental Law or standard in any material respect;
(v)	there has been no notice or complaint from any environmental authority pursuant to any Environmental Law that has not been answered to the satisfaction of the complainant, alleging that its activities on, in or in
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relation to its property are polluting the environment in any material respect or that the carrying on of its business causes any significant public or private nuisance;
(vi)	so far as it is aware after due enquiry, there is no proposal to revoke, suspend, modify or not renew any Authorisation or approval under any Environmental Law relating to any of its property or the conduct of its business; and
(vii)	no proceedings or suits have been commenced, no Court orders have been issued and no material penalty has been imposed, in each case in relation to any offence by it or its officers under any Environmental Law.
11.2	Continuing representations and warranties
The representations and warranties in this Agreement, including those in this clause 11, survive the execution of each Transaction Document and are repeated on the first date that a Facility is utilised and on each subsequent Funding Date and Issuance Date while any of the Amount Owing remains outstanding.
11.3	Acknowledgment of reliance
The Obligor acknowledges that each Financier has entered into each Transaction Document in reliance on the representations and warranties in this Agreement.
11.4	Additional representations and warranties
The representations and warranties in this Agreement are in addition to any other representations and warranties in any other Transaction Document.
12.	UNDERTAKINGS
12.1	Undertakings
Unless all Financiers otherwise agree in writing, each Obligor undertakes as follows (except where the undertaking is expressed to apply to the Parent only in which case the Parent gives the relevant undertaking):
(a)	(corporate reporting and information) it will furnish to the Financiers:
(i)	(annual accounts) as soon as practicable (and in any event not later than 90 days) after the close of each of its financial years, copies of the Latest Audited Consolidated Statement of Financial Position and its audited statement of financial performance and statement of cash flows and, upon request by the Financier, its unconsolidated audited statement of financial position and statement of financial performance and statement of cash flows;
(ii)	(semi-annual accounts) as soon as practicable (and in any event not later than 90 days) after the first half of each of its financial years, copies of the Group’s consolidated unaudited statement of financial position and statement of financial performance and statement of cash flows in respect of such half-year;
(iii)	(compliance certificates): together with the documents provided under clauses 12.1(a)(i) and (ii), a statement (Compliance Certificate) signed by the Parent confirming that:
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(A)	each financial covenant in clause 12.3 has been complied with during the relevant period;
(B)	since the date of the last compliance certificate no event that constitutes an Event of Default, Potential Event of Default or Review Event has occurred or is subsisting other than as set out in the certificate; and
(C)	the representations and warranties in this Agreement are true and correct as though they have been made at the date of the certificate in respect of the facts and circumstances then subsisting other than as set out in the certificate;
(iv)	(Directors’ certificate) at the Financier’s request, a certificate signed by at least two directors of the Parent stating:
(A)	if an Event of Default or Potential Event of Default has occurred; and
(B)	if so, full details of the relevant Event of Default or Potential Event of Default and the remedial action being taken or proposed;
(v)	(management accounts) as soon as practicable (and in any event not later than 60 days) after the end of each half year management accounts relating to the Group specifying:
(A)	half yearly, year-to-date and budget figures in respect of the financial performance account and cash flow;
(B)	a statement of financial position as at the end of the relevant half year;
(C)	detailed calculations demonstrating compliance with the covenants in clause 12.3;
(vi)	(Auditor’s certificate) as soon as practicable (and in any event not later than 90 days) after the close of each of its financial years a statement signed by the Auditor confirming that in his opinion the negative pledge and asset disposal restrictions in clause 12.2 and financial covenants in clause 12.3 have been complied with during the relevant financial year;
(vii)	(documents issued to shareholders) promptly, all documents issued by each Obligor as required by applicable law to its shareholders or unitholders, as the case may be, except notices of annual general meetings unless there is any business to be conducted at an annual general meeting other than approval of the accounts;
(viii)	(prospectuses) a copy of any prospectus or other document intended for public release, released by an Obligor, relating to the issue of any security to the public, promptly following its release; and
(ix)	(other information) upon request, such other information, including, without limitation, copies of any valuations obtained, in relation to its and the Group’s financial condition or business (including, without limitation, such information as will enable the Financiers at any time to determine compliance with clauses 12.2 and 12.3) as the Financiers may reasonably request;
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(b)	(accounting principles) it will ensure that each set of accounts furnished to the Financiers under clauses 12.1(a)(i) and (a)(ii) shall:
(i)	be prepared in accordance with clause 1.5; and
(ii)	give a true and fair view of the state of affairs of the relevant entity and the result of its operations, as at the date, and for the period ending on the date, to which such accounts are prepared;
(c)	(Authorisations) it will use its best endeavours to ensure that:
(i)	all Authorisations required for the validity, enforceability and performance of its obligations under the Transaction Documents; and
(ii)	all Authorisations which are material to the carrying on of the business of the Group (taken as a whole) where failure to do so has or is likely to have a Material Adverse Effect, are obtained and promptly renewed and maintained in full force and effect and it will promptly provide copies to the Financiers when they are obtained or renewed;
(d)	(notice to Financiers) it will give notice to the Financiers as soon as it becomes aware of the same of:
(i)	any Event of Default or Potential Event of Default;
(ii)	all litigation, arbitration or similar proceedings to which any Borrower is a party involving a claim in excess of AUD10,000,000 (or, where the claim is denominated in a currency other than AUD, the equivalent in that currency of AUD10,000,000, calculated at the Financiers’ Spot Rate two Business Days beforehand);
(iii)	any proposal by any Government Agency to acquire compulsorily the whole or a substantial part of the Assets or business of an Obligor;
(iv)	any substantial dispute between any Obligor and any Government Agency;
(v)	the appointment of an inspector under any companies legislation to investigate all or any part of the affairs of any Obligor in relation to a possible contravention by it of that legislation;
(vi)	the acquisition by it of a Subsidiary;
(vii)	where such event has had or is reasonably likely to have a Material Adverse Effect:
(A)	any breach of any Environmental Law; or
(B)	the issuing of any proceedings or notice or requirements against or upon it or its assets in respect of, or which is likely to result in, any environmental liability or breach of any Environmental Law; and
(viii)	any change in its Authorised Officers, giving specimen signatures of any new Authorised Officer so appointed and any major change in management or other personnel which may have a significant impact on the conduct of the business of any Obligor;
(e)	(corporate existence) it will, and will ensure that each Group Company will, do all things necessary to maintain its existence in good standing and will not transfer its
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jurisdiction of creation or enter into any merger or consolidation and/or default in a material respect in complying with the provisions of the Corporations Act or any analogous law in any Relevant Jurisdiction;
(f)	(revaluation) it will, on those occasions when the Financiers consider that the circumstances render it reasonable to do so (and the Financiers having their reasons for so considering), obtain a revaluation of any Tangible Asset by a valuer approved by the Financiers, at its expense;
(g)	(insurance) it must, and must ensure that each Group Company will:
(i)	maintain industrial special risks insurance, public liability insurance, professional indemnity liability insurance and directors and officers liability insurance with an independent and reputable insurer and consistent with the insurances maintained by it as at the date of this Agreement;
(ii)	otherwise insure, and keep insured, its property which is of an insurable nature in the manner and to the extent which is in accordance with good business practice for property of such nature; and
(iii)	promptly following a request by the Financier, provide the Financier with any certificates of currency or other evidence of currency in respect of all insurances required to be maintained by it under this Agreement;
(h)	(accounts) it shall maintain proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs in accordance with generally accepted accounting practices consistently applied;
(i)	(reserves) it shall maintain adequate reserves in its books of account for all appropriate expenses, costs and contingencies in accordance with generally accepted accounting practices consistently applied including (without limitation) reserves for all taxes, assessments, charges, levies, claims, doubtful debts, premiums due on required prepayment, depreciation, obsolescence and amortisation;
(j)	(inspection) it shall permit the Financiers to inspect any of its Assets and to examine the minute books, books of account and other records reasonably requested by the Financiers and to make copies or take extracts and discuss its affairs, finances and accounts with its officers and the Auditor during normal business hours and at such other reasonable times and as often as the Financiers may reasonably request;
(k)	(maintenance of property) unless its Assets comprise less than 2% of the Total Tangible Assets or its profits from ordinary activities account for less than 2% of EBITDA, it shall maintain, keep and preserve all of its Assets in good repair, working order and condition allowing for fair wear and tear except where the failure to do so would not have a material adverse effect on:
(i)	the financial condition of the Obligor;
(ii)	its ability to perform any of its obligations under a Transaction Document; or
(iii)	any encumbrance provided to a Financier by that Obligor.
(l)	(change in ownership or control) it shall notify the Financiers in writing as soon as practicable and in any event within 30 days of it becoming aware of any Change of Control or an intention to effect a Change of Control of the Parent;
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(m)	(new Related Party) it shall notify the Financier in writing as soon as practicable and in any event within 30 days of it becoming aware of an entity becoming a Related Party of an Obligor or it becoming aware of an intention to cause an entity to become a Related Party of an Obligor. Such notice shall state whether, at that time, financial accommodation has been provided by the Financiers or any Affiliate Financiers to that entity;
(n)	(business activities) it shall ensure that the Group maintain secondary metal recycling, collection and processing and related activities as core business activities of the Group;
(o)	(risk management) it shall only engage in foreign exchange, swap, futures contracts, forward contracts or similar transactions where such transactions are linked to the risk management (as determined by the risk management policy guidelines set down by the board of directors of the Parent from time to time and provided to the Financiers) of that Obligor’s Financial Indebtedness or underlying foreign currency exposure;
(p)	(Board of Directors) to the extent it is able, it must do all things necessary to ensure that the board of directors of the Parent and of it is comprised of persons more than half of whom:
(i)	are not appointed by, or appointed to represent the interests of, any substantial shareholder (as that term is understood in the Corporations Act) in the Parent; and
(ii)	are not Associates of any substantial shareholder (as that term is defined in the Corporations Act) of the Parent (other than by being a director of an Obligor); and
(iii)	are not employed by the Parent or any of its Subsidiaries;
(q)	(Deed of Warranty) ensure that Sims Group Australia Holdings Limited (ABN 37 008 634 526) does not assign, encumber or amend or consent or acquiesce to the assignment, encumbering or amendment of the Deed of Warranty or interests thereunder;
(r)	(constituent documents) it will not amend its constituent documents where such amendment has or would be likely to have a Material Adverse Effect;
(s)	(arms length dealings) it will not deal with any other party except at arms length for full commercial consideration in the ordinary course of business;
(t)	(“most favoured nation” — facilities) in the event that, in the reasonable opinion of the Parent, the terms of a Transaction Document, whether alone or in combination with another Transaction Document, except those terms related to pricing (including, without limitation, fees and margins), facility limits and repayment dates become less favourable in any material respect than the terms in any Other Bank Documents (including, without limitation, granting any Security Interest to any other party other than a Security Interest which it is permitted by the terms of the Transaction Documents to grant to another party, but excluding terms related to pricing, facility limits and repayment dates), it will promptly notify the Financiers of, and upon request, amend the Transaction Documents to provide for, the same or substantially similar terms and conditions to apply to the Financiers;
(u)	(“most favoured nation” — hedging) in the event that, in the reasonable opinion of the Parent, the terms of any ISDA Master Agreement between an Obligor and a Financier (including, without limitation, granting any Security Interest to any other party other than a Security Interest which it is permitted by the terms of the ISDA
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Master Agreement to grant to another party, but excluding terms related to pricing, facility limits and repayment dates) become less favourable in any material respect than the terms of an Other Hedging Arrangement, it will promptly notify the Financier of, and upon request, amend the ISDA Master Agreement (as applicable) to provide for, the same or substantially similar terms and conditions to apply to the Financier;
(v)	(conduct of business) it will conduct its business (including collecting debts owed to it) in a proper, orderly and efficient manner;
(w)	(corporate reconstruction) the Group will not enter into any amalgamation, demerger or corporate reconstruction where such event has or would be likely to have a Material Adverse Effect except a solvent amalgamation or reconstruction on terms agreed by the Financiers;
(x)	(not reduce capital) it will ensure that no Group Company takes any action to reduce its capital, cancel its uncalled capital or buy back its shares (Capital Reduction) if the Capital Reduction would, in aggregate with any other Capital Reductions by that Group Company in the preceding year, result in a reduction of the issued ordinary capital of that Group Company of greater than or equal to 10% for that year (however any Capital Reduction may not in any event be made if it causes a breach of the financial covenants in clause 12.3);
(y)	(comply with all laws and regulations) it will comply in all respects with any applicable laws and regulations to which it or its assets are subject where failure to comply would have, or is reasonably likely to have, a Material Adverse Effect;
(z)	(ensure no Event of Default) the Parent will do everything necessary to ensure that no Event of Default occurs and ensure that each of its Subsidiaries does the same;
(aa)	(Taxes) it will pay:
(i)	all Taxes due and payable by it other than those Taxes which it is contesting in good faith and in respect of which it has made adequate reserves of liquid assets to satisfy the liability if the contest is unsuccessful as long as failure to pay those Taxes does not have, and is not likely to have, a Material Adverse Effect; and
(ii)	all contested Taxes which remain due and payable by it after final determination or settlement of the contest;
(bb)	(Environmental Laws):
(i)	it will comply with all reasonable requirements of the Financiers concerning the application of all material Environmental Laws and standards to or in relation to its property or any part thereof;
(ii)	it will at its cost and at such interval or intervals nominated at any time and from time to time by the Financiers, or when otherwise required to do so by the Financiers, provide the Financiers with copies (certified by its company secretary as being true copies) of:
(A)	all environmental assessment and/or audit documents prepared by it or any other person; and
(B)	any similar documents it receives from any other independent party including, without limitation, any Government Agency,
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in respect of its property or any part of its property; and
(iii)	it will inform the Financiers promptly of:
(A)	the existence of any material contamination of or emanating from the property of the Obligor contrary to any Environmental Law or standard;

(B)	the receipt of any material penalty notices or material directions to “clean up” any property of the Obligor issued under any Environmental Law;

(C)	the receipt of any notice or complaint referred to in clause 11.1(ee)(v);

(D)	any revocation, suspension, modification or refusal or failure to renew referred to in clause 11.1(ee)(vi); and

(E)	the commencement of any proceeding or suit, the issue of any order or the imposition of any penalty referred to in clause 11.1(ee)(vii); and
(cc)	(Deed of Cross Guarantee):
(i)	an Obligor:
(A)	must not consent to the amendment, termination, revocation, suspension, repudiation of, or waive its rights arising under, any Deed of Cross Guarantee to which it is a party without the Financiers’ consent (which consent may be withheld in the Financiers’ absolute discretion or, where granted, may be subject to such terms as the Financiers, in their absolute discretion, require); and

(B)	must notify the Financiers immediately upon it becoming aware of any proposal or request or requirement that it provide a consent or waiver in respect of any Deed of Cross Guarantee to which it is a party.
12.2	Negative pledge and restriction on disposal of Assets
Unless the Financiers otherwise agree in writing, each Obligor undertakes that it will not, and will ensure that each other Obligor and Simsmetal Industries Limited (3597) does not:
(a)	create, assume, permit or suffer to exist any Security Interest over all or any of its Assets, except for:
(i)	a Permitted Security Interest;
(ii)	any Collateral Security; and
(iii)	any Security Interest in respect of Secured Indebtedness not exceeding 5% of Total Tangible Assets;
(b)	without the consent of the Financier, transfer, sell, assign, surrender, convey, lease, lend (other than to members of the Group), licence, discount or otherwise dispose of, or (subject to clause 12.2(a)) create any interest in, all or any part of its Assets (defined as a “Disposal”), either in a single transaction or in a series of transactions (whether related or not) if as a result of the Disposal, Total Tangible Assets would be reduced by 10% or more except:
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(i)	where the Disposal is in the ordinary course of day to day trading; and
(ii)	the Disposal is of obsolete Assets no longer required for its business;
(c)	notwithstanding anything in clause 12.2(b) above, transfer, sell, assign, surrender, convey, lease, lend, licence, discount or otherwise dispose of any Asset to Simsmetal Industries Limited, or make any financial accommodation available to Simsmetal Industries Limited (whether by loan, the raising of money, gift or otherwise) in excess of NZD10,000,000;
(d)	provide financial accommodation to persons other than Obligors (except for deposits held with financial institutions in the ordinary course of business and supplier advances for which security adequate to cover the amount of the supplier advance is taken) which when added to all such other outstanding financial accommodation provided by all other Group Companies would be in excess of AUD35,000,000;
(e)	in the case of each Obligor, permit financial accommodation to remain owing to it by a Group Company (other than another Obligor);
(f)	satisfy any financial accommodation an Obligor now or in the future owes to a Group Company other than an Obligor except any financial accommodation which, in aggregate with all other financial accommodation owed by an Obligor to a Group Company which is not an Obligor that is satisfied in the 12 month period prior to the date on which the financial accommodation is to be satisfied, does not exceed AUD10,000,000; or
(g)	deposit money with a person in circumstances where the money is not repayable unless the Obligor performs obligations (including to pay money) to that person, except deposits which in aggregate do not exceed AUD35,000,000 at any time.
Paragraphs (a) to (c) (inclusive) do not apply to any disposal of Assets if the disposal cannot be prohibited pursuant to Section 1136 of the German Civil Code (Bürgerliches Gesetzbuch).
12.3	Financial covenants
(a)	Unless all Financiers otherwise agree in writing, each Obligor undertakes that it will not, and will ensure that each Group Company does not, allow, permit or suffer Secured Indebtedness to exceed 5% of Total Tangible Assets.
(b)	Each Obligor must ensure that on each Calculation Date:
(i)	the ratio of Financial Indebtedness to EBITDA for the Calculation Period ending on that Calculation Date is not greater than 3.0:1;
(ii)	the ratio of EBITDA to Net Interest Expense for the Calculation Period ending on that Calculation Date is not less than 3.5:1; and
(iii)	Tangible Net Worth is at least 85% of the Tangible Net Worth calculated for the last Calculation Date of the preceding financial year.
(c)	Each Obligor must ensure that:
(i)	the Guarantors (excluding any German Guarantors) will:
(A)	at all times own, in aggregate, at least 80% of the Total Tangible Assets of the Group; and
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(B)	generate at least 80% of the EBITDA for each Calculation Period ending on a Calculation Date of the Group, or where a Subsidiary has been newly acquired or created or where assets or a business have been newly acquired, the Guarantors (excluding any German Guarantors) will own at least 80% of Total Tangible Assets and generate at least 80% of EBITDA within 3 months of such acquisition or creation; and
(ii)	where a Subsidiary owns at least 5% of Total Tangible Assets at any time or generates at least 5% of EBITDA for a Calculation Period ending on a Calculation Date, the Subsidiary must become a New Guarantor in accordance with clause 24.1 within 3 months of the earlier of becoming the owner of 5% of Total Tangible Assets or the relevant Calculation Date, unless the Financier is provided with a written legal advice (in a form satisfactory to the Financier, acting reasonably) from a law firm in the jurisdiction in which the Subsidiary was incorporated to the effect that the accession of the Subsidiary to this deed as a member of the Guarantors on the terms of this Agreement would be contrary to the law under which the Subsidiary was incorporated or carries on a substantial portion of its business.
13.	EVENTS OF DEFAULT
13.1	Events of Default
An Event of Default occurs if:
(a)	(non-payment) any Obligor fails to pay in the manner required any amount due and payable by it under any Transaction Document on the due date or within an applicable grace period under any Transaction Document;
(b)	(other obligation):
(i)	any Obligor fails to observe or perform any of its other obligations under this Agreement or any other Transaction Document; and
(ii)	if such failure is capable of remedy, it is not remedied to the satisfaction of the Financiers by the date 14 days after such failure;
(c)	(misrepresentation) any representation, warranty or statement made or deemed to be made by any Obligor in any Transaction Document or any document delivered under any Transaction Document proves to have been untrue in any material respect when made or deemed made;
(d)	(cross default):
(i)	Financial Indebtedness of:
(A)	a Group Company for an amount totalling at least AUD5,000,000 or its equivalent; or
(B)	the Group Companies for amounts totalling (in aggregate for all such Group Companies) at least AUD25,000,000 or its equivalent, is not paid when due (or within an applicable grace period) or becomes due and payable before its stated maturity, except as a result of an exercise of a prepayment right in the absence of default; or
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(ii)	an obligation upon any person to provide finance to:
(A)	a Group Company totalling at least AUD5,000,000 or
(B)	the Group Companies for amounts totalling (in aggregate for all such Group Companies) at least AUD25,000,000 or its equivalent, is terminated except as a result of voluntary termination in the absence of default; or
(iii)	any stock or share issued by an Obligor is required to be redeemed or repurchased in advance of its stated maturity (other than at the option of the issuer or as agreed between the holder and the relevant issuer, in the absence of continuing default);
(e)	(environmental) there is any claim or requirement of expenditure or alteration of activity or cessation of activity under any Environmental Law or law relating to health or there is any breach of any Authorisation, in each case which in the opinion of the Financiers is likely to have a Material Adverse Effect or any circumstance arises which may give rise to such an action, claim, requirement or breach;
(f)	(governmental interference) a law or anything done by a Government Agency is likely to in the opinion of the Financiers have a Material Adverse Effect;
(g)	(seizure) all or any material part of the assets of the Group are seized or otherwise appropriated by, or custody thereof is assumed by any Government Agency, or the Group is otherwise prevented from exercising normal day-to-day control over all or a material part of its assets or loses any of the rights or privileges necessary to maintain its existence or to carry on its business and the Parent does not demonstrate to the reasonable satisfaction of the Financiers within 15 Business Days of such seizure, appropriation, assumption of custody or execution that no Material Adverse Effect has resulted, or is reasonably likely to result, therefrom;
(h)	(deregistration) a step is taken under section 601AA, 601AB or 601AC of the Corporations Act to cancel the registration of any Obligor;
(i)	(ASX delisting/suspension) except with the written consent of the Financiers, any securities of the Parent are:
(i)	not listed on at least one of:
(A)	the official list of the Australian Securities Exchange operated by ASX Limited; or
(B)	the official list of the New York Stock Exchange; or
(ii)	suspended from quotation or trading on any official list referred to in paragraph (i) above for 5 consecutive trading days (except where such suspension is requested by the Parent for the purpose of an acquisition or a fundraising and such securities remain suspended on that basis only and not on any other basis); or
(iii)	removed from the official list of any of:
(A)	the Australian Securities Exchange operated by ASX Limited;
(B)	the New York Stock Exchange; or
(C)	another stock exchange,
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because the operator of the relevant stock exchange decides that the Parent or its securities no longer meet the requirements for continued listing (except where the Parent has requested such removal and that is the sole basis for the removal);
(j)	(insolvency) a Group Company is Insolvent;
(k)	(Security Interests) any Security Interest over any of the Assets of any Obligor is enforced for an amount exceeding AUD10,000,000 (or, where the amount for which enforcement is sought is denominated in a currency other than AUD, the equivalent in that currency of AUD10,000,000, calculated at the Spot Rate);
(l)	(suspends payment) a Group Company suspends payment of its debts generally;
(m)	(execution) a distress, attachment or execution or other process of a government agency is issued against, levied or entered upon:
(i)	an Asset of a Group Company with a value or in an amount of at least AUD10,000,000 or its equivalent; or
(ii)	an Asset or Assets of Group Companies totalling (in aggregate for all such Group Companies) at least AUD25,000,000 or its equivalent.
(n)	(cessation of business) any Obligor ceases or threatens to cease to carry on its business or disposes or threatens to dispose of the whole or a substantial part of its:
(i)	business; or
(ii)	Assets,
whether by a single transaction or a series of transactions and whether related or not (except as permitted under 12.2(b) or for the purpose of reorganisation, merger or consolidation the terms of which have been approved by the Financiers) or stops payment generally and which event may have a Material Adverse Effect;
(o)	(reduction of capital) without the prior written consent of the Financiers (such consent not to be unreasonably withheld) any Group Company undertakes any Capital Reduction if the Capital Reduction would, in aggregate with any other Capital Reductions by that Group Company in the preceding year, result in a reduction of the issued ordinary capital of that Group Company of greater than or equal to 10% for that year (however any Capital Reduction may not in any event be made if it causes a breach of the financial covenants in clause 12.3);
(p)	(inspector) an inspector is appointed under any companies or trade practices legislation to investigate all or any part of the affairs of any Obligor and that relevant Obligor does not demonstrate to the reasonable satisfaction of the Financier within 15 Business Days of such appointment that no Material Adverse Effect has resulted from, or is reasonably likely to result from or be revealed by, the investigation or as a consequence thereof;
(q)	(analogous process) anything analogous or having substantially similar effect to anything referred to in paragraphs (k) to (p) inclusive shall occur with respect to any Obligor;
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(r)	(vitiation of Transaction Documents):
(i)	all or any part of clauses 12.2 or 12.3 of this Agreement or of any other material provision of any Transaction Document is terminated or is or becomes void, illegal, unenforceable or of limited force and effect; or
(ii)	a Group Company becomes entitled to terminate any material provision of any Transaction Document (other than following the occurrence of a termination event or an event of default under a Hedging Facility with the Financier in respect of which the Financier is an “Affected Party” or the “Defaulting Party” (as applicable) as defined in that Hedging Facility);
(s)	(unenforceability)
(i)	all or a material part of a Transaction Document of that Financier is illegal, void, voidable or unenforceable;
(ii)	A Group Company becomes entitled to terminate any material provision of any Transaction Document of that Financier (other than following the occurrence of a termination event or an event of default under a Hedging Facility with the Financier in respect of which the Financier is an “Affected Party” or the “Defaulting Party” (as applicable) as defined in that Treasury Document; or
(iii)	the execution, delivery or performance of a Transaction Document of that Financier by an Obligor or the exercise by the Financier of all or any of its rights under a Transaction Document breaches or results in a contravention of any law;
(t)	(revocation of Authorisation) any Authorisation of a Government Agency which is essential to the performance by any Obligor of its obligations under any Transaction Document or for the validity and enforceability of any Transaction Document is repealed, revoked or terminated or expires or is modified or amended in a manner unacceptable to the Financiers and is not replaced by another sufficient Authorisation;
(u)	(Change of Control) there has been a Change of Control of the Parent, and the Financiers at any time following a review of the terms of the Transaction Documents, which is conducted within 90 days after the date of notification to the Financiers of the Change of Control coming into effect, by notice in writing to the Parent declares the Change of Control to be unacceptable;
(v)	(material adverse change) any other event or series of events, whether related or not, occurs (including, without limitation, any material adverse change in the business, Assets or financial condition of the Parent) which in the reasonable opinion of the Financiers may have a Material Adverse Effect;
(w)	(event of default) an event of default, termination event (other than a termination event under a Hedging Facility with the Financier in respect of which the Financier is an “Affected Party” (as defined in that Hedging Facility)) or other similar event occurs with respect to a Group Company under any agreement relating to Financial Indebtedness between a Group Company and the Financier including the occurrence of an event which is an “event of default” with respect to a Group Company under any Transaction Document of that Financier other than this Agreement, or any other event occurs which renders enforceable a Transaction Document which comprises or includes a Guarantee; or
(x)	(Disposal without consent) a disposal of Assets under clause 12.2(a) to (c) (inclusive) which cannot be prohibited pursuant to Section 1136 of the German
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Civil Code (Bürgerliches Gesetzbuch) occurs, and such disposal has not been approved by the Financiers in writing.
13.2	Consequences of default
(a)	If an Event of Default occurs, HSBC (Australia) (on behalf of the Financiers) may by notice to the Parent (on behalf of all the Obligors):
(i)	declare the Amount Owing by the Obligor to each Financier to be either:
(A)	payable on demand; or
(B)	immediately due and payable without further demand, notice or other legal formality of any kind; or
(ii)	declare the Facilities terminated and the Commitment of each Financier cancelled;
(iii)	require the Obligor to pay to the relevant Financier an amount equal to the aggregate of the total Face Value Amount of all Current Bank Guarantees, Current Standby Letters of Credit and Current Documentary Credits denominated in AUD and the Dollar Equivalent of the total Face Value Amount of all Current Bank Guarantees, Current Standby Letters of Credit and Current Documentary Credits denominated in an Approved Currency, or make any of those declarations.
(b)	A notice given under clause 13.2(a) is effective on receipt.
(c)	If HSBC (Australia) (on behalf of the Financiers) gives a notice under clause 13.2(a)(i)(B) or under clause 13.2(a)(iii), the Obligor must immediately pay to each relevant Financier the Amount Owing by the Obligor to that Financier in full.
13.3	Cash Cover
(a)	Each Financier must hold by way of cash cover any money paid to it under clause 5.2(b) and clause 13.2(a)(iii) in respect of the contingent liability under any Current Bank Guarantee, Current Standby Letter of Credit and Current Documentary Credit.
(b)	After applying the money held by it by way of cash cover under clause 13.3(a) in or towards satisfaction of the contingent liabilities referred to in that clause, a Financier may set-off against any remaining balance any amount due and owing to it under or in connection with this Agreement.
(c)	A Financier may give notice to the Parent requiring it to pay additional money by way of cash cover to that Financier so that, in its good faith opinion, the total amount paid is equal to that Financier’s total maximum liability under all Current Bank Guarantees, Current Standby Letters of Credit and Current Documentary Credits. Any further payments must be on the same terms as the original payment.
(d)	Each Financier will pay interest to the Parent on the balance of any amount paid to it by the Parent under clause 13.2(a)(iii) or clause 13.3(c) after applying money held by way of cash cover toward satisfaction of contingent liabilities under clause 13.3(a) at the rate payable by that Financier from time to time to its customers on similar amounts until the date determined in accordance with clause 13.3(e).
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(e)	The remaining balance (including interest) of the amounts paid by the Parent under clause 13.2(a)(iii) and clause 13.3(c) will be repaid to the Parent on:
(i)	the expiry or cancellation of all Current Bank Guarantees, Current Standby Letters of Credit and Current Documentary Credits; and
(ii)	the payment in full of all money which the Obligors are liable or may become actually or contingently liability to pay to the Financiers under or in connection with this Agreement.
13.4	Technical Event of Default
Any notice given by HSBC (Australia) (on behalf of the Financiers) pursuant to clause 13.2(a) shall be of no effect if:
(a)	it is given because of the occurrence of an Event of Default specified in clauses 13.1(b), 13.1(c), 13.1(d), 13.1(n), 13.1(o) or 13.1(r); and
(b)	within two Business Days of the notice the Obligor is able to show to the Financiers’ absolute satisfaction and in the Financiers’ absolute discretion that:
(i)	in the case where the notice relates to any of the Events of Default specified in clauses 13.1(b), 13.1(c), 13.1(d) or 13.1(r), the relevant Event of Default has been cured; or
(ii)	in the case where the notice relates to any of the Events of Default specified in clauses 13.1(n) or 13.1(o), the continuation of the relevant Event of Default does not have a Material Adverse Effect.
13.5	Money received after Event of Default
This Agreement may be enforced:
(a)	despite the acceptance of any part of the money payable under this Agreement after any Event of Default; and
(b)	despite any previous or other Event of Default.
14.	REVIEW EVENT
14.1	Listing
It is a Review Event with respect to a Facility and a Financier if any securities of the Parent are added to the official list of any stock exchange (other than the official list of the Australian Securities Exchange operated by ASX Limited and the official list of the New York Stock Exchange) then the relevant Financier may for a period of not less than 60 days of notification after the date the Financier is notified of that event (Listing Review Period) review the terms of any financial accommodation provided under any Transaction Document. Following the Listing Review Period, the Financier may require repayment on demand of all or part of the financial accommodation provided to any Obligor and terminate all its facilities, if the Financier, acting reasonably, believes that the Parent’s presence on the official list of such a stock exchange, will have, or is reasonably likely to have, a Material Adverse Effect.
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15.	INTEREST ON OVERDUE AMOUNTS
15.1	Default interest
(a)	In respect of any amount due and payable by an Obligor to a Financier under a Transaction Document but unpaid (including interest payable under this clause 15.1), that Obligor must pay interest on that amount to the Financier on demand.
(b)	Interest under clause 15.1(a):
(i)	accrues on each unpaid amount from and including the due date for payment to the date of actual payment at the Overdue Rate calculated with reference to successive periods of a length selected by the Financier or, if no selection is made, of quarterly intervals, starting on the due date for payment;
(ii)	accrues from day to day;
(iii)	is calculated on the basis of the actual number of days elapsed (including the first day but excluding the last) and, if the unpaid amount is in USD, a 360 day year or, if the unpaid amount is in any other Approved Currency, a 365 day year; and
(iv)	may be compounded by the relevant Financier at intervals selected by that Financier or, if no selection is made, at quarterly intervals.
15.2	Additional interest
If a liability of an Obligor to a Financier under a Transaction Document becomes merged in a judgment, that Obligor must, as an independent obligation, pay interest on the amount of that liability to the Financier. Interest on the amount of that liability will accrue from the date the amount becomes due until the date the amount is paid, both before and after judgment, at the rate which is the higher of:
(a)	the rate payable under the judgment; and
(b)	the rate referred to in clause 15.1(b).
16.	INDEMNITIES
16.1	General indemnity
(a)	Each Obligor unconditionally and irrevocably indemnifies each Financier against any Claim suffered or incurred or payable by the Financier arising directly or indirectly as a result of:
(i)	an Event of Default or Potential Event of Default or the exercise or attempted exercise by the Financier of a right or power arising from an Event of Default or Potential Event of Default;
(ii)	the failure of an Obligor to make a prepayment or repayment in accordance with this Agreement;
(iii)	the use, operation, maintenance or repair of the property subject to a Collateral Security or the breach of an Environmental Law affecting the property subject to a Collateral Security; or
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(iv)	in the case of HSBC (Australia), any amount paid by HSBC (Australia) to HSBC (UK), HSBC (US) or HSBC (HK) in connection with any amount which is due and unpaid by a UK Borrower, a US Borrower, a German Borrower, a HK Trade Borrower or a US Trade Borrower to HSBC (UK), HSBC (US) and HSBC (HK) respectively.
(b)	Without limiting clause 16.1(a), the indemnity of each Obligor includes an indemnity against loss of profit or other loss, cost, penalty, expense or Tax incurred or payable by a Financier in:
(i)	liquidating or redeploying funds acquired from third parties; or
(ii)	terminating, reversing or varying arrangements to fund a Facility or any part of it or any interest rate or currency hedge, related trading position or other derivatives arrangement put in place by the Financier in respect of the Facility or any part of it.
The amount of loss of profit or other loss may be determined by the Financier by reference to a pool of funds and averaging techniques rather than by reference to a specific borrowing or a specific contract made in respect of the Facility or any part of it.
(c)	Without limiting clause 16.1(a), the indemnity of each Obligor includes an indemnity for legal costs and other expenses (and Taxes on those amounts) on a full indemnity basis.
16.2	Currency indemnity
If an amount payable by an Obligor under a Transaction Document is received or recovered by a Financier or a Controller in a currency other than the currency (Required Currency) in which that amount is required to be paid under the Transaction Document (whether under a judgment, in the winding up of that Obligor or otherwise):
(a)	the obligations of that Obligor are discharged only to the extent that the Financier or Controller may purchase the Required Currency with that other currency in accordance with its usual banking procedures on receipt of that amount; and
(b)	that Obligor indemnifies the Financier or Controller in respect of, and will immediately pay to the Financier or to the Controller, the amount of any shortfall between the amount in the Required Currency which may be purchased under clause 16.2(a), after deducting any costs of exchange and any other related costs and Taxes, and the relevant sum payable under the Transaction Documents.
The Financier agrees to use reasonable endeavours to obtain the most favourable rate of exchange to minimise the cost to the Borrower.
16.3	Survival of indemnities
(a)	The indemnities in this Agreement are continuing obligations of each Obligor, separate and independent from the other obligations of that Obligor and survive the termination of this Agreement or any other Transaction Document.
(b)	It is not necessary for a Financier to incur expense or make payment before enforcing a right of indemnity under this Agreement.
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17.	ASSIGNMENT
17.1	Assignment by Borrowers
A Borrower must not assign or otherwise transfer, create any charge, trust or other interest in or otherwise deal with a Transaction Document or a right, remedy, power, duty or obligation under a Transaction Document without the prior written consent of all Financiers.
17.2	Assignment by Financiers
A Financier may assign, novate, transfer, sub-participate or otherwise dispose of or deal with all or any part of its rights or obligations under a Transaction Document to another bank or financial institution if:
(a)	any necessary prior Authorisation is obtained; and
(b)	the Parent has given its prior written consent to such assignment, novation, transfer, sub-participation or other disposal or dealing, which consent:
(i)	must not be unreasonably withheld; and
(ii)	will be deemed to be given if no response is received within 15 days of a request for such consent.
17.3	Disclosure
A Financier may disclose to a potential assignee, transferee, participant or sub-participant or any other person who is considering entering into contractual relations with it in connection with or in relation to a Transaction Document any information about an Obligor and the Transaction Documents as that Financier considers appropriate, provided that the person to whom the information is disclosed covenants for the benefit of the relevant Obligor and the Parent to keep that information confidential.
18.	SET-OFF
18.1	Set-off
A Financier may, without notice to an Obligor or any other person, set-off and apply the whole or any part of any credit balance on any account of the Obligor with the Financier and any money owing by the Financier to the Obligor towards satisfaction of any Amount Owing by the Obligor to the Financier irrespective of:
(a)	whether the account is subject to notice;
(b)	whether the account is matured or the amount is due; or
(c)	the currency of the account or the Amount Owing.
18.2	Currency conversion
If the currency of the Obligor’s account or the Amount Owing referred to in clause 18.1 is not AUD, the Financier may for the purpose of clause 18.1 effect currency exchanges in accordance with its usual banking procedures and apply the amount purchased, after deducting any costs of exchange and any other related costs and Taxes, in accordance with clause 18.1.
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18.3	Additional right
The right of set-off contained in this clause 18 is in addition to any general or banker’s lien, right of set-off, right to combine accounts or other right to which the Financier is entitled.
19.	PRESERVATION OF RIGHTS
19.1	No merger
(a)	No Transaction Document merges, discharges, postpones or adversely affects in any other way the rights, remedies or powers of a Financier under any other Transaction Document.
(b)	Nothing in any Transaction Document merges, discharges, postpones or adversely affects in any other way a Collateral Security or any of the rights, remedies or powers of a Financier against any person.
(c)	If a judgment is made in favour of a Financier against an Obligor in respect of the Amount Owing or any part of it, the Financier holds the judgment collaterally with the Transaction Documents as security for payment of the Amount Owing and no Transaction Document merges in the judgment.
19.2	Moratorium legislation
To the extent permitted by law, a provision of a law is excluded if it does or may, directly or indirectly:
(a)	lessen or vary in any other way an Obligor’s obligations under a Transaction Document; or
(b)	delay, curtail or prevent or adversely affect in any other way the exercise by a Financier or a Controller appointed by a Financier of any of its rights, remedies or powers under a Transaction Document.
19.3	Waiver and exercise of rights
(a)	A waiver by a Financier of a provision of or of a right under a Transaction Document is binding on the Financier only if it is given in writing and is signed by the Financier or an Authorised Officer of the Financier.
(b)	A waiver of a breach by an Obligor of a Transaction Document is binding on a Financier only if that waiver is consented to by all Financiers;
(c)	A waiver is effective only in the specific instance and for the specific purpose for which it is given.
(d)	A single or partial exercise of a right by a Financier does not prevent another exercise or attempted exercise of that right or the exercise of another right.
(e)	Failure by a Financier to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.
(f)	A Financier is not liable for any loss, cost or expense of the Borrower caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.
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19.4	Rights cumulative
The rights, remedies and powers under the Transaction Documents of a Financier, or a Controller appointed by a Financier, are cumulative and do not exclude any other rights, remedies or powers.
19.5	Further assurances
An Obligor must, at its own expense, whenever requested by a Financier, promptly do or cause to be done, anything which the Financier considers reasonably necessary or desirable to:
(a)	give full effect to a Transaction Document; or
(b)	more fully secure the rights, remedies and powers of the Financier under a Transaction Document or to enable the Financier to exercise those rights, remedies and powers; or
(c)	perfect or complete any transfer or assignment referred to in clause 17 and the benefit of any Collateral Security in relation to any transfer or assignment, including signing and delivering documents.

19.6	Time of the essence

Time is of the essence of the performance by an Obligor of each of its obligations under each Transaction Document.

20.	NOTICES

20.1	Requirements
All notices must be:
(a)	in legible writing and in English and copied to the Parent;
(b)	addressed to the recipient at the address or facsimile number set out below or to any other address or facsimile number that a party may notify to the other:

to each Australian Borrower:

Address:	Level 12, Suite 1202 65 Berry Street North Sydney NSW 2060 Australia

Attention:	Company Secretary

Facsimile No:	+61 2 9956 9101

to each US Borrower:

Address:	Sims Metal Management 110 Fifth Avenue, Suite 700 New York, NY 10011 USA

Attention:	Company Secretary

Facsimile No:	(1-212) 604 0453
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to the UK Borrower:

Address:	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ United Kingdom

Attention:	Company Secretary

Facsimile No:	1789 720 940

to each German Borrower:

Address:	Rathenaustrasse 10 59191 Bergkamen Germany

Attention:	Marc Faller

Facsimile No:	+49 2307 9737-99

to the HK Trade Borrower:

Address:	RM 5407, 54F Hopewell Centre 183 Queen’s Road East Wanchai HK

Attention:	Ms Las Hui

Facsimile No:	2866 4900

to the US Trade Borrower:

Address:	c/o Sims Metal Management 110 Fifth Avenue Suite 700 New York, NY 10011 USA

Attention:	Myles A. Partridge

Facsimile No:	(1-212) 604 0722

to HSBC (Australia):

Address:	Level 31, 580 George Street Sydney NSW 2000 Australia

Attention:	Relationship Manager, Large Corporates

Facsimile No:	(61-2) 9006 5777

to HSBC (US):

Address:	452 Fifth Avenue, New York, New York 10018 USA

Attention:	Vice President
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Facsimile No:	(1-212) 525 2555

to HSBC (UK):

Address:	City Corporate Banking Centre, 60 Queen Victoria Street, London, EC4N 4TR

Attention:	Simon Adcock

Facsimile No:	(44) 08455 878 676

to HSBC (HK):

Address:	Level 10, 1 Queens Road Central Hong Kong

Attention:	Commercial Banking, Group 1

Facsimile No:	(852) 2840 0457
(c)	signed by the party or, where the sender is a company, by an Authorised Officer or under the common seal of the sender; and

(d)	sent to the recipient by hand, prepaid post (airmail if to or from a place outside Australia) or facsimile.
20.2	Receipt
Without limiting any other means by which a party may be able to prove that a notice has been received by the other party, a notice will be considered to have been received:
(a)	if sent by hand, when left at the address of the recipient;
(b)	if sent by prepaid post, 3 days (if posted within a Relevant Jurisdiction to an address in the Relevant Jurisdiction) or 10 days (if posted from one country to another) after the date of posting; or
(c)	if sent by facsimile, on receipt by the sender of an acknowledgment or transmission report generated by the sender’s machine indicating that the whole facsimile was sent to the recipient’s facsimile number, but if a notice is served by hand, or is received by the recipient’s facsimile on a day that is not a Business Day, or after 5:00 pm (recipient’s local time) on a Business Day, the notice will be considered to have been received by the recipient at 9:00 am (recipient’s local time) on the next Business Day.
21.	GENERAL PROVISIONS
21.1	Invalid or unenforceable provisions
If a provision of a Transaction Document is invalid or unenforceable in a jurisdiction:
(a)	it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and
(b)	that fact does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions.
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21.2	Financier’s certificate
A certificate signed by an Authorised Officer of a Financier stating an amount due, owing or payable or a rate or any other matter for the purpose of a Transaction Document is, in the absence of manifest error, conclusive and binding on the Borrower to which the certificate is given by the Financier.
21.3	Certifications
Any document or thing required to be certified by an Obligor must be certified by an Authorised Officer of an Obligor, as the case requires, or in any other manner that the all Financiers approve.
21.4	Amendment

This Agreement may be amended only by a document signed by all parties.

21.5	Counterparts

This Agreement may be signed in counterparts and all counterparts taken together constitute one document.

21.6	Successors and assigns

This Agreement is binding on, and has effect for the benefit of, the parties and their respective successors and permitted assigns.

22.	CROSS GUARANTEE

22.1	Consideration

Each Guarantor agrees that it grants this guarantee for valuable consideration including, without limitation, the Financiers, at the request of each Guarantor, entering into this Agreement, and the Financiers making available and/or continuing to make available the Commitment to the Borrowers.

22.2	Guarantee

Each Guarantor unconditionally and irrevocably guarantees jointly and severally the due and punctual payment and satisfaction of the Amount Owing by each Borrower to the Financiers.

22.3	Financiers’ right to demand

If a Borrower defaults in the due and punctual payment or satisfaction of any of the Amount Owing, the Guarantors will pay the whole amount of the Amount Owing to the Financiers immediately upon demand by the Financiers, or as otherwise directed by the Financiers, after any Event of Default has occurred which has not been waived by the Financiers, or remedied to the Financiers’ satisfaction. The Financiers may make such a demand on any Guarantor from time to time and whether or not demand has been made on the Borrowers.

22.4	Indemnity

For the consideration mentioned in clause 22.1, if the whole or any part of the Amount Owing:
(a)	is irrecoverable or has never been recoverable by the Financiers from the Borrowers or from a Guarantor as Guarantor;
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(b)	cannot be enforced against the Borrowers or against a Guarantor as Guarantor; or
(c)	is not paid to the Financiers for any other reason,
in any case for any reason whatsoever including, without limitation, by reason of:
(d)	any legal limitation, disability, incapacity, lack of power or lack of authority of or affecting any person;
(e)	any of the transactions relating to the Amount Owing or the Transaction Documents being void, voidable, illegal or unenforceable (whether or not any of the matters or facts relating thereto have been or ought to have been within the knowledge of the Financiers); or
(f)	any other fact, matter or thing whatsoever,
the Guarantor unconditionally and irrevocably indemnifies the Financiers in respect of such moneys.
22.5	Separate and principal obligation
Each Guarantor agrees that the indemnity contained in clause 22.4 is a separate and distinct obligation and will not be restrictively interpreted by reason of the guarantee set out in clause 22.2. The Guarantor agrees that its liability under clause 22.4 is that of principal debtor.
22.6	Continuing obligations
This guarantee is a continuing guarantee and indemnity and will remain in full force and effect until the whole of the Amount Owing has been paid or satisfied in full, subject to clause 22.17. The obligations under it are principal obligations and not ancillary or collateral to any other right or obligation and may be enforced by the Financiers without the Financiers first being required to exhaust any remedy it may have against the Borrowers or enforce any security it may hold relating to the Amounts Owing.
22.7	Obligations of Guarantors unaffected
Each Guarantor’s obligations as guarantor and indemnifier under this guarantee are absolute, unconditional and irrevocable in any and all circumstances and will not be prejudiced, released, discharged or otherwise affected by any one or more of the following (whether occurring with or without the consent of or notice to any person):
(a)	any release, failure or agreement not to sue, discharge, relinquishment, waiver, replacement, amendment, variation, increase, decrease or compounding of the obligations of the Borrowers or of any other person (other than an express written release of or express written waiver for the benefit of the Guarantor) under this Agreement or any other Transaction Document or of the Amount Owing including, without limitation:
(i)	any increase or other variation in the financial accommodation provided under this Agreement or the incurring of further or additional obligations by the Borrowers to the Financiers;
(ii)	any variation in the time or method of payment of any amount payable under this Agreement or any other Transaction Document; or
(iii)	any increase or other variation in the interest rate payable under this Agreement or in the method of the calculation thereof;
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(b)	any of the obligations of the Borrowers, the Guarantor or any other person under this Agreement being or becoming wholly or partially illegal, void, voidable or unenforceable, whether by reason of any law or for any other reason whatsoever;
(c)	any waiver, replacement, amendment, variation, increase, decrease or compounding of the obligations of the Guarantor (other than an express waiver for the benefit of the Guarantor) under this Agreement or any other Transaction Document including, without limitation:
(i)	in respect of a Cash Advance Facility, any variation of the Margin or the Commitment Fee applicable to that Cash Advance Facility;
(ii)	in respect of a Trade Facility, any variation of the Margin, the Commitment Fee or the import and export fees applicable to that Trade Facility; and
(iii)	in respect of a Bank Guarantee and Standby Letter of Credit Facility, any variation of the Guarantee Fee or Establishment Fee applicable to that Bank Guarantee and Standby Letter of Credit Facility;
(d)	any dealing, act or omission, whether constituting an election, waiver, estoppel or otherwise, by the Financiers with respect to any judgment for payment of moneys, speciality instrument (negotiable or otherwise) or other security recovered, held or enforceable by it in respect of all or any of the Amount Owing;
(e)	any delay, laches, acquiescence, mistake, act or omission on the part of the Financiers or any other person;
(f)	any part of the moneys forming part of the Amount Owing being or becoming irrecoverable or never having been recoverable or any part of the obligations forming part of the Amount Owing being or becoming unenforceable or never having been enforceable;
(g)	any irregularity or deficiency in the execution of this Agreement by the Borrowers, the Guarantor or any other person (other than the Financiers) or any lack or abuse of authority or power of any person in relation to any such execution;
(h)	any failure by any person to give or require any certificate or other instrument in connection with this Agreement or otherwise;
(i)	any non-compliance by the Financiers or any other person with the provisions of any law or any non-compliance by the Financiers or any other person with any provisions of any agreement with the Borrowers or the Guarantor relating to any Amount Owing or any omission or negligence by the Financiers or any other person in relation to the Borrowers or the Guarantor;
(j)	any law or judgment staying or suspending all or any of the rights of the Financiers against the Borrowers, the Guarantor, or any other person (by operation of law or otherwise);
(k)	any person becoming or not becoming the Guarantor of the Amount Owing or any part thereof or any discharge or release of any such person;
(l)	the granting of any time, credit, further advances or concession to the Borrowers, the Guarantor or any other person, with or without the imposition of any additional burden;
(m)	any judgment or rights which any person may have or exercise against the Borrowers, the Guarantor or any other person;
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(n)	the insolvency, bankruptcy, winding up, receivership, reconstruction, reorganisation or amalgamation of the Borrowers, the Guarantor or any other person;
(o)	the Borrowers, the Guarantor or any other person entering into any scheme of arrangement, composition, assignment for the benefit of, or other arrangement with, creditors or the receipt by the Financiers of any moneys thereunder or any reduction of capital in or voluntary administration of the Borrowers, the Guarantor or any other person;
(p)	any change in the membership of any partnership, trust, or other association of which the Borrowers, the Guarantor or any other person is a member (whether any such change occurs by reason of the death or retirement of any partner or the admission of any new partner or otherwise howsoever), any change in the nature of, or the cessation of, the business carried on by such persons or the fact that the Borrowers or the Guarantor is not (or having once been a member of such partnership, trust or other association, is no longer) a member of any such partnership, trust or other association;
(q)	the fact that the Borrowers, the Guarantor or any other person may enter into agreements or transactions with or incur obligations to the Financiers;
(r)	any transfer, assignment, participation, sub-participation, novation or syndication of, or other dealing with, the benefit of this Agreement or any other Transaction Document by the Financiers;
(s)	the granting of any Security Interest, guarantee or indemnity by the Borrowers, the Guarantor or any other person to the Financiers or the failure to take or obtain or the loss or impairment of any Security Interest, guarantee or indemnity from the Borrowers, the Guarantor or any other person or the failure to register or perfect any such Security Interest;
(t)	the discharge or termination of this Agreement or any other Transaction Document given by the Borrowers, the Guarantor or any other person or any composition, compromise, release, waiver, variation, relinquishment or renewal of the obligations of the Borrowers, the Guarantor or any other person thereunder or of any rights of the Financiers thereunder;
(u)	any setting aside or avoidance of any payment by the Borrowers or the Guarantor for any reason whatsoever;
(v)	the fact that any negotiable or other instrument is still in circulation or outstanding; or
(w)	any other fact, matter, circumstance or thing whatsoever which, but for this provision, could or might operate to prejudice, release, discharge or otherwise affect a Guarantor’s obligations under this Agreement.
22.8	Recourse to Guarantors
The Financiers will not be required to proceed against the Borrowers or any other guarantor or exhaust any remedies they or any of them may have against the Borrowers or any other guarantor but will be entitled to demand and receive payment from the Guarantor when any payment is due under this Agreement.
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22.9	Dealings with this Agreement
The Guarantor will not hold the Financiers liable for any loss or damage suffered by the Guarantor, and nor will the Guarantor be released or discharged in whole or in part, as a result of:
(a)	any release or other dealing with this Agreement or any other Transaction Document including, without limitation, any prejudice to or loss of any rights of subrogation; or
(b)	the Financiers failing or neglecting to recover, any moneys owing or to become owing to the Financiers by the Borrowers or the Guarantor.
22.10	No marshalling
The Financiers will not be obliged to marshal or appropriate in favour of a Guarantor any Security Interest held by the Financiers or to exercise, apply, perfect or recover any Security Interest that the Financiers hold at any time or any funds or assets (including property) that the Financiers may be entitled to receive or have a claim upon.
22.11	Exercise of the Financiers’ rights
The Financiers may in their absolute discretion determine from time to time not to enforce this Agreement against the Guarantor and may from time to time make any arrangement or compromise with the Guarantor as the Financiers think fit.
22.12	Waiver of rights by Guarantors
The Guarantor waives in favour of the Financiers all rights whatsoever (whether at law or otherwise) against the Financiers, the Borrowers and any other person and any property so far as is necessary to give effect to the terms of this Agreement.
22.13	No rights against Financiers
The Guarantor will not, whether or not the Amount Owing has been paid or satisfied in full, call on the Financiers to sue or take proceedings against the Borrowers or raise a defence, set-off or counterclaim of itself or of the Borrowers in reduction of its liability hereunder and, unless and until the whole of the Amount Owing has been paid or satisfied in full, the Guarantor will not claim the benefit of, or participate in, any Security Interest, guarantee or indemnity now or hereafter held by the Financiers in respect of the Amount Owing.
22.14	Rights against Borrowers
Unless and until the whole of the Amount Owing has been paid or satisfied in full, the Guarantor will not make any claim for any sum paid under this Agreement or enforce any rights which it may have (whether by way of defence, indemnity, set-off, counterclaim, contribution, subrogation or otherwise) against the Borrowers or their property.
22.15	No rights in winding up of Borrowers
Unless and until the whole of the Amount Owing has been paid or satisfied in full, upon the winding up, bankruptcy or receivership of the Borrowers (or any other person) or upon the Borrowers (or such other person) entering into any scheme of arrangement, composition, assignment or arrangement with its creditors or members:
(a)	the Guarantor will not (except in circumstances where the Financiers do not prove in the name of the Guarantor in accordance with clause 22.16(a) prove or claim in competition to the Financiers so as to diminish any distribution, dividend or payment which, but for such proof or claim, the Financiers would be entitled to
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receive thereunder and the Guarantor will not claim or receive the benefit of any distribution, dividend or payment arising out of or relating thereto; and
(b)	the Financiers may prove or claim for the full amount of the Amount Owing and payments received by the Financiers from the Guarantor under this Agreement, or from the enforcement of any Security Interest granted to the Financiers by a Guarantor, will not affect the Financiers’ right to prove or claim for the full amount of the Amount Owing.
22.16	Prove in winding up
(a)	Upon the winding up, bankruptcy or receivership of the Borrowers (or any other person) or upon the Borrowers (or such other person) entering into any scheme of arrangement, composition, assignment or arrangement with its creditors or members, the Guarantor authorises the Financiers to (without being obliged to do so):
(i)	prove, in the name of the Guarantor, for all moneys for which the Borrowers are liable to the Guarantor, including any moneys which the Guarantor has paid under this Agreement; and/or
(ii)	retain and carry to a separate account and appropriate at the Financiers’ discretion any distribution, dividend or payment received thereunder until the Amount Owing have been paid or satisfied in full; and/or
(iii)	do anything and exercise all rights which the Guarantor could lawfully do or exercise in such proceedings, and the Guarantor appoints the Financiers and each Authorised Officer of the Financiers, severally, to be its attorney for the purposes set out above.
(b)	The Financiers must notify the Guarantor in writing if it does not intend to prove in the name of the Guarantor under clause 22.16(a)(i).
22.17	Reinstatement of beneficiary’s rights
If any claim is made that any moneys received by the Financiers in payment or satisfaction of the Amount Owing must be repaid or refunded, or that any settlement, obligation, transaction, conveyance or transfer affecting or relating to the Amount Owing is void or voidable, under any law (including, without limitation, under any law relating to preferences, bankruptcy, insolvency or the winding up of companies):
(a)	the Guarantor will, at its own expense, promptly do, execute and deliver, and cause any relevant third person to do, execute and deliver, all such acts and instruments as the Financiers may require to reinstate the guarantee under clause 22.2 and to restore to the Financiers any Security Interest, guarantee, indemnity or other security held by them or any of them immediately prior to such payment, satisfaction, settlement, obligation, transaction, conveyance or transfer; and
(b)	if the claim is upheld, compromised or admitted, the Financiers shall be entitled to the same rights, powers and remedies against the Guarantor as it would have had if the relevant moneys had never been applied in payment or satisfaction of the Amount Owing or if such settlement, obligation, transaction, conveyance or transfer had not been incurred or taken place, and this clause 22.17 will survive the release or termination of this Agreement unless the Financiers expressly agree otherwise in writing.
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22.18	Cross-Guarantee
The guarantee and indemnity contained in clause 22.2 and clause 22.4 takes effect as a cross-guarantee and cross-indemnity where one or more of the Borrowers are the same as one or more of the Guarantors. In these circumstances, it is a separate guarantee and indemnity in relation to each Borrower as if that person were:
(a)	the only person included in the definition of “Borrowers”; and
(b)	excluded from the definition of “Guarantor”.
22.19	German Guarantors
(a)	To the extent that the guarantee and indemnity contained in clause 22.2 and clause 22.4 is granted by a German Guarantor (the German Guarantee and Indemnity) and that German Guarantee and Indemnity guarantees or indemnifies amounts which are owed by direct or indirect shareholders of the German Guarantor or affiliated companies of such shareholders (with the exception of affiliated companies which are also affiliated companies of the German Guarantor), the German Guarantee and Indemnity shall be subject to certain limitations as set out in paragraph (b) below. In relation to any other amounts guaranteed and/or indemnified, the German Guarantee and Indemnity remains unlimited.
(b)	To the extent that the demand under the German Guarantee and Indemnity against a German Guarantor is made in respect of amounts in relation to which the conditions pursuant to paragraph (a) are fulfilled, the relevant German Guarantor’s liability shall be limited as follows:
(i)	the German Guarantee and Indemnity shall not be enforceable to the extent that the German Guarantor is able to demonstrate that such enforcement has the effect of:
(A)	reducing the German Guarantor’s net assets (Nettovermögen) (the Net Assets) to an amount less than its stated share capital (Stammkapital); or
(B)	(if its Net Assets are already lower than its stated share capital) causing such amount to be further reduced, and thereby affects its assets which are required for the obligatory preservation of its stated share capital according to §§ 30, 31 German GmbH-Act (GmbH-Gesetz).
(c)	This clause 22.19 shall apply mutatis mutandis if the German Guarantee and Indemnity is granted by a Guarantor incorporated in Germany as a limited liability partnership (GmbH & Co. KG) in relation to the limited liability company as general partner (Komplementär) of such Guarantor.
23.	NEW BORROWER
(a)	Subject to the Financiers’ prior written consent, any Subsidiary of the Parent (other than any Subsidiary of the Parent which is incorporated in New Zealand) and any other company may become a Borrower for the purposes of this Agreement by becoming a New Borrower by entering into an Accession Deed.
(b)	Upon execution of an Accession Deed by the Parent, New Borrower and the Financier, the New Borrower will be taken to be an Obligor and a Guarantor for the purposes of this Agreement with all the rights and obligations of a Borrower and
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Guarantor as if it were an original party to this Agreement and to have made the representations and warranties in clause 11 on the date of such execution.
(c)	The Parent will ensure that before the parties execute the Accession Deed, the Financier has received the following in form and substance satisfactory to it:
(i)	a certificate in relation to the New Borrower given by a director of the New Borrower substantially in the form of Annexure E (with the attachments referred to in that certificate) dated not earlier than 14 days before the execution of the Obligor Accession Deed by the New Borrower; and
(ii)	if the New Borrower is a foreign entity, at the cost of the New Borrower a legal opinion confirming that upon execution by the New Borrower the Accession Deed will constitute valid, binding and enforceable obligations of the New Borrower.
(d)	Each Guarantor irrevocably appoints the Parent to execute any Accession Deed on its behalf.
24.	PROCUREMENT AND RETIREMENT OF GUARANTORS
24.1	Procurement of Guarantors
(a)	In order to comply with clause 12.3(c), each Obligor undertakes that (other than with respect to entities which the Financier agrees to exclude from this clause 24) it shall procure that sufficient entities which are or become Subsidiaries of that Obligor shall become a Guarantor by entering into an accession deed (or accession deeds) in form and substance reasonably satisfactory to the Financier (and satisfying any additional reasonable requirements of the Financier) whereby the New Guarantor agrees to be bound by all the obligations, representations, warranties and other provisions of the Cross Guarantee set out in clause 22 as if it were an original party to this Agreement.
(b)	A Guarantor shall cease to be a Guarantor for the purposes of this Agreement, and shall be released from all obligations or liabilities under this Agreement, only in the event of:
(i)	such Guarantor ceasing to be a Related Party of all Obligors following the disposal of shares (or the relevant means of control) by the Obligors in such Guarantor, provided that the disposal of shares and the ceasing of the Guarantor to be a Guarantor for the purposes of this Agreement will not result in a contravention of clause 12.2 or 12.3;
(ii)	the distribution or transfer to the Obligors in the course of a voluntary winding up or a creditors’ voluntary winding up (where the only creditors are one or more Obligors) of such Guarantor of such part of the Assets of such Guarantor being wound up as the Obligors are entitled to in proportion to their ownership in such Guarantor; or
(iii)	the Amount Owing being fully paid or repaid to the Financier, as the case may be, provided that any payment or repayment of the Amount Owing which shall at any time hereafter be avoided under any law for the time being in force relating to the winding up or official management of companies shall be deemed never to have been made and to that extent that liability of the Obligors in respect of such amount and this Agreement shall subsist to the benefit of the Financier.
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(c)	The Financier may in its sole and absolute discretion at any time agree to release a Guarantor from all obligations or liabilities under this Agreement, whereupon such Guarantor shall cease to be a Guarantor for the purposes of this Agreement and in such event, the Financier shall at the request and cost of such Guarantor execute and do all such deeds, acts and things as may be reasonably necessary to release the Guarantor from such obligations and liabilities, provided that any such agreement to release shall not affect any obligation or liability of any other Guarantor.
24.2	New Related Party
(a)	Where, after the date of this Agreement, an entity becomes a Related Party of an Obligor and, at such time, financial accommodation has been provided to such entity by the Financier or any Affiliate Financiers (“existing accommodation”), the Financier may, at any time within 60 days after the notification to the Financier that an entity with existing accommodation has become a Related Party of an Obligor, by notice in writing to that entity or any other Obligor declare:
(i)	that where the notice is given to the relevant entity, the existing accommodation (or any lesser amount specified in the notice) is due and payable within the period specified in the notice which shall be not less than 60 days;
(ii)	that where the notice is given to an Obligor other than the relevant entity, financial accommodation then provided by the Financier to that Obligor must be reduced by payment of an amount (specified in the notice) equal to or less than the existing accommodation within the period specified in the notice.
(b)	Amounts specified in a notice given pursuant to paragraph (a) are payable within the period specified in such notice.
25.	DISPUTE RESOLUTION
(a)	If an Issue, or a circumstance that is reasonably likely to result in an Issue arises each of the Parent and the Financiers must not commence any court proceedings relating to the Issue unless it has complied with the provisions of this clause 25, except to seek urgent interlocutory relief.
(b)	If the Parent or the Financiers become aware of an Issue, or a circumstance that is reasonably likely to result in an Issue, it must promptly notify the other (Initial Notice) and if the Issue is not resolved within ten (10) Business Days from the date of on which the Initial Notice is provided (excluding the date on which the Initial Notice is given) (or such other period as agreed to in writing between the Parent and the Financiers), then either the Parent or the Financiers may give a written notice to the other specifying the nature and giving details of the Issue (Notification).
(c)	If an Issue is resolved within ten (10) Business Days from the date on which the Initial Notice is provided (excluding the date on which the Initial Notice is given) (or such other period as agreed to in writing between the Parent and the Financiers), the Parent and the Financiers must exchange written acknowledgement of such resolution prior to the end of the ten (10) Business Day period.
(d)	Once a Notification is given in accordance with clause 25(b), a Dispute is taken to have arisen. If no Notification is given in accordance with clause 25(b) or the Issue is resolved and written acknowledgement has been exchanged between the
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Parent and the Financiers in accordance with clause 25(c), a Dispute will not be taken to have arisen in relation to the Issue and the provisions of this clause 25 will no longer apply. If the provisions of this clause 25 no longer apply as a result of the failure of either the Parent or the Financiers to give a Notification, the matter or thing asserted by either the Parent or the Financiers which gave rise to the Issue (Contesting Party) will be disregarded and the view of the party other than the Contesting Party will prevail in respect of the issue forming the subject matter of the Issue.
(e)	If the Parent and the Financiers do not resolve the Dispute within ten (10) Business Days after the Notification is given (excluding the date on which the Notification is given) (or such other period as agreed to in writing between the Parent and the Financiers) either the Parent or the Financiers may submit the Dispute to expert determination.
(f)	If the Dispute is referred to expert determination under clause 25(e):
(i)	both the Parent and the Financiers may nominate an independent expert with relevant expertise in accounting, legal and commercial matters to act as expert and submit this nomination to the other within the earlier of twelve (12) Business Days after the Notification is given (excluding the date on which the Notification is given), or two (2) Business Days following a decision by the Parent and the Financiers to submit the Dispute to expert determination (excluding the date on which that decision is reached) (or such other period as agreed to in writing between the Parent and the Financiers);
(ii)	if only the Financiers or only the Parent nominates an expert in accordance with clause 25(f)(i), the nominated expert will be taken to have been agreed to by both the Parent and the Financiers and that expert will be validly appointed;
(iii)	if the Parent and the Financiers do not agree on the appointment of an expert within three (3) Business Days after both expert nominations have been submitted (excluding the date on which both nominations have been submitted), the matter will be referred to the President of the Institute of Chartered Accountants of Australia who will nominate an independent expert with relevant expertise in accounting, legal and commercial matters to determine the Dispute and both the Parent and the Financiers will accept this nomination;
(iv)	where the Parent is engaged in a dispute with any of its other lenders (which have adopted a dispute resolution clause in substantially the same form as this clause 25) in relation to the same subject matter as a Dispute or Issue between the Parent and the Financiers, the Financiers agree to the common appointment of an expert to resolve the disputes simultaneously and an expert appointed in these circumstances can only be appointed if the expert accepts a common appointment;
(v)	the terms of the expert’s retainer must provide that in resolving the Dispute the expert will, to the extent relevant, be subject to the then current ACDC Guidelines for Expert Determination, and will use all reasonable endeavours to ensure that if a Dispute relates to a current Calculation Period a decision is reached prior to the Calculation Date for that Calculation Period;
(vi)	the terms of the expert’s retainer must provide that the expert must provide a decision as soon as reasonably practicable and in any event no later
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than the five (5) Business Days from the date of referral (excluding the date of referral) (or such other period as agreed to in writing between the Parent and the Financiers);
(vii)	the decision of the expert is final and binding on the Financiers and the Obligors except in the case of manifest error; and
(viii)	if, for any reason:
(A)	an expert is not appointed within five (5) Business Days of the expert appointment decision being referred to the President of the Institute of Chartered Accountants of Australia (excluding the date on which the matter is referred);
(B)	or the appointed expert provides the Parent and the Financiers with written confirmation that the expert is unable to reach a decision in relation to the Dispute, the provisions of this clause 25 will no longer apply to the Dispute and each of the Parent and the Financiers may:
(C)	commence court proceedings; and/or
(D)	pursue any other remedies that are available to the relevant party;
in relation to the matter or thing forming the subject matter of the Dispute.
(g)	If a Dispute or Issue first arises prior to the end of a Calculation Period and is not resolved in accordance with this clause 25 by the end of that Calculation Period, the Parent and the Financiers agree to use reasonable endeavours to resolve the Dispute or Issue as soon as possible following the relevant Calculation Date and in any event no later than 30 Business Days following the Parent and the Financiers first becoming aware of the Issue (excluding the date on which both the Parent and the Financiers first become aware of the Issue) (or such other period as agreed to in writing between the Parent and the Financiers).
(h)	The Financiers agree that prior to the resolution of the Dispute or Issue in accordance with the provisions of this clause 25, or the termination of the dispute resolution process as contemplated by clause 25(f)(viii), the subject matter of any Dispute or Issue may not be taken into account in determining whether the Parent is in breach of any of the financial undertakings contained in clause 12.3 of this Agreement that require EBITDA to be calculated.
(i)	The Parent must bear the costs of complying with this clause 25 and comply with the obligations under the Transaction Documents during the dispute resolution process contained in this clause 25.
(j)	In acting under the provisions of this clause 25, the Parent and the Financiers must at all times use reasonable endeavours to resolve any Dispute or Issue.
(k)	Each Obligor represents and warrants for the benefit of the Financiers that each Other Bank Document that requires or contemplates adjustments to EBITDA contains a dispute resolution clause in substantially the same form as this clause 25.
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26.	GOVERNING LAW AND JURISDICTION
26.1	Governing law

This Agreement is governed by the laws of the state of New South Wales, Australia.

26.2	Jurisdiction

Each Obligor irrevocably and unconditionally:
(a)	submits to the non-exclusive jurisdiction of the courts of the state of New South Wales, Australia; and
(b)	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.
26.3	Service of process
Each Borrower agrees that a document required to be served in proceedings about a Transaction Document may be served:
(a)	by being delivered to or left at its address for service of notices under clause 20.1; or
(b)	in any other way permitted by law.
26.4	Agent for service of process
(a)	Each Borrower which is not incorporated in Australia (Foreign Borrower) irrevocably appoints the Parent as its agent to receive service of process in any proceedings about a Transaction Document.
(b)	Each Foreign Borrower agrees that a document required to be served in proceedings about a Transaction Document may be served:
(i)	by being delivered to or left at the address of its agent for service of process, whether or not that agent in turn notifies the Foreign Borrower; or
(ii)	in any other way permitted by law.
(c)	If for any reason the Parent ceases to act in its capacity as process agent for a Foreign Borrower, the Foreign Borrower must immediately appoint a substitute process agent approved by all Financiers in New South Wales and notify each Financier of that appointment. Until each Financier receives that notification, it will be entitled to treat the Parent (or its successor) as the agent of each Foreign Borrower for the purpose of this clause.
26.5	Execution by attorneys
Each attorney executing this Agreement states that the attorney has no notice of revocation or suspension of the power of attorney under which the attorney executes this Agreement.
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Schedule 1
CASH ADVANCE FACILITY
1.	Definitions
In this Schedule, a reference to a section is to a section of this Schedule and unless the context requires another meaning:
Advance means the principal amount advanced or to be advanced by a CAF Financier to a CAF Borrower in accordance with a Funding Notice or the amount of the Advance which remains outstanding;
Funding Period means, in respect of the Cash Advance Facility, a period selected in accordance with section 5;
Interest Payment Date means, in respect of the Cash Advance Facility:
(a)	the last day of a Funding Period; and
(b)	in the case of a Funding Period of more than 6 months, the last day of each 6 month period during that Funding Period; and
Margin means, in respect of a CAF Borrower, the percentage per annum set out in a fee letter or fee letters substantially in the form set out in Annexure G delivered from time to time by the Financiers to the Parent.
2.	Availability
Subject to this Agreement, a CAF Borrower may draw Advances in any Approved Currency during the Availability Period under the Cash Advance Facility.
3.	Amount of each Advance
The principal amount of an Advance under the Cash Advance Facility must be at least:
(a)	for Advances denominated in AUD: AUD200,000 and thereafter in multiples of no less than AUD100,000;
(b)	for Advances denominated in USD: USD500,000 and thereafter in multiples of no less than USD100,000; and
(c)	for Advances denominated in GBP: GBP350,000 and thereafter in multiples of no less than GPB50,000.
4.	Interest
(a)	A CAF Borrower must pay interest to a CAF Financier on each Advance provided by that CAF Financier to it:
(i)	at the rate determined under section 4(b) for each Funding Period for that Advance; and
(ii)	in arrears on each Interest Payment Date.
(b)	The rate of interest for a Funding Period is a rate of interest per annum which is the sum of the Base Rate for that Funding Period and the Margin.
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(c)	Interest under this section 4:
(i)	accrues from day to day; and
(ii)	is calculated on the basis of the actual number of days elapsed (including the first day but excluding the last) and a 360 day year for Advances in USD, or a 365 day year for Advances in other Approved Currencies.
5.	Selection
For an Advance under the Cash Advance Facility:
(a)	subject to this section 5 and section 6:
(i)	the length of the first Funding Period is the period selected by the relevant CAF Borrower in the Funding Notice for that Advance; and
(ii)	the length of each subsequent Funding Period for an Advance is the period selected by the relevant CAF Borrower by notice which must be received by the relevant CAF Financier not later than 11:00 am at least 2 Business Days before the start of the relevant Funding Period (or a later time agreed in writing by the Financier);
(b)	the Funding Period selected pursuant to section 5(a) may be a period of 30, 60, 90, 120, 150 or 180 days or any other period that the Financier agrees in writing; and
(c)	if a CAF Borrower does not give a notice selecting a Funding Period or selects a Funding Period which does not comply with this section 5 or section 6, the CAF Borrower is considered to have selected a Funding Period of 1 month or any other period selected by the relevant CAF Financier.
6.	Funding Periods
(a)	The first Funding Period for an Advance starts on the Funding Date for that Advance.
(b)	Each Funding Period (except the first) starts on the last day of the preceding Funding Period.
(c)	A Funding Period which would otherwise end on a day that is not a Business Day instead ends on the following Business Day or, if that Business Day is in another calendar month, on the immediately preceding Business Day.
(d)	If a Funding Period starts on a day for which there is no numerically corresponding day in the month in which the Funding Period ends, the Funding Period ends on the last Business Day of the later calendar month.
(e)	No Funding Period may end after the Final Repayment Date. A Funding Period which would otherwise end after the Final Repayment Date instead ends on the Final Repayment Date.
7.	Prepayment
(a)	A CAF Borrower may only prepay an Advance provided to it by a CAF Financier in accordance with this Agreement.
(b)	A CAF Borrower may only prepay to a CAF Financier all or any part of an Advance provided to it by that CAF Financier by giving the CAF Financier notice of its intention to do so by 11:00 am on the date of prepayment.
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(c)	The amount of any partial prepayment of an Advance must be at least $250,000 (or its equivalent in the relevant Approved Foreign Currency) and a whole multiple of $50,000 (or its equivalent in the relevant Approved Foreign Currency).
(d)	A notice of prepayment given under this section 7 is irrevocable.
(e)	On the proposed prepayment date, the CAF Borrower must:
(i)	prepay the amount specified in the notice of prepayment;
(ii)	pay all reasonable interest, fees, expenses and other amounts accrued under the Transaction Documents on the amount prepaid to the prepayment date (whether or not yet payable); and
(iii)	all reasonable costs and losses of the relevant CAF Financier arising from an Advance being prepaid other than on the last day of a Funding Period, as determined by the CAF Financier.
(f)	Amounts prepaid may be re-borrowed under this Agreement.
8.	Netting of Advances
(a)	If an Advance (the Maturing Advance) is due to be repaid by the CAF Borrower on the last day of its Funding Period and a new Advance (the New Advance) is to be made to the CAF Borrower on the same day, then:
(i)	if the amount of the New Advance is greater than the Maturing Advance, the relevant CAF Financier is only required to actually pay on that date an amount equal to the New Advance minus the amount of the Maturing Advance;
(ii)	if the amount of the New Advance is less than the amount of the Maturing Advance, the CAF Borrower is only required under section 9(a) to actually pay to the relevant CAF Financier on that date an amount equal to the Maturing Advance less the amount of the New Advance; and
(iii)	if the amount of the New Advance is equal to the amount of the Maturing Advance, neither the relevant CAF Financier nor the relevant CAF Borrower need actually pay any amount to each other in respect of the New Advance or the Maturing Advance on that date.
(b)	This section 8 does not otherwise affect the relevant CAF Borrower’s obligations in respect of any Amount Owing.
(c)	A rollover fee of AUD75 applies in relation to each Advance netted under this section 8.
9.	Repayment
(a)	Subject to section 8, the CAF Borrowers must repay each Advance to the relevant CAF Financiers on the last day of its Funding Period. Subject to this Agreement, any Advance repaid in accordance with this section 9(a) is available for further drawing under the Cash Advance Facility.
(b)	Each CAF Borrower must pay in full to the relevant CAF Financier the Amount Owing by that CAF Borrower under the Cash Advance Facility on the Final Repayment Date.
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10.	Review of Margin and Commitment Fee
Each CAF Borrower and each Guarantor consents and agrees to, and acknowledges and agrees that its respective liability under this document extends to, any variation to the Margin and/or the Commitment Fee set out in each fee letter substantially in the form set out in Annexure G delivered from time to time by the Financiers to the Parent.
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Schedule 2
AUSTRALIAN TRADE FACILITIES AND HK TRADE FACILITY
The following terms in this Schedule 2 apply to the Australian Trade Facilities and the HK Trade Facility and do not apply to the US Trade Facility.
1.	Definitions
In this Schedule, a reference to a section is to a section of this Schedule and unless the context requires another meaning:
Approved Invoice means an invoice of a Debtor acceptable to HSBC (Australia);
Cost of Funds means, in respect of any Funding Period, the rate quoted by the relevant Financier as its cost of obtaining funds in the currency of the relevant Trade Advance and for a period comparable to such Funding Period, in such interbank market or by such other means as that Financier may at its discretion select, at or about the normal time for seeking quotes for such funds two Business Days prior to the commencement of such Funding Period;
Credit has the meaning given to it in the UCP;
Current Documentary Credit means a Documentary Credit the Expiry Date of which has not yet arrived or in respect of which a Trade Borrower has not discharged all of its obligations under the UCP or this Agreement to the relevant Trade Financier as the corresponding issuer of that Documentary Credit;
Debtor means the debtor under an Approved Invoice or Documentary Collection;
Documentary Credit means an irrevocable documentary credit issued or to be issued by a Trade Financier for the account of a Trade Borrower in accordance with section 3;
Documentary Collection means a document evidencing Financial Indebtedness of a Debtor and acceptable to the relevant Trade Financier;
Expiry Date of a Documentary Credit issued by a Trade Financier means the expiry date specified in that Documentary Credit, following which no Claim, demand or drawing may be made on that Trade Financier under that Documentary Credit;
Export Letter of Credit means a Credit issued by an Issuing Bank in favour of a Trade Borrower;
Face Value Amount means for a Documentary Credit issued by a Trade Financier, the maximum undrawn amount payable by that Trade Financier under that Documentary Credit;
Funding Period means, for a Trade Advance made by a Trade Financier, any Funding Period selected by a Trade Borrower in a Funding Notice, which is acceptable to that Trade Financier;
Interest Payment Date means, in respect of the Trade Facility, the last day of a Funding Period;
Issuing Bank has the meaning given to it in the UCP;
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LIBOR means, for an amount and a period:
(a)	the rate determined by HSBC (HK) to be the arithmetic mean, expressed as a percentage per annum (rounded up (if necessary) to four decimal places), of the rates quoted:
(i)	at or about 11.00 am (London time) two Business Days (in London) before the first day of that period; and
(ii)	for a period equal or comparable to that period and for value on the first day of that period, on:
(iii)	where the amount is in USD, the Reuters monitor system page “LIBO”;

(iv)	where the amount is in HKD, the Reuters monitor system page selected by HSBC (HK), or (in each case) any page which replaces that page; or
(b)	where the page referred to in paragraph (a) for the currency in which that amount is denominated is not available, or less than two rates are quoted on that page at that time, the rate determined by HSBC (HK) to be the arithmetic mean of the rates expressed as a percentage per annum (rounded up (if necessary) to four decimal places), at which deposits:
(i)	denominated in the same currency;

(ii)	for the same or a comparable amount;

(iii)	for a period equal or comparable to that period; and

(iv)	or value on the first day of that period,
are offered to HSBC (HK) by prime banks, in the interbank market selected by it, at or about 11.00 am (local time in the place of that market) two Business Days in the place of that market before the first day of that period;
Margin means, in respect of a Relevant Borrower, a percentage per annum set out in a fee letter or fee letters substantially in the form set out in Annexure G delivered from time to time by the Trade Financier that provides the Trade Facility to that Relevant Borrower and the Parent;
Opening Date means, for a Documentary Credit, the date that Documentary Credit is, or is to be, issued;
Repayment Date means, in respect of a Trade Advance, the last day of the Funding Period for that Trade Advance;
Trade Advance means, for a Trade Advance Facility, the principal amount advanced or to be advanced under a Trade Advance Facility in accordance with a Funding Notice or the amount of the Trade Advance which remains outstanding;
Trade Advance Facility means the Clean Import Advance Facility set out in section 4, the Negotiation Advance Facility set out in section 5 and the Receivables Advance Facility set out in section 6;
Trade Borrowers means the Australian Trade Borrowers and the HK Trade Borrowers and Trade Borrower means any one of them;
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Trade Financiers means HSBC (Australia) and HSBC (HK) and Trade Financier means either of them; and
UCP means the Uniform Customs and Practice for Documentary Credits (7th Revision), International Chamber of Commerce Publication No. 600.
2.	Trade Facilities
Subject to this Agreement:
(a)	HSBC (Australia) agrees to provide the Australian Trade Borrowers with the Trade Facilities described below in AUD; and
(b)	HSBC (HK) agrees to provide the HK Trade Borrower with the Trade Facilities described below in HKD or USD, or any other Approved Currency for the purpose and on the terms and conditions set out below and on such other terms and conditions as may be agreed from time to time between that Trade Financier and the Parent.
3.	Import Documentary Credit Facility
3.1	Purpose
To support the establishment and negotiation of sight and/or term irrevocable Documentary Credits up to a maximum of 120 days and bills drawn thereunder.
3.2	Conditions of utilisation
A Trade Financier is not obliged to issue any Documentary Credit under this Facility unless that Trade Financier has received a Funding Notice no later than 11:00 am on the proposed Issuance Date. A Documentary Credit requested in a Funding Notice received by that Trade Financier after 11.00 am will, subject to the terms of this Agreement, be issued on the following Business Day.
3.3	Documentary Credits
(a)	A Trade Financier will only issue a Documentary Credit if the requested Documentary Credit:
(i)	has an Opening Date which is a Business Day during the Availability Period;
(ii)	has an Expiry Date which is not later than 120 days after the Opening Date and is before the Final Repayment Date;
(iii)	is payable on a Business Day at the Lending Office of that Trade Financier where the Documentary Credit is issued or any other place approved by that Trade Financier in writing;
(iv)	is denominated in AUD (in respect of HSBC (Australia)), HKD or USD (in respect of HSBC (HK)) or an Approved Foreign Currency;
(v)	is irrevocable and non-transferable; and
(vi)	is subject to the UCP,
unless otherwise agreed by that Trade Financier.
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(b)	A Trade Financier may pay immediately on demand (and without any prior notice to the relevant Trade Borrower) any amount demanded pursuant to the Documentary Credit despite:
(i)	any dispute between the relevant Trade Borrower and any person entitled to the Documentary Credit;
(ii)	any right of set-off or other claim the relevant Trade Borrower has against and any person entitled to the Documentary Credit;
(iii)	any direction by the relevant Trade Borrower to that Trade Financier not to make the payment;
(iv)	any breach by the relevant Trade Borrower or any person entitled to the Documentary Credit of any agreement between them; or
(v)	any Event of Default or Potential Event of Default.
(c)	Each Trade Borrower unconditionally and irrevocably indemnifies each Trade Financier on demand against any Claim suffered or incurred or payable by that Trade Financier arising directly or indirectly as a result of:
(i)	that Trade Financier issuing or making payment under a Documentary Credit;
(ii)	any claim made or purportedly made under a Documentary Credit; or
(iii)	any act of any person who is or claims to be entitled to the benefit of a Documentary Credit, whether or not the Documentary Credit may be void, voidable or unenforceable.
(d)	The obligations of each Trade Borrower under section 3.3(c) are absolute and unconditional.
(e)	Each Trade Borrower’s obligations under section 3.3(c) are not subject to any reduction or termination or otherwise affected or in any way limited by:
(i)	any failure or default on the part of the relevant Trade Financier or its employees (other than negligent failure or wilful default); or
(ii)	any falsity, inaccuracy, insufficiency or forgery of or in any document which on its face conforms to the requirements of the Documentary Credit under which it is given;
(iii)	any Transaction Document, Documentary Credit or agreement being invalid or being affected by any invalidity or impossibility or illegality of performance or any law or act of any Government Agency or arbitrator;
(iv)	any time, waiver or other indulgence granted by the relevant Trade Financier; or
(v)	any set-off, counterclaim, defence, deduction or other claim the relevant Trade Borrower has against the relevant Trade Financier or any person entitled to the Documentary Credit.
(f)	Each Trade Borrower acknowledges that the Trade Financiers are not liable or under any duty to enquire:
(i)	as to any of the matters referred to in this section 3.3; or
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(ii)	into the justification for or the validity of any demand made, or the correctness of any document given under or for the purpose of a Documentary Credit, or which purports to be so made or given under a Documentary Credit; or
(iii)	the authority for, validity or genuineness of, any signature.
(g)	The rights of each Trade Financier under this Schedule do not derogate from any rights of subrogation, indemnity or other rights that Trade Financier has under any law. If a conflict arises between any Trade Financier’s rights under this Schedule and any other rights, that Trade Financier’s rights under this Schedule prevail. Without limiting the generality of this section, each Trade Borrower agrees that no Trade Financier has any greater obligations under a Documentary Credit than are imposed by the UCP.
3.4	No liability
Each Trade Borrower holds each Trade Financier and its employees, correspondents and agents free of any liability or responsibility for the consequences arising from any ambiguity in instructions from the Trade Borrower, or in connection with any reliance placed by that Trade Financier in good faith on such message as a result of such message not having been properly authorised by the person by whom it purported to have been sent.
4.	Clean Import Advance Facility
4.1	Purpose
To refinance bills drawn under Documentary Credits established under the Import Documentary Credit Facility for a maximum of 60 days inclusive of supplier terms (or such other period determined by the relevant Trade Financier to reflect local market practice and/or to match the needs and/or trade cycle of the relevant Trade Borrower).
4.2	Conditions of utilisation
A Trade Financier is not obliged to provide an advance under this Facility unless that Trade Financier has received a Funding Notice no later than 11:00 am on the proposed Funding Date.
5.	Negotiation Of Discrepant Documents Under Documentary Credits (“Negotiation Advance Facility”)
5.1	Purpose
To discount 100% of the face value of documents presented under export documentary credits by a Trade Borrower that contain discrepancies (with full recourse to the Trade Borrower).
5.2	Conditions of utilisation
A Trade Financier is not obliged to provide an advance under this Facility unless that Trade Financier has received a Funding Notice no later than 11:00 am on the proposed Funding Date.
6.	Discounting of Export Collections and Open Account Receivables Facility (“Receivables Advance Facility”)
6.1	Purpose
To discount 100% of the face value of Documentary Collections, Approved Invoices and/or Export Letters of Credit for a maximum of 30 days (or such other period determined by the
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relevant Trade Financier to reflect local market practice and/or to match the needs and/or trade cycle of the relevant Trade Borrower).
6.2	Conditions of utilisation
A Trade Financier is not obliged to provide an advance in connection with Documentary Collections, Approved Invoices or an Export Letter of Credit unless that Trade Financier has received no later than 11:00 am on the Funding Date:
(a)	a Funding Notice;
(b)	a copy of each Documentary Collection, Approved Invoice and/or Export Letter of Credit (as the case may be);
(c)	any other document or information reasonably required by that Trade Financier; and
(d)	evidence that the purpose of the advance is to match the local business needs of a Group Company.
7.	Interest
(a)	Each Trade Borrower must pay interest to a Trade Financier in relation to each Trade Advance made to the Trade Borrower by that Trade Financier under a Trade Advance Facility:
(i)	at the rate determined under section 7(b) for the Funding Period for that Trade Advance; and
(ii)	in arrears on each Interest Payment Date.
(b)	The rate of interest for a Funding Period is the rate of interest per annum determined by the relevant Trade Financier to be the sum of:
(i)	in the case of Advances, the Base Rate for the Funding Period and the relevant Margin;
(ii)	in the case of Trade Advances in Approved Currencies (other than a Trade Advance in an Approved Currency under the Negotiation Advance Facility provided by HSBC (HK)), Cost of Funds for that Funding Period and the relevant Margin; and
(i)	in the case of a Trade Advance in an Approved Currency under the Negotiation Advance Facility provided by HSBC (HK), LIBOR and the relevant Margin.
(c)	Interest under this section 7:
(i)	accrues from day to day; and
(ii)	is calculated on the basis of the actual number of days elapsed (including the first day but excluding the last) and a 360 day year for Trade Advances in USD, or 365 day year for Trade Advances in other Approved Currencies.
8.	Fees
Subject to section 9, all import and export fees are notified by HSBC (Australia) and HSBC (HK) (as the case may be) to the Parent under a fee letter or fee letters substantially in the form set out in Annexure G delivered by the Trade Financiers to the Parent from time to time.
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9.	Review of Margin, Commitment Fee and import and export fees
Each Relevant Borrower and each Guarantor consents and agrees to, and acknowledges and agrees that its respective liability under this document extends to, any variation to the Margin, the Commitment Fee and the import and export fees set out in a fee letter or fee letters substantially in the form set out in Annexure G delivered from time to time by the Trade Financier that provides the Trade Facility to the Relevant Borrower to the Parent.
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Schedule 3
US TRADE FACILITY
The following terms apply to the US Trade Facility and do not apply to the Australian Trade Facilities or the HK Trade Facility.
1.	Definitions
In this Schedule, a reference to a section is to a section of this Schedule and unless the context requires another meaning:
Credit has the meaning given to it in the UCP;
Current Documentary Credit means a Documentary Credit the Expiry Date of which has not yet arrived or in respect of which a US Trade Borrower has not discharged all of its obligations under the UCP or this Agreement to HSBC (UK) as the corresponding issuer of that Documentary Credit;
Documentary Credit means an irrevocable documentary credit issued or to be issued by HSBC (UK) for the account of a US Trade Borrower in accordance with section 3;
Expiry Date of a Documentary Credit issued by HSBC (UK) means the expiry date specified in that Documentary Credit, following which no Claim, demand or drawing may be made on HSBC (UK) under that Documentary Credit;
Opening Date means, for a Documentary Credit, the date that Documentary Credit is, or is to be, issued; and
UCP means the Uniform Customs and Practice for Documentary Credits (7th Revision), International Chamber of Commerce Publication No. 600.
2.	Trade Facility
Subject to this Agreement, HSBC (UK) agrees to provide the US Trade Borrowers with the Trade Facility described below in USD, or any other Approved Currency for the purpose and on the terms and conditions set out below and on such other terms and conditions as may be agreed from time to time between HSBC (UK) and the Parent.
3.	Import Documentary Credit Facility
3.1	Purpose
To support the establishment and negotiation of sight irrevocable Documentary Credits up to a maximum of 120 days and bills drawn thereunder.
3.2	Conditions of utilisation
HSBC (UK) is not obliged to issue any Documentary Credit under this Facility unless that Trade Financier has received a Funding Notice no later than 11:00 am on the proposed Issuance Date. A Documentary Credit requested in a Funding Notice received by HSBC (UK) after 11.00 am will, subject to the terms of this Agreement, be issued on the following Business Day.
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3.3	Documentary Credits
(a)	HSBC (UK) will only issue a Documentary Credit if the requested Documentary Credit:
(i)	has an Opening Date which is a Business Day during the Availability Period;
(ii)	has an Expiry Date which is not later than 120 days after the Opening Date and is before the Final Repayment Date;
(iii)	is payable on a Business Day at the Lending Office of that Trade Financier where the Documentary Credit is issued or any other place approved by HSBC (UK) in writing;
(iv)	is denominated in USD or an Approved Currency;
(v)	is irrevocable and non-transferable;
(vi)	is subject to the UCP; and
(vii)	calls for a transport document / freight cargo receipt evidencing goods consigned / assigned to HSBC (UK), unless otherwise agreed by HSBC (UK).
(b)	HSBC (UK) may pay immediately on demand (and without any prior notice to a US Trade Borrower) any amount demanded pursuant to the Documentary Credit despite:
(i)	any dispute between the relevant US Trade Borrower and any person entitled to the Documentary Credit;
(ii)	any right of set-off or other claim the relevant US Trade Borrower has against and any person entitled to the Documentary Credit;
(iii)	any direction by the relevant US Trade Borrower to HSBC (UK) not to make the payment;
(iv)	any breach by the relevant US Trade Borrower or any person entitled to the Documentary Credit of any agreement between them; or
(v)	any Event of Default or Potential Event of Default.
(c)	Each US Trade Borrower unconditionally and irrevocably indemnifies HSBC (UK) on demand against any Claim suffered or incurred or payable by HSBC (UK) arising directly or indirectly as a result of:
(i)	HSBC (UK) issuing or making payment under a Documentary Credit;
(ii)	any claim made or purportedly made under a Documentary Credit; or
(iii)	any act of any person who is or claims to be entitled to the benefit of a Documentary Credit, whether or not the Documentary Credit may be void, voidable or unenforceable.
(d)	The obligations of each US Trade Borrower under section 3.3(c) are absolute and unconditional.
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(e)	Each US Trade Borrower’s obligations under section 3.3(c) are not subject to any reduction or termination or otherwise affected or in any way limited by:
(i)	any failure or default on the part of HSBC (UK) or its employees (other than negligent failure or wilful default); or
(ii)	any falsity, inaccuracy, insufficiency or forgery of or in any document which on its face conforms to the requirements of the Documentary Credit under which it is given;
(iii)	any Transaction Document, Documentary Credit or agreement being invalid or being affected by any invalidity or impossibility or illegality of performance or any law or act of any Government Agency or arbitrator;
(iv)	any time, waiver or other indulgence granted by HSBC (UK); or
(v)	any set-off, counterclaim, defence, deduction or other claim that US Trade Borrower has against HSBC (UK) or any person entitled to the Documentary Credit.
(f)	Each US Trade Borrower acknowledges that HSBC (UK) is not liable or under any duty to enquire:
(i)	as to any of the matters referred to in this section 3.3; or
(ii)	into the justification for or the validity of any demand made, or the correctness of any document given under or for the purpose of a Documentary Credit, or which purports to be so made or given under a Documentary Credit; or
(iii)	the authority for, validity or genuineness of, any signature.
(g)	The rights of HSBC (UK) under this Schedule do not derogate from any rights of subrogation, indemnity or other rights that HSBC (UK) has under any law. If a conflict arises between HSBC (UK)’s rights under this Schedule and any other rights, HSBC (UK)’s rights under this Schedule prevail. Without limiting the generality of this section, each US Trade Borrower agrees that HSBC (UK) does not have any greater obligations under a Documentary Credit than are imposed by the UCP.
3.4	No liability
Each US Trade Borrower holds HSBC (UK) and its employees, correspondents and agents free of any liability or responsibility for the consequences arising from any ambiguity in instructions from any US Trade Borrower, or in connection with any reliance placed by HSBC (UK) in good faith on such message as a result of such message not having been properly authorised by the person by whom it purported to have been sent.
4.	Fees
Subject to section 5, all import fees are notified by HSBC (UK) to the Parent under a fee letter or fee letters substantially in the form set out in Annexure G delivered by HSBC (UK) (and/or one or more other Trade Financier’s) to the Parent from time to time.
5.	Review of Commitment Fee and import fees
Each Relevant Borrower and each Guarantor consents and agrees to, and acknowledges and agrees that its respective liability under this document extends to, any variation to the Commitment Fee and the import fees set out in a fee letter or fee letters substantially in the
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form set out in Annexure G delivered from time to time by HSBC (UK) (and/or one or more other Trade Financier’s) to the Parent.
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Schedule 4
BANK GUARANTEE AND STANDBY LETTER OF CREDIT FACILITY
1.	Definitions
In this Schedule, a reference to a section is to a section of this Schedule and unless the context requires another meaning:
Beneficiary means the person in whose favour a Bank Guarantee or a Standby Letter of Credit is, or is to be, issued by HSBC (Australia);
Bank Guarantee means a guarantee issued or to be issued to a Beneficiary under section 2;
Beneficiary Contract means any agreement between a Borrower and a Beneficiary under which an Australian Trade Borrower has an obligation to pay or repay any amount to the Beneficiary or an Australian Trade Borrower has an obligation to perform any obligation for the benefit of the Beneficiary, in connection with which that Australian Trade Borrower requests the issue of a Bank Guarantee or a Standby Letter of Credit;
Current Bank Guarantee means, in respect of a Bank Guarantee issued by HSBC (Australia), a Bank Guarantee the Expiry Date of which has not yet arrived or in respect of which an Australian Trade Borrower has not discharged all of its obligations under this Agreement to HSBC (Australia);
Current Standby Letter of Credit means, in respect of Standby Letter of Credit issued by HSBC (Australia), a Standby Letter of Credit the Expiry Date of which has not yet arrived or in respect of which an Australian Trade Borrower has not discharged all its obligations under the UCP or this Agreement to HSBC (Australia);
Establishment Fee means, in respect of a Relevant Borrower, the amount set out in a fee letter or fee letters substantially in the form set out in Annexure G delivered from time to time by HSBC (Australia) to the Parent that provides the Bank Guarantee and Standby Letter of Credit Facility to that Relevant Borrower and the Parent;
Expiry Date of a Bank Guarantee or a Standby Letter of Credit issued by HSBC (Australia) means the expiry date specified in that Bank Guarantee or the Standby Letter of Credit, following which no Claim, demand or drawing may be made on HSBC (Australia) under that Bank Guarantee or Standby Letter of Credit;
Face Value Amount means, for a Bank Guarantee or a Standby Letter of Credit issued by HSBC (Australia), the maximum undrawn amount payable by HSBC (Australia) under that Bank Guarantee or Standby Letter of Credit;
Guarantee Fee means, in respect of a Relevant Borrower, the percentage per annum set out in a fee letter or fee letters substantially in the form set out in Annexure G delivered from time to time by HSBC (Australia) to the Parent;
Opening Date means, for a Bank Guarantee or Standby Letter of Credit, the date that Bank Guarantee or Standby Letter of Credit is, or is to be, issued;
Standby Letter of Credit means a standby letter of credit issued or to be issued to a Beneficiary under section 2; and
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UCP means the Uniform Customs and Practice for Documentary Credits (7th Revision), International Chamber of Commerce Publication No. 600.
2.	Availability
2.1	Availability
Subject to this Agreement, an Australian Trade Borrower may, by giving it a Funding Notice in accordance with clause 4, request HSBC (Australia) to, and at that Australian Trade Borrower’s request, HSBC (Australia) will, issue Bank Guarantees and Standby Letters of Credit for the account of that Australian Trade Borrower.
2.2	Conditions of utilisation
HSBC (Australia) is not obliged to issue any Bank Guarantee or Standby Letter of Credit under this Facility unless it has received a Funding Notice no later than 11:00 am on the proposed Issuance Date. A Bank Guarantee or Standby Letter of Credit requested in a Funding Notice received by HSBC (Australia) after 11.00 am will, subject to the terms of this Agreement, be issued on the following Business Day.
3.	Form Of Bank Guarantees And Standby Letters Of Credit
(a)	Each Bank Guarantee and Standby Letter of Credit to be issued by HSBC (Australia) must be consistent with the Funding Notice under which it is issued and in a form acceptable to HSBC (Australia) in its absolute discretion.
(b)	Each Bank Guarantee and Standby Letter of Credit issued by HSBC (Australia) for the account of an Australian Trade Borrower must:
(i)	have an Opening Date which is a Business Day during the Availability Period;
(ii)	have an Expiry Date which is before the Final Repayment Date;
(iii)	be payable on a Business Day at the Lending Office of HSBC (Australia) specified in this Agreement for that Australian Trade Borrower or any other place approved by HSBC (Australia) in writing;
(iv)	be denominated in AUD or an Approved Foreign Currency;
(v)	be non-transferable and not confirmed by any other person except at the cost of that Australian Trade Borrower;
(vi)	be issued in respect of a Beneficiary and Beneficiary Contract acceptable to HSBC (Australia); and
(vii)	in the case of a Standby Letter of Credit, be subject to UCP, unless otherwise agreed by HSBC (Australia).
4.	Beneficiary Contracts
Each Australian Trade Borrower must perform all its obligations under a Beneficiary Contract to which it is a party and do all other things necessary to ensure that a Beneficiary does not become entitled to draw on a Bank Guarantee or a Standby Letter of Credit.
5.	Financier’s Authority To Pay
In respect of a Bank Guarantee or Standby Letter of Credit issued by HSBC (Australia) to a Beneficiary for the account of an Australian Trade Borrower, HSBC (Australia) may pay
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immediately on demand by the Beneficiary (and without any prior notice to that Australian Trade Borrower) any amount demanded by the Beneficiary pursuant to the Bank Guarantee or Standby Letter of Credit despite:
(a)	any dispute between that Australian Trade Borrower and the Beneficiary;
(b)	any right of set-off or other claim that Australian Trade Borrower has against the Beneficiary;
(c)	any direction by that Australian Trade Borrower to HSBC (Australia) not to make the payment;
(d)	any breach by that Australian Trade Borrower or the Beneficiary of a Beneficiary Contract; or
(e)	any Event of Default or Potential Event of Default.
6.	Payment By An Australian Trade Borrower
Each Australian Trade Borrower must pay to HSBC (Australia):
(a)	all amounts which HSBC (Australia) pays or is required to pay under a Bank Guarantee or Standby Letter of Credit issued by HSBC (Australia) for the account of that Australian Trade Borrower, on the same day as HSBC (Australia) is required to make that payment; and
(b)	interest on those amounts from that day calculated in accordance with clause 15.1.
7.	Indemnity
Each Australian Trade Borrower unconditionally and irrevocably indemnifies HSBC (Australia) on demand against any Claim suffered or incurred or payable by HSBC (Australia) arising directly or indirectly as a result of:
(a)	HSBC (Australia) issuing or making payment under a Bank Guarantee or Standby Letter of Credit; or
(b)	any claim made or purportedly made under a Bank Guarantee or Standby Letter of Credit; or
(c)	any act of any person who is or claims to be entitled to the benefit of a Bank Guarantee or Standby Letter of Credit, whether or not the Bank Guarantee or Standby Letter of Credit may be void, voidable or unenforceable.
(a)	The obligations of each Australian Trade Borrower under this section 7 are absolute and unconditional.
(b)	Each Australian Trade Borrower’s obligations under this section 7 are not subject to any reduction or termination or otherwise affected or in any way limited by:
(i)	any failure or default on the part of HSBC (Australia) or its employees (other than negligent failure or wilful default); or
(ii)	any falsity, inaccuracy, insufficiency or forgery of or in any document which on its face conforms to the requirements of the Bank Guarantee or Standby Letter of Credit under which it is given;
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(iii)	any Transaction Document, Beneficiary Contract, Bank Guarantee or Standby Letter of Credit being invalid or being affected by any invalidity or impossibility or illegality of performance or any law or act of any Government Agency or arbitrator;
(iv)	any time, waiver or other indulgence granted by HSBC (Australia); or
(v)	any set-off, counterclaim, defence, deduction or other claim that an Australian Trade Borrower has against HSBC (Australia) or a Beneficiary.
(c)	Each Australian Trade Borrower acknowledges that HSBC (Australia) is not liable or under any duty to enquire:
(i)	as to any of the matters referred to in this section 7; or
(ii)	into the justification for or the validity of any demand made, or the correctness of any document given under or for the purpose of a Bank Guarantee, or which purports to be so made or given under a Bank Guarantee; or
(iii)	the authority for, validity or genuineness of, any signature.
8.	No Limitation On Other Rights
HSBC (Australia)’s rights under this Schedule do not derogate from any rights of subrogation, indemnity or other rights that it has under any law. If a conflict arises between HSBC (Australia)’s rights under this Schedule and any other rights, its rights under this Schedule prevail.
9.	Fees
9.1	Guarantee Fee
Each Australian Trade Borrower must pay to HSBC (Australia) a non-refundable Guarantee Fee on the Face Value Amount of each Bank Guarantee and Standby Letter of Credit requested by that Australian Trade Borrower to be issued by HSBC (Australia). The Guarantee Fee:
(a)	accrues from day to day;
(b)	is calculated from the date of issue of the Bank Guarantee or Standby Letter of Credit; and
(c)	must be paid to HSBC (Australia) quarterly in advance with the first payment made on or before the date of issue of the Bank Guarantee or the Standby Letter of Credit by HSBC (Australia).
9.2	Establishment Fee
Each Australian Trade Borrower must pay to HSBC (Australia) a non-refundable establishment fee on each Bank Guarantee or Standby Letter of Credit requested by that Australian Trade Borrower to be issued by HSBC (Australia). The Establishment Fee is payable on or before the date of issue of the Bank Guarantee or Standby Letter of Credit.
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10.	Review of Guarantee Fee and Establishment Fee
Each Australian Trade Borrower and each Guarantor consents and agrees to, and acknowledges and agrees that its respective liability under this document extends to, any variation to the Guarantee Fee and the Establishment Fee set out in each fee letter substantially in the form set out in Annexure G delivered from time to time by HSBC (Australia) to the Parent.
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Schedule 5
HEDGING FACILITY
The parties acknowledge and agree that:
(a)	at the request of the Parent and on an unadvised and uncommitted basis:
(i)	HSBC (Australia) has agreed to provide to the Australian Borrowers a “Foreign Exchange Limit” for spot and forward foreign currency transactions on the terms and conditions of a master agreement for foreign currency transaction in the form agreed between HSBC (Australia) and the Australian Borrowers;
(ii)	HSBC (HK) may, subject to HSBC (HK) obtaining all necessary credit and other local approvals and all necessary documentation being entered into in form and substance satisfactory to HSBC (HK), provide appropriate limits to the HK Trade Borrower to hedge against its foreign currency and interest rate exposures;
(iii)	HSBC (UK) may, subject to HSBC (UK) obtaining all necessary credit and other local approvals and all necessary documentation being entered into in form and substance satisfactory to HSBC (UK), provide appropriate limits to the UK Borrowers to hedge against its foreign currency and interest rate exposures; and
(iv)	HSBC (US) may, subject to HSBC (US) obtaining all necessary credit and other local approvals and all necessary documentation being entered into in form and substance satisfactory to HSBC (US), provide appropriate limits to the US Borrowers to hedge against its foreign currency and interest rate exposures, in each case, to assist with the Group’s hedging and derivative instrument requirements;
(b)	the pricing for each Hedging Facility described in paragraph (a) above will be determined by the Financier that provides that Hedging Facility; and
(c)	unless otherwise agreed between HSBC (Australia) and the Parent, the tenor for each Hedging Facility provided by HSBC (Australia) to the Australian Borrowers will have a maximum length of two calendar years.
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EXECUTED as an agreement.

SIGNED for HSBC BANK AUSTRALIA LIMITED under power of attorney in the presence of:
Signature of attorney

Signature of witness	Name

Name	Date of power of attorney

SIGNED for HSBC BANK PLC under power of attorney in the presence of:

Signature of attorney

Signature of witness	Name

Name	Date of power of attorney

SIGNED for HSBC BANK USA, NATIONAL ASSOCIATION under power of attorney in the presence of:

Signature of attorney

Signature of witness	Name

Name	Date of power of attorney
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SIGNED for THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED under power of attorney in the presence of:

Signature of attorney

Signature of witness	Name

Name	Date of power of attorney

Borrower/Guarantor EXECUTED by SIMS GROUP AUSTRALIA HOLDINGS LIMITED:

Signature of director	Signature of director/secretary

Name	Name

Borrower/Guarantor EXECUTED by SIMS METAL MANAGEMENT LIMITED:

Signature of director	Signature of director/secretary

Name	Name
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Borrower/Guarantor EXECUTED by SIMS GROUP UK HOLDINGS LIMITED:

Signature of director	Signature of director/secretary

Name	Name

Borrower/Guarantor EXECUTED by SIMS GROUP UK LIMITED:

Signature of director	Signature of director/secretary

Name	Name

Borrower/Guarantor EXECUTED by SIMS GROUP USA CORPORATION by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by SIMS INDUSTRIAL PTY LIMITED:

Signature of director	Signature of director/secretary

Name	Name
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Guarantor EXECUTED by SIMSMETAL SERVICES PTY. LIMITED:

Signature of director	Signature of director/secretary

Name	Name

Guarantor EXECUTED by SIMS ENERGY PTY LIMITED:

Signature of director	Signature of director/secretary

Name	Name

Guarantor EXECUTED by SIMS MANUFACTURING PTY LIMITED:

Signature of director	Signature of director/secretary

Name	Name

Guarantor EXECUTED by SIMSMETAL HOLDINGS PTY. LTD.:

Signature of director	Signature of director/secretary

Name	Name
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Borrower/Guarantor THE COMMON SEAL OF SIMS METAL MANAGEMENT ASIA LIMITED (PREVIOUSLY KNOWN AS SIMS ASIA HOLDINGS LIMITED):

Signature of witness

Name of witness

Borrower/Guarantor EXECUTED by METAL DYNAMICS DETROIT LLC by its officer:

Signature of officer

Name of officer (please print)

Borrower/Guarantor EXECUTED by METAL MANAGEMENT ALABAMA, INC. by its officer:

Signature of officer

Name of officer (please print)
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Borrower/Guarantor EXECUTED by METAL MANAGEMENT ARIZONA, L.L.C. by its officer:

Signature of officer

Name of officer (please print)

Borrower/Guarantor EXECUTED by METAL MANAGEMENT CONNECTICUT, INC. by its officer:

Signature of officer

Name of officer (please print)

Borrower/Guarantor EXECUTED by METAL MANAGEMENT MEMPHIS, L.L.C. by its officer:

Signature of officer

Name of officer (please print)
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Borrower/Guarantor EXECUTED by METAL MANAGEMENT MIDWEST, INC. by its officer:

Signature of officer

Name of officer (please print)

Borrower/Guarantor EXECUTED by METAL MANAGEMENT MISSISSIPPI, INC. by its officer:

Signature of officer

Name of officer (please print)

Borrower/Guarantor EXECUTED by METAL MANAGEMENT NORTHEAST, INC. by its officer:

Signature of officer

Name of officer (please print)
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Borrower/Guarantor EXECUTED by METAL MANAGEMENT OHIO, INC. by its officer:

Signature of officer

Name of officer (please print)

Borrower/Guarantor EXECUTED by METAL MANAGEMENT WEST, INC. by its officer:

Signature of officer

Name of officer (please print)

Borrower/Guarantor EXECUTED by METAL MANAGEMENT, INC. by its officer:

Signature of officer

Name of officer (please print)
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Borrower/Guarantor EXECUTED by PROLER SOUTHWEST LP by its officer:

Signature of officer

Name of officer (please print)

Borrower/Guarantor EXECUTED by MIREC BV:

Signature of director	Signature of director

Name	Name

Guarantor EXECUTED by CIM TRUCKING, INC. by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by HNE RECYCLING LLC by its officer:

Signature of officer

Name of officer
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Guarantor EXECUTED by HNW RECYCLING LLC by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by TH PROPERTIES LLC (formerly known as METAL DYNAMICS INDIANAPOLIS LLC) by its officer:

Signature of officer

Name of officer

Guarantor EXECUTED by METAL DYNAMICS LLC by its officer:

Signature of officer

Name of officer
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Guarantor EXECUTED by METAL MANAGEMENT INDIANA, INC. by its officer:

Signature of officer

Name of officer

Guarantor EXECUTED by METAL MANAGEMENT PITTSBURGH, INC. by its officer:

Signature of officer

Name of officer (please print)
Guarantor EXECUTED by METAL MANAGEMENT PROLER SOUTHWEST, INC. by its officer:

Signature of director

Name
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Guarantor EXECUTED by SMM — NORTH AMERICA TRADE CORPORATION by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by METAL MANAGEMENT WEST COAST HOLDINGS, INC. by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by MM METAL DYNAMICS HOLDINGS, INC. by its officer:

Signature of officer

Name of officer
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Guarantor EXECUTED by NAPORANO IRON & METAL, INC. by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by NEW YORK RECYCLING VENTURES, INC. by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by NORTH CAROLINA RESOURCE CONSERVATION, LLC by its officer:

Signature of officer

Name of officer (please print)
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Guarantor EXECUTED by PROLER SOUTHWEST GP, INC. by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by RESERVE IRON & METAL LIMITED PARTNERSHIP by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by SCHIABO LAROVO CORPORATION by its officer:

Signature of officer

Name of officer (please print)
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Guarantor EXECUTED by SHN CO., LLC by its officer:

Signature of officer

Name of officer (please print)

Borrower/Guarantor EXECUTED by SIMS GROUP GLOBAL TRADE CORPORATION by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by SIMS GROUP USA HOLDINGS CORPORATION by its officer:

Signature of officer

Name of officer (please print)
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Guarantor EXECUTED by SIMSMETAL EAST LLC by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by SIMSMETAL WEST LLC by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by SIMSMETAL INDUSTRIES LIMITED:

Signature of director	Signature of director

Name	Name
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Borrower/ Guarantor EXECUTED by SIMS M+R GMBH:

Signature of director	Signature of director/secretary

Name	Name

Guarantor EXECUTED by SIMS RECYCLING SOLUTIONS HOLDINGS INC. by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by SIMS RECYCLING SOLUTIONS, INC. by its officer:

Signature of officer

Name of officer (please print)
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Guarantor EXECUTED by METAL MANAGEMENT NEW HAVEN, INC. by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by SIMS GROUP RECYCLING SOLUTIONS CANADA LTD. by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by SIMS GROUP CANADA HOLDINGS LIMITED by its officer:

Signature of officer

Name of officer (please print)
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Guarantor EXECUTED by SIMS RECYCLING SOLUTIONS AB by its officer:

Signature of officer

Name of officer (please print)

Borrower / Guarantor EXECUTED by SIMS GROUP GERMAN HOLDINGS GMBH by its officer:

Signature of officer

Name of officer (please print)

Guarantor EXECUTED by SIMS MUNICIPAL RECYCLING OF NEW YORK LLC by its officer:

Signature of officer

Name of officer (please print)
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Annexure A
GROUP COMPANIES
PART 1 BORROWERS

Place of
Company Name	Registered Number	Registered Office	Incorporation
Australian Borrowers

Sims Group Australia Holdings Limited	ABN 37 008 634 526	‘Sir Joseph Banks Corporate Part’ Suite 3, Level 2, 32 Lord Street, Botany NSW 2019	ACT, Australia

Sims Metal Management Limited	ABN 69 114 838 630	‘Sir Joseph Banks Corporate Part’ Suite 3, Level 2, 32 Lord Street, Botany NSW 2019	VIC, Australia

Australian Trade Borrowers

Sims Group Australia Holdings Limited	ABN 37 008 634 526	‘Sir Joseph Banks Corporate Part’ Suite 3, Level 2, 32 Lord Street, Botany NSW 2019	ACT, Australia

Sims Metal Management Limited	ABN 69 114 838 630	‘Sir Joseph Banks Corporate Part’ Suite 3, Level 2, 32 Lord Street, Botany NSW 2019	VIC, Australia

UK Borrowers

Sims Group UK Holdings Limited	2904307	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ	United Kingdom

Sims Group UK Limited	3242331	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ	United Kingdom

Mirec BV	N/A	Hastelweg 251, 5652CV, Eindhoven, The Netherlands	The Netherlands
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Place of
Company Name	Registered Number	Registered Office	Incorporation
US Trade Borrower

Sims Group Global Trade Corporation	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

US Borrowers

Sims Group USA Corporation	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Dynamics Detroit LLC	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Management Alabama, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Management Arizona, L.L.C.	N/A	c/o CT Corporation System 2394 East Camelback Road Phoenix, AZ 850	Arizona, USA

Metal Management Connecticut, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Management Memphis, L.L.C.	N/A	c/o Corporation Service Company 2908 Poston Avenue Nashville, TN 37203	Tennessee, USA
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Place of
Company Name	Registered Number	Registered Office	Incorporation
Metal Management Midwest, Inc.	N/A	c/o Illinois Corporation Service Company 801 Adlai Stevenson Drive Springfield, IL 62703	Illinois, USA

Metal Management Mississippi, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Management Northeast, Inc.	N/A	c/o Corporation Service Company 830 Bear Tavern Road West Trenton, NJ 08628	New Jersey, USA

Metal Management Ohio, Inc.	N/A	c/o CSC-Lawyers Incorporating Service (Corporation Service Company) 50 W. Broad St Suite 1800 Columbus, OH 43215	Ohio, USA

Metal Management West, Inc.	N/A	c/o Corporation Service Company 1560 Broadway, Suite 2090, Denver, CO 80202	Colorado, USA

Metal Management, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Proler Southwest LP	N/A	c/o Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company 211 E. 7th Street Suite 620 Austin, TX 78701	Texas, USA
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Place of
Company Name	Registered Number	Registered Office	Incorporation
HK Trade Borrower

Sims Metal Management Asia Limited (previously known as Sims Asia Holdings Limited)	30512	5407-8, 54th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong	Hong Kong

Germany

Sims M+R GmbH	N/A	Rathenaustraβe 10, 59192 Bergkamen, Germany	Germany

Sims Group German Holdings GmbH	N/A	Rathenaustraβe 10, 59192 Bergkamen, Germany	Germany
PART 2 GUARANTORS

Place of
Company Name	Registered Number	Registered Office	Incorporation
Australia

Sims Energy Pty Limited	ABN 42 009 667 752	‘Sir Joseph Banks Corporate Part’ Suite 3, Level 2, 32 Lord Street, Botany NSW 2019	QLD, Australia

Sims Group Australia Holdings Limited	ABN 37 008 634 526	‘Sir Joseph Banks Corporate Part’ Suite 3, Level 2, 32 Lord Street, Botany NSW 2019	ACT, Australia

Sims Metal Management Limited	ABN 69 114 838 630	‘Sir Joseph Banks Corporate Part’ Suite 3, Level 2, 32 Lord Street, Botany NSW 2019	VIC, Australia

Sims Industrial Pty Limited	ABN 95 000 090 479	‘Sir Joseph Banks Corporate Part’ Suite 3, Level 2, 32 Lord Street, Botany NSW 2019	NSW, Australia

Sims Manufacturing Pty Limited	ABN 13 004 332 870	‘Sir Joseph Banks Corporate Part’ Suite 3, Level 2, 32 Lord Street, Botany NSW 2019	VIC, Australia
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Place of
Company Name	Registered Number	Registered Office	Incorporation
Simsmetal Holdings Pty. Ltd.	ABN 97 000 021 563	‘Sir Joseph Banks Corporate Part’ Suite 3, Level 2, 32 Lord Street, Botany NSW 2019	NSW, Australia

Simsmetal Services Pty. Limited	ABN 76 000 166 987	‘Sir Joseph Banks Corporate Part’ Suite 3, Level 2, 32 Lord Street, Botany NSW 2019	NSW, Australia

The Netherlands

Mirec BV	N/A	Hastelweg 251, 5652CV, Eindhoven, The Netherlands	The Netherlands

New Zealand

Simsmetal Industries Limited	3597	James Fletcher Drive Otahuhu, Auckland, New Zealand	New Zealand

Germany

Sims M+R GmbH	N/A	Rathenaustraβe 10, 59192 Bergkamen, Germany	Germany

Sims Group German Holdings GmbH	N/A	Rathenaustraβe 10, 59192 Bergkamen, Germany	Germany

United Kingdom

Sims Group UK Holdings Limited	2904307	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ	United Kingdom

Sims Group UK Limited	3242331	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ	United Kingdom
United States of America

Sims Group USA Corporation	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     118

Place of
Company Name	Registered Number	Registered Office	Incorporation
CIM Trucking, Inc.	N/A	c/o Illinois Corporation Service Company 801 Adlai Stevenson Drive Springfield, IL 62703	Illinois, USA

HNE Recycling LLC	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

HNW Recycling LLC	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Dynamics Detroit LLC	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

TH Properties LLC (formerly known as Metal Dynamics Indianapolis LLC)	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Dynamics LLC	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Management Alabama, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     119

Place of
Company Name	Registered Number	Registered Office	Incorporation
Metal Management Arizona, L.L.C.	N/A	c/o CT Corporation System 2394 East Camelback Road Phoenix, AZ 85016	Arizona, USA

Metal Management Connecticut, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Management Indiana, Inc.	N/A	c/o Prentice Hall Corporation 33 North LaSalle Street Chicago, IL 60602	Illinois, USA

Metal Management Memphis, L.L.C.	N/A	c/o Corporation Service Company 2908 Poston Avenue Nashville, TN 37203	Tennessee, USA

Metal Management Midwest, Inc.	N/A	c/o Illinois Corporation Service Company 801 Adlai Stevenson Drive Springfield, IL 62703	Illinois, USA

Metal Management Mississippi, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Management New Haven, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Management Northeast, Inc.	N/A	c/o Corporation Service Company 830 Bear Tavern Road West Trenton, NJ 08628	New Jersey, USA
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     120

Place of
Company Name	Registered Number	Registered Office	Incorporation
Metal Management Ohio, Inc.	N/A	CSC-Lawyers Incorporating Service (Corporation Service Company) 50 W. Broad St Suite 1800 Columbus, OH 43215	Ohio, USA

Metal Management Pittsburgh, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Management Proler Southwest, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

SMM — North America Trade Corporation	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Management West Coast Holdings, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Metal Management West, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Colorado, USA
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     121

Place of
Company Name	Registered Number	Registered Office	Incorporation
Metal Management, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

MM Metal Dynamics Holdings, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Naporano Iron & Metal, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

New York Recycling Ventures, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

North Carolina Resource Conservation, LLC	N/A	c/o Corporation Service Company 327 Hillsborough Street Raleigh, NC 27603	North Carolina, USA

Proler Southwest GP, Inc.	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Proler Southwest LP	N/A	c/o Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company 211 E. 7th Street Suite 620 Austin, TX 78701	Texas, USA
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     122

Place of
Company Name	Registered Number	Registered Office	Incorporation
Reserve Iron & Metal Limited Partnership	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Schiabo Larovo Corporation	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

SHN Co., LLC	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Sims Group Global Trade Corporation	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Sims Group USA Holdings Corporation	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Sims Recycling Solutions Holdings Inc.	N/A	c/o Illinois Corporation Service Company 801 Adlai Stevenson Drive Springfield, IL 62703	Illinois, USA

Simsmetal East LLC	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     123

Place of
Company Name	Registered Number	Registered Office	Incorporation
Simsmetal West LLC	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Sims Recycling Solutions, Inc.	N/A	c/o Illinois Corporation Service Company 801 Adlai Stevenson Drive Springfield, IL 62703	Illinois, USA

Sims Municipal Recycling of New York LLC	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware, USA

Hong Kong

Sims Metal Management Asia Limited (previously known as Sims Asia Holdings Limited)	30512	5407-8, 54th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong	Hong Kong

Canada

Sims Group Recycling Solutions Canada Ltd.	N/A	1200-999 West Hastings Street, Vancouver, British Columbia V6C 2W2, Canada	Canada

Sims Group Canada Holdings Limited	N/A	Suite 2300, 550 Burrard Street, Box 30, Vancouver, British Columbia V6C 2B5, Canada	Canada

Sweden

Sims Recycling Solutions AB	N/A	Karosserigatan 6 641 51 Katrineholm Sweden	Sweden
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     124

PART 3 — GROUP (OTHER MEMBERS)

Place of
Company Name	Registered Number	Registered Office	Incorporation
Sims Aluminium Pty Limited	ABN 93 004 370 905	Level 6, Sims Group House 41 McLaren Street North Sydney NSW 2060	VIC, Australia

Sims Tyrecycle Pty Limited	ABN 84 085 545 053	Level 6, Sims Group House 41 McLaren Street North Sydney NSW 2060	VIC, Australia

Sims Tyrecycle Properties Pty Limited	ABN 87 085 580 712	Level 6, Sims Group House 41 McLaren Street North Sydney NSW 2060	VIC, Australia

Universal Inspection and Testing Company Pty Limited	ABN 14 000 554 656	Level 6, Sims Group House 41 McLaren Street North Sydney NSW 2060	NSW, Australia

LMS Energy Pty Limited	ABN 19 090 914 640	Level 6, Sims Group House 41 McLaren Street North Sydney NSW 2060	SA, Australia

LMS Generation Pty Limited	ABN 39 059 428 474	Level 6, Sims Group House 41 McLaren Street North Sydney NSW 2060	SA, Australia

Consolidated Extrusions Pty Limited	ABN 37 003 173 484	Crane Group Limited Level 14, Philips House 15 Blue Street North Sydney NSW 2060	NSW, Australia

Consolidated Extrusions (Management) Pty Limited	ABN 24 003 123 573	Crane Group Limited Level 14, Philips House 15 Blue Street North Sydney NSW 2060	NSW, Australia
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     125

Place of
Company Name	Registered Number	Registered Office	Incorporation
Australian Refined Alloys Pty Limited	ABN 36 001 463 127	Level 6, Sims Group House 41 McLaren Street North Sydney NSW 2060	NSW, Australia

Australian Refined Alloys (Sales) Pty Limited	ABN 59 002 815 563	Level 6, Sims Group House 41 McLaren Street North Sydney NSW 2060	NSW, Australia

Sims E-Recycling Pty Ltd	ACN 114 176 493	Level 6, Sims Group House 41 McLaren Street North Sydney NSW 2060	NSW, Australia

Simsmetal Executive Staff Superannuation Pty Ltd	ACN 069 238 937	Level 6, Sims Group House 41 McLaren Street North Sydney NSW 2060	NSW, Australia

Simsmetal Staff Equity Pty Limited	ABN 98 052 893 259	Level 6, Sims Group House 41 McLaren Street North Sydney NSW 2060	NSW, Australia

Sims Superannuation Management Pty Limited	ACN 000 966 478	Level 6, Sims Group House 41 McLaren Street North Sydney NSW 2060	NSW, Australia

Sims Group Mauritius Limited	N/A	Citco (Mauritius) Limited 9th Floor, Medine Mews La Chaussée Street Port Louis	Mauritius

Trishyiraya Recycling India Private Limited	N/A	A-7, Phase- I, Madras Export Processing Zone- SEZ, Tambaram, Chennai- 600045	India

Sims Recycling Solutions Pte Ltd	N/A	12 Changi North Way, Unit 01-06, Singapore 98791.	Singapore
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     126

Place of
Company Name	Registered Number	Registered Office	Incorporation
United Castings Limited	N/A	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ	UK

Sims Group UK Intermediate Holdings Limited	N/A	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ	UK

Sims Recycling Solutions UK Holdings Limited	N/A	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ	Scotland

Sims Recycling Solutions UK Group Limited	N/A	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ	Scotland

Sims Recycling Solutions NV	N/A	56 Industriepark-West, 9011, Sint-Niklaas, Belgium	Belgium

Sims Recycling Solutions UK Limited	N/A	Irongray Business Park Lochside Industrial Estate Dumfries DG2 ONR	Scotland

Sims Group UK Pension Trustees Limited	N/A	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ	UK

Sims Cymru Limited	N/A	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ	UK

ER Coley (Steel) Limited	N/A	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ	UK

Recommit Limited	N/A	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ	UK

ER Coley (Cast) Limited	N/A	Long Marston Stratford-on-Avon Warwickshire CV37 8AQ	UK
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     127

Place of
Company Name	Registered Number	Registered Office	Incorporation
Extruded Metals (New Zealand) Limited	N/A	Level 11, KPMG Centre, 9 Princes Street, Auckland, New Zealand	New Zealand

Sims Pacific Metals Limited	N/A	James Fletcher Drive, Otahuhu, Auckland, New Zealand	New Zealand

PNG Recycling Limited	N/A	PO Box 3467, Boroko, Section 36, Lot 9110, Waigani Drive, Hohola, PNG	Papua New Guinea

IKISE Geri Donusum Sanayi ve Ticaret Limited Sirketi	N/A	Barbaros Bulvari No 12/1 D:10 Balmumcu Besiktas 34349 Istanbul Turkey	Turkey

Accu-Shred Limited	N/A	1200-999 West Hastings Street, Vancouver, British Columbia V6C 2W2	Canada

Richmond Steel Recycling Limited	N/A	11760 Mitchell Road, Richmond, Canada V6V 1V6	Canada

Metal Management Aerospace, Inc.	N/A	500 Flatbush Ave. Hartford, CT 06141	Delaware

Metal Management Nashville, LLC	N/A	1840 Linder Industrial Dr. Nashville, TN 37209	Delaware

Port Albany Ventures, LLC	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware

Rondout Iron & Metal, LLC	N/A	1501 Rockland Road Lake Bluff, IL 60044	Delaware

Dover Barge Company	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     128

Place of
Company Name	Registered Number	Registered Office	Incorporation
SA Recycling LLC	N/A	Corporation Service Company, 2730 Gateway Oaks Drive, Suite 100, Sacramento, CA 95833	Delaware

T&L Properties Corporation	N/A	Corporation Service Company, 2730 Gateway Oaks Drive, Suite 100, Sacramento, CA 95833	California

American Metals Recycling Corp.	N/A	Corporation Service Company, 2730 Gateway Oaks Drive, Suite 100, Sacramento, CA 95833	California

Colton Iron & Metal, LLC	N/A	c/o Corporation Service Company 2711 Centerville Road Suite 400, Wilmington, Delaware 19808	Delaware

Oxnard Metals Corporation	N/A	Corporation Service Company, 2730 Gateway Oaks Drive, Suite 100, Sacramento, CA 95833	California

Lancaster Recycling, LLC	N/A	Corporation Service Company, 2730 Gateway Oaks Drive, Suite 100, Sacramento, CA 95833	California

Remedy Environmental Services LLC	N/A	George Adams, 3200 East Frontera Street, Anaheim, CA 92807	California

Las Vegas Metals Recycling, LLC	N/A	CSC Services company of Nevada, 502 East John Street, Carson City, NV 89706	Nevada
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     129

Place of
Company Name	Registered Number	Registered Office	Incorporation
SA Recycling de Mexico S. de R.L. de C.V.	N/A	Flavio Diego Sandoval Gonzalez, Alvaro Obregon #1525-5 2do Piso, Col. Nueva C.P. 21100	Mexico

SA Recycling de Mexico Noroeste S. de R.L. de C.V.	N/A	Flavio Diego Sandoval Gonzalez, Alvaro Obregon #1525-5 2do Piso, Col. Nueva C.P. 21100	Mexico
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     130

Annexure B
FINANCIERS

Financier Name	Registered Number	Lending Office
In relation to the Australian Borrowers, UK Borrowers, US Borrowers and German Borrowers

HSBC Bank Australia Limited	ABN 48 006 434 162	Level 31, 580 George Street Sydney NSW 2000 Australia

HSBC Bank plc	14259	City Corporate Banking Centre, 60 Queen Victoria Street, London, EC4N 4TR

HSBC Bank USA, National Association	N/A	452 Fifth Avenue, New York, New York 10018 USA

In relation to the Australian Trade Borrowers

HSBC Bank Australia Limited	ABN 48 006 434 162	Level 31, 580 George Street Sydney NSW 2000 Australia

In relation to the HK Trade Borrower

The Hongkong and Shanghai Banking Corporation Limited	ABN 65 117 925 970	Level 10, 1 Queens Road, Central Hong Kong

In relation to the US Trade Borrower

HSBC Bank plc	14259	City Corporate Banking Centre, 60 Queen Victoria Street, London, EC4N 4TR
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     131

Annexure C
CAF FINANCIERS

Financier Name	Registered Number	Lending Office
HSBC Bank Australia Limited	ABN 48 006 434 162	Level 31, 580 George Street Sydney NSW 2000 Australia

HSBC Bank plc	14259	City Corporate Banking Centre, 60 Queen Victoria Street, London, EC4N 4TR

HSBC Bank USA, National Association	N/A	452 Fifth Avenue, New York, New York 10018 USA
Confidential treatment requested for redacted (circled) portions; redated (circled) portions has been filed separately with the Securities and Exchange Commission.
Amended and Restated Multi Option Facility Agreement     132

Annexure D
FUNDING NOTICE

To:	[Financier’s name]
And to: HSBC Bank Australia Limited [in the case where the Financier to the Relevant Borrower is not HSBC Bank Australia Limited]
[date]
Dear Sirs
Multi-Option Facility Agreement dated 3 December 2003, as amended from time to time (the “Facility Agreement”)
We refer to the Facility Agreement and give irrevocable notice that we request the following drawings.
Terms defined in the Facility Agreement have the same meaning in this Funding Notice.
1.	The proposed Funding Date/Issuance Date is [specify date].

2.	The Facilities under which the financial accommodation is requested: [Cash Advance Facility /Trade Finance Facility].

3.	Particulars of the financial accommodation requested are as follows [as applicable]:
(a)	Cash Advance Facility

Amount: [ ]

Currency: AUD/USD/GBP]

Funding Period: [ ]

(b)	Bank Guarantee Facility / Standby Letter of Credit Facility

Face Value Amount: [ ]

Currency: [AUD/USD/GBP/HKD]

Beneficiary:

Details of Beneficiary Contract:

Funding Period:

Expiry Date:

A copy of the Beneficiary Contract is enclosed.
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     133

Annexure E
CONDITION PRECEDENT CERTIFICATE

To:	[Financier’s name] (the Financier)
This condition precedent certificate is given on [specify date] under clause 3.1 of the Multi-Option Facility Agreement (the Facility Agreement) dated 3 December 2003 between, among others, [Obligor’s name] and the Financier, as amended from time to time. Terms defined in the Facility Agreement have the same meaning in this condition precedent certificate.
I, [                    ], being [a director/secretary] of [name of Obligor] (the Company), certify as follows:
1.	Documents

True, complete and up to date copies of each of the following are attached to this Certificate:
(a)	In the case where the Company is incorporated in Australia, the certificate of registration/incorporation [as applicable], the constitution/memorandum and articles of association/by-laws [as applicable] and all other constitutional documents of the Company (marked “A”);

(b)	an extract of minutes (marked “B”) of a duly convened meeting of the directors of the Company confirming that the directors have passed resolutions:
(i)	approving execution of each Transaction Document to which it is a party;

(ii)	appointing Authorised Officers for the purpose of the Transaction Documents; and

(iii)	acknowledging that each Transaction Document to which it is a party will benefit the Company;
which minutes are in full force and effect and have not been varied or revoked;
2.	Specimen Signatures

The following signatures are the true and usual signatures of the Authorised Officers of the Company authorised to sign the Transaction Documents to which the Company is a party and to give notices and other communications under or in connection with those Transaction Documents:

	Name	Title	Signature
(a)

(b)

(c)

(The following section only needs to be completed if the Company is incorporated in Australia)
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     134

3.	Replaceable rules/Section 135 of the Corporations Act 2001 (Cth) (the “Corporations Act”)

The Company does have a constitution and all of the provisions of the Corporations Act that apply as mandatory rules and the following provisions of the Corporations Act that apply as replaceable rules apply to the Company and its internal management:

none

Signed:

Director/Secretary
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     135

Annexure F
ACCESSION DEED
This Accession Deed is made on the [          ] day of [          ], [          ] under the Multi-Option Facility Agreement (the Facility Agreement) dated 3 December 2003 between (amongst others) Sims Group Australia Holdings Limited as borrower and HSBC Bank Australia Limited as financier, as amended from time to time.
Between
[Insert New Borrower’s Name] (ACN [insert New Borrower’s ABN number or equivalent]) of [insert New Borrower’s Address] (the New Borrower)
And
Sims Metal Management Limited (ACN 114 838 630) of Level 6, Simsmetal House, 41 McLaren Street, North Sydney, NSW, 2060 (the Parent).
And
HSBC Bank Australia Limited (ABN 48 006 434 162) of Level 31, 580 George Street, Sydney, NSW, HSBC Bank plc of [         ], HSBC Bank USA, National Association of [         ] and The Hongkong and Shanghai Banking Corporation Limited (ABN 65 117 925 970) (the Financiers).
1.	Definitions And Interpretation

1.1	Definitions

Accession Date means the later of:
(a)	[insert a date later to the date in (b) if appropriate]; and

(b)	the date on which this Accession Deed, executed by the New Borrower and the Parent, is executed by or on behalf of the Financiers.
1.2	Interpretation
(a)	A term defined in the Facility Agreement has the same meaning when used in this Accession Deed unless defined to have a different meaning in this Accession Deed.

(b)	Clause 1.2 of the Facility Agreement applies to this Accession Deed.

(c)	In this Accession Deed, a reference to obligations or rights being identical to other obligations or rights is a reference to obligations or rights identical to those other obligations or rights except to the extent they relate to the identity of the person required to perform them or entitled to their benefit.
2.	Accession

2.1	Accession

With effect on and from the Accession Date:
(a)	the New Borrower:
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     136

(i)	is bound by the terms of the Transaction Documents to which the Borrowers and Guarantors are parties;

(ii)	assumes towards each other party to the Transaction Documents obligations under the Transaction Documents which are identical to the obligations which a Borrower and a Guarantor is required to perform;

(iii)	must observe and comply with the obligations of a Borrower and a Guarantor under the Transaction Documents;

(iv)	is granted rights under the Transaction Documents which are identical to the rights which a Borrower and a Guarantor has under the Transaction Documents; and

(v)	is a party to the Transaction Documents as a Borrower and a Guarantor;
(b)	each other party to the Facility Agreement acquires rights against and assumes obligations towards the New Borrower which are identical to the rights and obligations which it has or is required to perform under the Transaction Documents to a Borrower and a Guarantor; and

(c)	a reference in the Transaction Documents to a “Borrower” and a “Guarantor” includes a reference to the New Borrower.
3.	Acknowledgments

3.1	Borrower

The New Borrower acknowledges that it will be an [Australian Borrower/UK Borrower/US Borrower] for the purposes of the Facility Agreement.

3.2	Parent

The Parent on its behalf and on behalf of each Guarantor acknowledges and agrees that the Amount Owing by the New Borrower is guaranteed by the Guarantors under clause 22 of the Facility Agreement.

3.3	Representations and warranties

The New Borrower makes the same representations and warranties in respect of itself that each Borrower and Guarantor has made in, or in connection with, the Transaction Documents and confirms that those representations and warranties are, at the Accession Date, true and not misleading in any material respect, by omission or in any other way.

3.4	Information

The New Borrower:
(a)	confirms that it has received a copy of the Transaction Documents together with any other documents and information it has required in connection with the Facility Agreement; and

(b)	acknowledges that the Financier has entered into this Accession Deed in reliance on the representations and warranties made by the New Borrower in this Accession Deed.
3.5	No liability
(a)	The New Borrower confirms that it has not relied on the Financier to assess or inform it as to:
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     137

(i)	the legality, validity, effect or enforceability of any Transaction Document against any party;

(ii)	the accuracy or completeness of any information referred to in clause 3.4 of this Accession Deed; or

(iii)	the creditworthiness, affairs, condition or status of any of the parties to the Transaction Documents.
(b)	The New Borrower agrees that the Financiers have not or will not have any liability or obligation to the New Borrower for the accuracy or completeness of the information or documents provided to it under clause 3.4 of this Accession Deed, and that any condition or warranty in relation to any of those matters, whether express or implied by law or in any other way, is excluded.
4.	Miscellaneous

4.1	Transaction Document

This Accession Deed is a Transaction Document for the purposes of the Facility Agreement.

4.2	Counterparts

This Accession Deed may be signed in counterparts and all counterparts taken together constitute one document.

4.3	Governing law

This Accession Deed is governed by the laws applying in New South Wales.
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     138

Annexure G
PRO FORMA FEE LETTER

To:	Sims Metal Management Limited ACN 114 838 630
[insert address]

Attention:	[insert name]

With a copy to:	[insert address of the relevant Borrowers]

Date:	[insert date]
Dear Sirs
AMENDED AND RESTATED MULTI OPTION FACILITY AGREEMENT — FEE LETTER
We refer to the document entitled “Multi Option Facility Agreement” dated 3 December 2003 between, amongst others, Sims Metal Management Limited ACN 114 838 630 (formerly Sims Group Limited) (Sims) and HSBC Bank Australia Limited ABN 48 006 434 162, as amended from time to time (Facility Agreement).
1.	Definitions and Interpretation

1.1	A term defined in clause 1.1 of the Facility Agreement has the same meaning when used in this fee letter unless stated otherwise in this fee letter.

1.2	Clause 1.2 of the Facility Agreement is incorporated into this fee letter as if set out in this fee letter in full and as if all references in that provision to “this Agreement” were to this fee letter.

1.3	The provisions of the Facility Agreement will apply to this fee letter.

1.4	This fee letter is a Transaction Document [and is issued pursuant to clause 9.5 of the Facility Agreement]*.

1.5	This fee letter is entered into in connection with the [Cash Advance Facility][Trade Facilities][Bank Guarantee and Standby Letter of Credit Facility]*.

2.	[Margin under [Cash Advance Facility][Trade Facilities]*] *

[Include details of any changes to the Margin payable in connection with the Facility Agreement]

3.	[Fees]

[Include details of any changes to the fees payable in connection with the Facility Agreement]

4.	Change in the Margin and/or Fees

Any change in the Margin or fees set out above will apply with effect from the date specified in clause 9.5 of the Facility Agreement.

*	delete as appropriate
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     139

5.	Confidentiality

This fee letter must not be disclosed by Sims to any entity or person except as may be required by law or to Sims’ employees and legal and financial advisers who have a need to know the information and who are made aware of and agree to be bound by the confidentiality obligation under this paragraph.

6.	Counterparts

This fee letter may be signed in any number of counterparts, each of which shall be an original and which shall be taken together to constitute one agreement.

7.	Governing Law

This fee letter shall be governed by, and construed in accordance with, the laws of New South Wales.
Please confirm your agreement to the above by signing, dating and returning to us the enclosed copy of this fee letter.
Yours faithfully
[insert execution clause for the Financiers (as applicable)]
To: [insert name of each Financier]
We hereby confirm and agree to the terms of this fee letter as set out above.

for and on behalf of Sims Metal Management Limited ACN 114 838 630
Name:
Capacity:
Date:
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     140

Executed as a deed.
[*] Confidential Treatment Requested
Amended and Restated Multi Option Facility Agreement     141